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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

UNITED STATES CELLULAR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

April 7, 2014

Dear Fellow Shareholders:

        You are cordially invited to attend the 2014 annual meeting of shareholders ("2014 Annual Meeting") of United States Cellular Corporation ("U.S. Cellular") on Tuesday, May 20, 2014, at 8:30 a.m., Chicago time, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois. At the meeting, we will report on the accomplishments and plans of U.S. Cellular.

        The Notice of 2014 Annual Meeting of Shareholders and 2014 Proxy Statement ("2014 Proxy Statement") of our board of directors is attached. Also enclosed is our 2013 Annual Report to shareholders ("2013 Annual Report"). At the 2014 Annual Meeting, shareholders are being asked to take the following actions:

  1.
  Elect three Class III directors nominated by our board of directors and named in the attached 2014 Proxy Statement.

  2.
  Ratify the selection of independent registered public accountants for the current fiscal year.

  3.
  Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2014 Proxy Statement (commonly known as "Say-on-Pay").

        Your board of directors unanimously recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, and "FOR" the Say-on-Pay proposal.

Considerations relating to the Say-on-Pay Proposal

        U.S. Cellular operates in a highly competitive market, and needs to and has been able to attract and retain high-quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short-and long-term performance.

        Highlights of the U.S. Cellular compensation programs:

  •
  We have a Long-Term Incentive Compensation Committee, comprised solely of independent directors, that reviews and approves the long-term incentive compensation of executive officers.

  •
  Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of U.S. Cellular's parent company, Telephone and Data Systems, Inc. ("TDS"). Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, permits him to represent the interests of all shareholders of U.S. Cellular in his compensation decisions.

  •
  We designed our compensation programs to motivate executive officers to act in the long-term interests of U.S. Cellular.

  •
  Our executive officer compensation levels are based in part on competitive market compensation data supplied by our compensation consultant, Towers Watson.

  •
  A major compensation goal is to provide compensation and benefit programs that we believe are both competitive and fiscally responsible.

  •
  We provide few perquisites ("perks") to our officers.

  •
  We endeavor to conform with generally accepted compensation practices as defined by leading proxy advisory firms.

  •
  We believe our executive bonus program is appropriately balanced between company and individual performance.

  •
  The maximum amount of the bonus paid to officers related to company performance is 200% of the target opportunity allocated to company performance.

2013 Compensation

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured in such terms as revenues, adjusted income before income taxes and capital expenditures. Compensation decisions are made considering these performance measures, as well as all other appropriate facts and circumstances, including factors such as customer growth and employee engagement.

        Our executive officers' 2013 compensation was comprised of a mix of base salary, annual cash bonuses and equity-based, long-term incentive awards.

  •
  When setting 2013 base salaries, we considered the competitive market compensation data supplied by our compensation consultant, the executive officers' personal accomplishments and their overall contribution to the success of the organization. Please refer to a description of each named executive officer's base salary in the attached 2014 Proxy Statement under "Compensation Discussion and Analysis—Annual Cash Compensation—Base Salary".

  •
  Bonus awards for 2013 performance paid in 2014 were based on company performance (60%), the Chairman's assessment of strategic initiatives (10%) and individual performance (30%). For 2013, we determined that the company achieved 90.7% of its weighted performance targets for company performance, resulting in a payout of 67.5% of target for this factor. Please refer to a description of U.S. Cellular's 2013 performance in the attached 2014 Proxy Statement under "Compensation Discussion and Analysis—Company Performance" and a description of each named executive officer's bonus in the attached 2014 Proxy Statement under "Compensation Discussion and Analysis—Annual Cash Compensation—Bonus".

  •
  Long-term equity compensation awards to executive officers in 2013 were based, in part, on the company's achievement of 82% of the target company performance for 2012 and the individual performance of each executive officer in 2012. Stock options, restricted stock units and bonus match units generally vest over several years, thereby tying long-term executive compensation to increases in shareholder value over the same period. Please refer to a description of each named executive officer's 2013 long-term equity compensation awards in the attached 2014 Proxy Statement under "Compensation Discussion and Analysis—Long-Term Equity Compensation".

Changes to Compensation Policies

        During 2013, certain changes were made to enhance the executive bonus program. For 2013, 60% of the bonus opportunity was based on quantitative company performance, 10% was based on the Chairman's assessment of strategic initiatives, and 30% was based on individual performance. In addition, for 2013 bonuses, company performance was based on performance metrics that differed from those used in prior years and are believed to be simpler and preferable. For more information on these changes in comparison to prior years, please refer to the attached 2014 Proxy Statement under "Compensation Discussion and Analysis—Changes to Compensation Policies."

Corporate Governance

        U.S. Cellular endeavors to follow good corporate governance practices and other best practices. For instance, U.S. Cellular has established a Long-Term Incentive Compensation Committee with authority over long-term incentive compensation, even though it is not required to do so under law, Securities and Exchange Commission regulations or New York Stock Exchange listing requirements because it is controlled by TDS. Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS, the majority and largest shareholder of U.S. Cellular. Mr. Carlson's position with TDS permits him to represent the interests of all shareholders of U.S. Cellular in his compensation decisions. U.S. Cellular, and TDS in its capacity as U.S. Cellular's parent and controlling shareholder, are committed to good corporate governance. U.S. Cellular's and TDS' commitment to good corporate governance has been recognized by Forbes, which has published a list of the Most Trustworthy companies since 2007. U.S. Cellular was one of only

100 companies named Most Trustworthy in 2014. In addition, TDS was one of only 100 companies to be named Most Trustworthy in the following years: 2012, 2010 and 2009. Forbes used Governance Metrics International (or its predecessor Audit Integrity) to analyze more than 8,000 companies before selecting the top 100. Additional information relating to U.S. Cellular's good corporate governance practices and other best practices is set forth in the Compensation Discussion and Analysis in the attached 2014 Proxy Statement.

        We encourage you to read the Compensation Discussion and Analysis in the attached 2014 Proxy Statement for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2013 compensation of our named executive officers. We also encourage you to read the rest of the 2014 Proxy Statement and the 2013 Annual Report.

        Our board of directors and members of our management team will be at the 2014 Annual Meeting to meet with you and discuss our record of achievement and plans for the future. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting. We look forward to visiting with you at the 2014 Annual Meeting.

Very truly yours,

LeRoy T. Carlson, Jr. Chairman	Kenneth R. Meyers President and Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS AND 2014 PROXY STATEMENT

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

        We will hold the 2014 annual meeting of the shareholders ("2014 Annual Meeting") of United States Cellular Corporation ("U.S. Cellular"), a Delaware corporation, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois, on Tuesday, May 20, 2014, at 8:30 a.m., Chicago time. At the meeting, we are asking shareholders to take the following actions:

  1.
  To elect three Class III members of the board of directors nominated by your board of directors and named in this Proxy Statement. Your board of directors unanimously recommends that you vote FOR its nominees for election as Class III directors.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2014. Your board of directors unanimously recommends that you vote FOR this proposal.

  3.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay"). Your board of directors unanimously recommends that you vote FOR the Say-on-Pay proposal.

  4.
  To transact such other business as may properly come before the meeting or any postponement, adjournment or recess thereof.

        We have fixed the close of business on March 24, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2014 Annual Meeting or any postponement, adjournment or recess thereof.

        We are first sending this Notice of 2014 Annual Meeting of Shareholders and 2014 Proxy Statement ("2014 Proxy Statement"), together with our 2013 Annual Report to shareholders ("2013 Annual Report"), on or about April 7, 2014 to shareholders who are receiving a paper copy of the proxy materials. We made arrangements to commence mailing a Notice of Internet Availability of Proxy Materials on or about April 7, 2014 to other shareholders as discussed below.

 IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 20, 2014

        The following information about the Internet availability of proxy materials is being provided under rules of the Securities and Exchange Commission ("SEC"):

        Effective April 7, 2014, the following documents are available at www.uscellular.com under About Us—Investor Relations—Proxy Vote, or at investors.uscellular.com/proxyvote:

  1.
  2014 Proxy Statement

  2.
  2013 Annual Report

  3.
  Form of Proxy Card

  4.
  Notice of Internet Availability of Proxy Materials

        Under SEC rules, proxy materials are being furnished to many of our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. Beginning April 7, 2014, U.S. Cellular made arrangements to commence sending certain shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy materials, including our 2014 Proxy Statement and 2013 Annual Report. The Notice also instructs shareholders on how to vote through the Internet.

        This process is designed to reduce the environmental impact associated with our annual meeting and help conserve resources. However, if a shareholder prefers to receive printed proxy materials at no additional cost, on a one-time or ongoing basis, instructions for doing so are included in the Notice or at investors.uscellular.com/proxyvote.

        If you have previously elected to receive our proxy materials electronically or in paper format, you will continue to receive these materials in accordance with your election until you elect otherwise.

        We encourage you to formally consent to receive all proxy materials electronically in the future. If you wish to receive these materials electronically next year, please follow the instructions at investors.uscellular.com/proxyvote.

        If you received a Notice, any control/identification numbers that you need to access the proxy materials and vote are set forth on your Notice.

        If you received printed materials, any control/identification numbers that you need to vote are set forth on your proxy card if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

        The location where the 2014 Annual Meeting will be held is the Renaissance Chicago O'Hare Suites Hotel. This hotel is located in Chicago, Illinois at 8500 W. Bryn Mawr Avenue, just south of Interstate 90 and approximately one block west of Cumberland Avenue.

v

UNITED STATES CELLULAR CORPORATION

2014 PROXY STATEMENT

SUMMARY

        The following is a summary of the actions being taken at the 2014 Annual Meeting and does not include all of the information that may be important to you. You should carefully read this entire 2014 Proxy Statement and not rely solely on the following summary.

Proposal 1—Election of Directors

        The holders of Common Shares are entitled to elect one director at the 2014 Annual Meeting. Your board of directors has nominated the following person for election as a Class III director by the holders of Common Shares: J. Samuel Crowley (an incumbent Class III director).

        TDS, as the sole holder of Series A Common Shares, is entitled to elect two directors at the 2014 Annual Meeting. Your board of directors has nominated the following persons for election as Class III directors by the holder of Series A Common Shares: LeRoy T. Carlson, Jr. and Walter C.D. Carlson (incumbent Class III directors).

        Your board of directors unanimously recommends that you vote "FOR" the above nominees.

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2014

        As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Advisory Vote on Executive Compensation or "Say-on-Pay"

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), at the 2014 Annual Meeting, shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2013 as disclosed in this 2014 Proxy Statement.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

VOTING INFORMATION

What is the record date for the meeting?

        The close of business on March 24, 2014 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2014 Annual Meeting or any postponement, adjournment or recess thereof.

        A complete list of shareholders entitled to vote at the 2014 Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the 2014 Annual Meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes or series of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares; and

  •
  Series A Common Shares.

        The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "USM."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        On the record date, U.S. Cellular had outstanding 51,206,785 Common Shares, par value $1.00 per share (excluding 3,861,216 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of the record date, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

        Telephone and Data Systems, Inc., a Delaware corporation (NYSE: TDS), which we refer to as "TDS", is the sole holder of Series A Common Shares and holds 37,782,826 Common Shares, representing approximately 73.8% of the outstanding Common Shares. By reason of such holdings, TDS has the voting power to elect all of the directors of U.S. Cellular and has approximately 96.5% of the voting power with respect to matters other than the election of directors. The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust") controls TDS.

What is the voting power of the outstanding shares in the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Total Number of Directors Elected by Class or Series	Number of Incumbent Directors Standing for Election at 2014 Annual Meeting
Series A Common Shares	33,005,877	10	330,058,770	7	2
Common Shares	51,206,785	1	51,206,785	3	1

Total	N/A	N/A	N/A	10	3

        TDS, as the sole holder of Series A Common Shares, is entitled to elect two of the three directors whose terms expire at the 2014 Annual Meeting. The holders of Common Shares are entitled to elect one director at the 2014 Annual Meeting.

What is the voting power of the outstanding shares in matters other than the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in matters other than the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	86.6%
Common Shares	51,206,785	1	51,206,785	13.4%

Total	N/A	N/A	381,265,555	100.0%

How may shareholders vote in the election of directors in Proposal 1?

        Holders of Common Shares may, with respect to the election of the one Class III director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee.

        TDS, as the sole holder of Series A Common Shares may, with respect to the election of the two Class III directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees.

        Your board of directors unanimously recommends a vote FOR its nominees.

How may shareholders vote with respect to the ratification of independent registered public accounting firm in Proposal 2?

        Shareholders may, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to the Say-on-Pay proposal in Proposal 3?

        Shareholders may, with respect to the Say-on-Pay proposal:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How does TDS intend to vote?

        TDS is the sole holder of Series A Common Shares and on the record date held 33,005,877 Series A Common Shares. By reason of such holding, TDS has the voting power to elect all of the directors to be elected by the Series A Common Shares. TDS also held 37,782,826 Common Shares on the record date, representing approximately 73.8% of the Common Shares. By reason of such holding, TDS has approximately 73.8% of the voting power with respect to the election of the director to be elected by the holders of Common Shares. By reason of the foregoing holdings, TDS also has approximately 96.5% of the voting power with respect to matters other than the election of directors.

        TDS has advised us that it intends to vote:

  •
  FOR the board of directors' nominees for election by the holder of Series A Common Shares and the board of directors' nominee for election by the holders of Common Shares,

  •
  FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014, and

  •
  FOR the Say-on-Pay proposal.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of one Class III director, the ratification of independent registered public accountants, and the Say-on-Pay proposal. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842-3170, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the 2014 Annual Meeting.

How will proxies be voted?

        All properly voted and unrevoked proxies received in the enclosed form in time for the 2014 Annual Meeting will be voted in the manner directed.

        If no direction is made, a proxy by a shareholder will be voted FOR the election of the named director nominee to serve as a Class III director in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such "non-votes" will not be considered present and entitled to vote on such matter. However, the shares represented by such a proxy may be considered present and entitled to vote on other matters and will count for the purpose of determining the presence of a quorum.

        Proxies given pursuant to this solicitation may be revoked at any time prior to the voting of the shares at the 2014 Annual Meeting by written notice to the Secretary of U.S. Cellular, by submitting a later dated proxy or by attendance and voting in person at the 2014 Annual Meeting.

        The board of directors has no knowledge of any other proposals that may be properly presented at the 2014 Annual Meeting and no other proposals were received by U.S. Cellular by the date specified by the advance notice provision in U.S. Cellular's Bylaws. Accordingly, as permitted by SEC rules, the proxy solicited by the board of directors for the 2014 Annual Meeting confers discretionary authority to the proxies named therein to vote on any matter that may properly come before such meeting or any adjournment, postponement or recess thereof, in addition to the foregoing proposals, to the extent permitted by applicable law and regulation.

How will my shares be voted if I own shares through a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give specific instructions to the broker or have standing instructions on file with the broker, under Rule 452 of the NYSE, depending on the timing of certain actions, the broker may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as non-votes). In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depend on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. In general, the ratification of auditors is a discretionary item. On the other hand, matters such as the election of directors (whether contested or not), votes on Say-on-Pay, the approval of an equity compensation plan, and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as non-votes and will not be voted on such matters. Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction card with this 2014 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your voting instruction card to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

        A majority of the voting power of shares of capital stock in matters other than the election of directors and entitled to vote, represented in person or by proxy, will constitute a quorum to permit the 2014 Annual Meeting to proceed. Withheld votes and abstentions of shares entitled to vote and non-votes will be treated as present in person or represented by proxy for purposes of establishing a quorum for the meeting. If such a quorum is present or represented by proxy, the meeting can proceed. If the shares beneficially owned by TDS are present in person or represented by proxy at the 2014 Annual Meeting, such shares will constitute a quorum at the 2014 Annual Meeting to permit the meeting to proceed. In addition, where a separate vote by a class or group is required with respect to a proposal, a quorum is also required with respect to such proposal for the vote to proceed with respect to such proposal.

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or voting group, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. Withheld votes by shares entitled to vote with respect to a director and non-votes with respect to such director will be treated as present in person or represented by proxy for the purpose of establishing a quorum for the election of such director. If the shares beneficially owned by TDS are present in person or represented by proxy at the 2014 Annual Meeting, such shares will constitute a quorum at the 2014 Annual Meeting with respect to the two directors to be elected by the Series A Common Shares and with respect to the one director to be elected by the Common Shares.

        The holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to the other proposals, present in person or represented by proxy, will constitute a quorum at the 2014 Annual Meeting in connection with such other proposals. Abstentions from voting on such proposals by shares entitled to vote on such proposals and non-votes with respect to such proposals will be treated as present in person or represented by proxy for the purpose of establishing a quorum for such proposals. If the shares beneficially owned by TDS are present in person or represented by proxy at the 2014 Annual Meeting, such shares will constitute a quorum at the 2014 Annual Meeting in connection with such proposals.

        Even if a quorum is present, the holders of a majority of the voting stock represented in person or by proxy may adjourn the 2014 Annual Meeting. Because it holds a majority of the voting power of all classes of stock, TDS has the voting power to approve an adjournment. U.S. Cellular does not currently have any expectation that the 2014 Annual Meeting would be adjourned for any reason. However, if there is a proposal to adjourn the 2014 Annual Meeting by a vote of the shareholders, the persons named in the enclosed proxy will have discretionary authority to vote with respect to such adjournment.

What vote is required for the election of directors in Proposal 1?

        The holders of Common Shares will vote separately with respect to the election of one Class III director. TDS as the sole holder of Series A Common Shares will vote separately with respect to the election of two Class III directors.

        Directors will be elected by a plurality of the votes cast in the election of directors by the class of shareholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.

        Accordingly, if a quorum of such shares is present at the 2014 Annual Meeting, the person receiving a plurality of the votes cast by holders of such shares entitled to vote with respect to the election of such director will be elected to serve as a director. Withheld votes and non-votes with respect to the election of directors will not be counted as votes cast for the purpose of determining if a director has received a plurality of the votes.

        In the election of directors by holders of Common Shares, each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name. In the election of directors by the holder of Series A Common Shares, TDS is entitled to ten votes for each Series A Common Share held in its name.

What vote is required with respect to Proposals 2 and 3?

        The holders of Common Shares and Series A Common Shares will vote together as a single group with respect to Proposals 2 and 3. Each holder of Common Shares is entitled to one vote for each Common Share held in such holder's name. TDS as the sole holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in its name.

        If a quorum is present at the 2014 Annual Meeting, Proposals 2 and 3 will require the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the 2014 Annual Meeting. An abstention from voting on such proposal will not be an affirmative vote and, as a result, will effectively be treated as a vote against such proposal. Although non-votes may be included for the purpose of determining a quorum, they will not be treated as entitled to vote on Proposals 2 and 3 at the 2014 Annual Meeting and, therefore, will not be included in the calculation of whether these proposals have received the requisite vote.

PROPOSAL 1
ELECTION OF DIRECTORS

        The nominees for election as Class III directors are identified in the table below. Each of the nominees has consented to be named in the 2014 Proxy Statement and to serve if elected. In the event any such nominee fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee if one is designated by the board of directors. The age of the following persons is as of the date of this 2014 Proxy Statement.

        The following identifies the current directors, their classes and their existing terms:

	Class III	Class I	Class II	Total
Current Term Expires	2014	2015	2016
Elected by Common Shares	J. Samuel Crowley	Harry J. Harczak, Jr.	Paul-Henri Denuit
Elected by Series A Common Shares	LeRoy T. Carlson, Jr. Walter C.D. Carlson	Gregory P. Josefowicz Cecelia D. Stewart	James Barr III Ronald E. Daly Kenneth R. Meyers
Number of current directors:
Elected by Common Shares	1	1	1	3
Elected by Series A Common Shares	2	2	3	7

Total	3	3	4	10

Nominees

        The following persons, if elected at the 2014 Annual Meeting, will serve as Class III directors until the 2017 Annual Meeting, or until their successors are elected and qualified:

Class III Directors—Terms Scheduled to Expire in 2014

        The following persons are incumbent Class III directors whose terms expire at the 2014 Annual Meeting:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
J. Samuel Crowley	63	Director of U.S. Cellular, Private Investor and former executive at Gold's Gym International, Inc., Michaels Stores, Inc. and CompUSA, Inc.	1998

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	67	Chairman and Director of U.S. Cellular and President and Chief Executive Officer of TDS	1984
Walter C.D. Carlson	60	Director of U.S. Cellular, non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1989

        Your board of directors unanimously recommends a vote "FOR" the above nominees.

        The following additional information is provided in connection with the election of directors:

Other Directors

Class I Directors—Terms Scheduled to Expire in 2015

        The following persons are incumbent Class I directors whose terms expire at the 2015 Annual Meeting:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Harry J. Harczak, Jr.	57	Director of U.S. Cellular, Private Investor, Managing Director of Sawdust Capital, LLC and former Executive Vice President at CDW Corporation	2003

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Gregory P. Josefowicz	61	Director of U.S. Cellular, Private Investor and retired Chairman, Chief Executive Officer and President of Borders Group, Inc.	2009
Cecelia D. Stewart	55	Director of U.S. Cellular, and President of U.S. Consumer and Commercial Banking of Citigroup Inc. (retiring on April 25, 2014)	March 2013

Class II Directors—Terms Scheduled to Expire in 2016

        The following persons are incumbent Class II directors whose terms expire at the 2016 Annual Meeting:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Paul-Henri Denuit	79	Director of U.S. Cellular, Private Investor and retired Chief Executive Officer, Managing Director and Chairman of S.A. Coditel	1988

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
James Barr III	74	Director of U.S. Cellular, Private Investor and retired President and Chief Executive Officer of TDS Telecommunications Corporation	2009
Ronald E. Daly	67	Director of U.S. Cellular, Private Investor, former President and Chief Executive Officer of Océ-USA Holding, Inc. and former President of the Printing Solutions division of R.R. Donnelley, Inc.	2004
Kenneth R. Meyers	60	Director and President and Chief Executive Officer of U.S. Cellular	1999

Background of Board of Directors' Nominees and Continuing Directors

        The following briefly describes the business experience during at least the past five years of each of the nominees and of the directors whose terms will continue after the 2014 Annual Meeting, including each person's principal occupation(s) and employment during at least the past five years; the name and principal business of any corporation or other organization in which such occupation(s) and employment were carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of U.S. Cellular. The following also indicates any other directorships held, including any other directorships held during at least the past five years, by each nominee and each continuing director, in any SEC registered company or any investment company, and the identity of such company.

        In addition, the following also briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of U.S. Cellular, in light of U.S. Cellular's business and structure, including information about the person's particular areas of expertise or other relevant qualifications. As discussed below under "Director Nomination Process", the U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular. Also, as discussed below under "Director Nomination Process", U.S. Cellular believes that it is desirable for directors to have diverse backgrounds, experience, skills and other characteristics. In addition, the conclusion of which persons should serve as directors of U.S. Cellular is based in part on the fact that U.S. Cellular is a controlled company with a capital structure in which different classes of stock vote for different directorships. In particular, as discussed under "Director Nomination Process", because TDS owns 100% of the Series A Common Shares, nominations of directors for election by the holder of the Series A Common Shares are based on the recommendation of TDS. In addition, the board of directors may consider the recommendations of large shareholders, including TDS, in nominating persons for election as directors by the holders of Common Shares.

Class III Directors

        J. Samuel Crowley.    J. Samuel Crowley was last elected as a Class III director by the holders of Common Shares at the 2011 annual meeting. The following provides information on the background of Mr. Crowley, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular:

        J. Samuel Crowley has significant experience with U.S. Cellular and the wireless industry as a director of U.S. Cellular since 1998. Also, he has been a member and chairperson of the U.S. Cellular Audit Committee since 2001 and a member of the U.S. Cellular Long-Term Incentive Compensation Committee since 2001.

        Mr. Crowley is currently a private investor.

        Between 2005 and 2007, Mr. Crowley was the chief operating officer of Gold's Gym International, Inc., a private company which operates fitness facilities.

        Between 2002 and 2003, Mr. Crowley was senior vice president—new ventures, at Michaels Stores, Inc., a national specialty retail company (formerly NYSE: MIK).

        Between 2000 and 2002, he was a business strategy consultant with Insider Marketing, a high tech marketing consulting firm.

        Prior to that, Mr. Crowley was employed for more than five years by CompUSA, Inc. which, before it was acquired, was a national retailer and reseller of personal computers and had been listed on the NYSE (formerly NYSE: CPU). Mr. Crowley was part of the team that founded CompUSA and took the company public on the NYSE in 1992. He served in several roles as vice president and then was named executive vice president of operations in 1995, a position that he held until the company was acquired in 2000.

        In 2010 and 2011, Mr. Crowley was a director of Vois, Inc., a public (over-the-counter: VOIS.PK) development-stage company that is focused on the development and marketing of an Internet social networking site.

        Mr. Crowley has an MBA from the University of Texas at Dallas.

        Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of having been the chief operating officer of Gold's Gym International Inc., a senior vice president at Michaels Stores, Inc. and a vice president and the executive vice president of operations at CompUSA, Inc. In addition, Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular since 1998 and as a result of his service as the chairperson of the U.S. Cellular Audit Committee since 2001.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr. was last elected as a Class III director by the holder of Series A Common Shares at the 2011 annual meeting. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        LeRoy T. Carlson, Jr. has extensive experience with U.S. Cellular and the wireless industry as a director of U.S. Cellular since the time that U.S. Cellular was founded in 1984. He has also been a member of the U.S. Cellular Pricing Committee for many years.

        LeRoy T. Carlson, Jr. has been the Chairman (an executive officer) of U.S. Cellular since 1989.

        LeRoy T. Carlson, Jr. is also TDS' President and Chief Executive Officer (an executive officer of TDS). He has been TDS' President since 1981 and its Chief Executive Officer since 1986.

        Mr. Carlson has also served on the board of directors of TDS since the time that TDS was founded in 1968.

        He has been a director of TDS Telecommunications Corporation ("TDS Telecom"), a wholly-owned subsidiary of TDS, which operates TDS' Wireline, Hosted and Managed Services (HMS) and Cable segments, since 1988 and the Chairman (an executive officer) of TDS Telecom since 1990.

        Mr. Carlson was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly NASDAQ: AERL), which developed and operated wireless personal communications services, and American Paging, Inc. (formerly AMEX: APP), which operated wireless paging services.

        Mr. Carlson has an MBA from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director and President and Chief Executive Officer of TDS, as a director and Chairman of U.S. Cellular and as a director and Chairman of TDS Telecom. As the senior executive officer of U.S. Cellular and of its parent, TDS, the board of directors considers it essential that Mr. Carlson serve on the U.S. Cellular board. Also, because he is a director and officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        LeRoy T. Carlson, Jr. is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

        Walter C.D. Carlson.    Walter C.D. Carlson was last elected as a Class III director by the holder of Series A Common Shares at the 2011 annual meeting. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Walter C.D. Carlson has extensive experience with U.S. Cellular and the wireless industry as a director of U.S. Cellular since 1989.

        Walter C.D. Carlson has been a partner of the law firm of Sidley Austin LLP for more than 25 years and is a member of its executive committee. Mr. Carlson is an experienced litigator, and has represented clients in a variety of types of specialized and general commercial litigation. Mr. Carlson is the head of the Financial and Securities Litigation group in the Chicago office of Sidley Austin LLP. The law firm of Sidley Austin LLP provides legal services to U.S. Cellular, TDS and their subsidiaries on a regular basis. See "Certain Relationships and Related Transactions" below. Mr. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries.

        Mr. Carlson has served on the board of directors of TDS since 1981 and has been TDS' non-executive Chairman of the Board since 2002.

        Mr. Carlson was previously a director of former TDS subsidiary Aerial Communications, Inc. (formerly NASDAQ: AERL), which developed and operated wireless personal communications services.

        Mr. Carlson has a J.D. from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular and TDS, and as Chairman of the Board of TDS. He also has substantial experience, expertise and qualifications as a result of having represented many corporate clients as a lawyer. Also, because he is a director of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        Walter C.D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

Class I Directors

        Harry J. Harczak, Jr.    Harry J. Harczak, Jr. was last elected as a Class I director by the holders of Common Shares at the 2012 annual meeting. The following provides information on the background of Mr. Harczak, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Harry J. Harczak, Jr. has significant experience with U.S. Cellular and the wireless industry as a director of U.S. Cellular since 2003. He also has been a member of and has served as an "audit committee financial expert" on U.S. Cellular's Audit Committee since 2003.

        Mr. Harczak is a private investor and has been a managing director of Sawdust Capital, LLC, a privately-owned investment management company, since 2008.

        Mr. Harczak was an officer of CDW Corporation, a provider of technology products and services, between 1994 and 2007, where he was successively the chief financial officer and the executive vice president of sales, marketing and business development. During that period, CDW was publicly-traded and listed on the NASDAQ under the symbol: CDWC. CDW became privately-held in 2007 and in 2013 resumed public-trading on the NASDAQ under the symbol: CDW.

        Prior to that, Mr. Harczak was a partner at PricewaterhouseCoopers LLP, an international public accounting firm and, prior to that, was employed by PricewaterhouseCoopers LLP in managing and senior-level auditing capacities.

        Mr. Harczak is a director and member of the audit committee and governance and nominating committee of Tech Data Corporation (NASDAQ: TECD), a distributor of technology products from information technology hardware and software producers.

        Mr. Harczak is also a board member of several private and non-profit entities.

        Mr. Harczak is a Certified Public Accountant (inactive).

        Mr. Harczak has an undergraduate degree in accounting from DePaul University and an MBA from the University of Chicago.

        Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in finance, sales, operations and management as a result of his prior positions at CDW Corporation. In addition, Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular for many years. In addition, Mr. Harczak has substantial experience, expertise and qualifications in accounting and auditing as a Certified Public Accountant, as a former chief financial officer of CDW Corporation and as a former partner and employee of PricewaterhouseCoopers LLP. As a result, he has been designated as an audit committee financial expert on U.S. Cellular's Audit Committee.

        Gregory P. Josefowicz.    Gregory P. Josefowicz was last elected as a Class I director by the holder of Series A Common Shares at the 2012 annual meeting. The following provides information on the background of Mr. Josefowicz, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Gregory P. Josefowicz has significant experience with U.S. Cellular and the wireless industry, having served as a director of U.S. Cellular since 2009 and a member of its Audit Committee since 2009. Mr. Josefowicz was a director of TDS between 2007 and 2009.

        Gregory P. Josefowicz is currently a private investor. He previously served as a non-exclusive, senior level consultant to Borders Group, Inc. (NYSE: BGP), a global retailer of books, music and movies, between 2006 and 2008.

        From 1999 until his retirement in 2006, Mr. Josefowicz served as a director and president and chief executive officer, and was named chairman of the board in 2002, of Borders Group which, at the time, had over 14,000 employees worldwide.

        Prior to that, he was chief executive officer of the Jewel-Osco division of American Stores Company, which operated food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson's Inc., a national retail food-drug chain. At that time, Mr. Josefowicz became president of Albertson's Midwest region. Mr. Josefowicz joined Jewel in 1974, and was elected senior vice president of marketing and advertising in 1993.

        In March 2012, Mr. Josefowicz was appointed as a director of Roundy's, Inc. (NYSE: RNDY), a leading grocer in the Midwest. He is a member and chairperson of its nominating and corporate governance committee, and a member of its audit committee and of its compensation committee.

        Mr. Josefowicz has been a member of the board of directors of True Value Company, a retailer-owned cooperative that operates hardware stores, since 2010.

        Mr. Josefowicz was a member of the board of directors of Tops Holding Corporation, the parent of Tops Markets, LLC, which operates and franchises supermarkets, between 2008 and 2013. As a result of its registration with the SEC of 10.125% senior secured notes due 2015, Tops Holding Corporation files periodic reports with the SEC.

        Mr. Josefowicz has been the non-executive chairman of the board of directors of PetSmart, Inc. (NASDAQ: PETM), a leading pet supply and services retailer, since June 2013. He was previously the "lead director" of PetSmart and has been a member of its board of directors since 2004. He is a member and the chairperson of its nomination and governance committee and a member of its compensation committee.

        Mr. Josefowicz was formerly a director of Winn-Dixie Stores, Inc. (NASDAQ: WINN), one of the nation's largest food retailers, between 2006 and March 2012. He was also a member and an "audit committee financial expert" of its audit committee and the "lead director" of Winn-Dixie Stores.

        Mr. Josefowicz was formerly a director of Ryerson Inc. (formerly NYSE: RYI), a leading distributor and processor of metals in North America, between 1999 and 2006, when it was acquired by Rhombus

Holding Corp. Mr. Josefowicz had been a member and the chairperson of the audit committee of Ryerson.

        Mr. Josefowicz also was formerly a director of Spartan Stores (NASDAQ: SPTN), a U.S. grocery distributor, between 2001 and 2005. Mr. Josefowicz had been a member of the compensation committee of Spartan Stores.

        Mr. Josefowicz had been a director of TDS between 2007 and 2009.

        As a result of the settlement of a proxy contest by TDS in 2009, Mr. Josefowicz ceased to be a director of TDS at its 2009 Annual Meeting. However, because TDS believed that Mr. Josefowicz was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Josefowicz to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Josefowicz, the U.S. Cellular board of directors nominated him for election as a director at the 2009 Annual Meeting and Mr. Josefowicz has been a director since that annual meeting.

        Mr. Josefowicz has an MBA from Northwestern University's J.L. Kellogg Graduate School of Management.

        Mr. Josefowicz brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in retail marketing and management. He has over 20 years of management experience, including senior management experience leading large retail organizations. Because of the retail nature of the U.S. Cellular business, the U.S. Cellular board believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing and management of retail businesses.

        Cecelia D. Stewart.    Cecelia D. Stewart was appointed as a Class I director by the consent of the holder of Series A Common Shares on March 6, 2013. The following provides information on the background of Ms. Stewart, including the specific factors that led to the conclusion that she should serve as a director of U.S. Cellular.

        Cecelia D. Stewart was appointed as a director following a search of candidates by an executive search firm, to fill the vacancy created on the board of directors by the retirement of LeRoy T. Carlson in 2012.

        Cecelia D. Stewart has been the President of U.S. Consumer and Commercial Banking of Citigroup Inc. (NYSE: C), a global bank which provides a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management, since 2011. She is retiring from this position on April 25, 2014.

        Prior to that, Ms. Stewart was the president of the retail banking group and chief executive officer of the private bank division of Morgan Stanley (NYSE: MS), a global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services, between 2009 and 2011.

        Prior to that, Ms. Stewart served as executive vice president and head of retail and small business banking at Wachovia Corporation, which at the time was a publicly-held diversified financial services company (formerly NYSE: WB), from 2003 to 2008. Prior to that, she had been employed by Wachovia Corporation since 1978 in a variety of regional banking positions.

        Ms. Stewart attended the University of South Carolina and graduated from Winthrop University's Executive Master of Business Administration program with honors in 1993.

        Ms. Stewart is on the Foundation Board for Winthrop University and was also previously on the board of directors and the prior Chair of the Consumer Bankers Association.

        Citigroup provides financial and related services on a regular basis to U.S. Cellular and/or its affiliates, including TDS. Citigroup is one of the lenders under the U.S. Cellular and TDS revolving credit agreements. The amount of Citigroup's commitment to U.S. Cellular and/or TDS under the revolving credit agreements is far less than 1% of Citigroup's total consolidated liabilities. Neither U.S. Cellular nor

TDS have as of the date of this 2014 Proxy Statement, or had at any time during 2013, any outstanding borrowings under these revolving credit agreements. In 2013, U.S. Cellular incurred fees of approximately $0.1 million and TDS incurred additional fees of approximately $0.1 million for services from Citigroup, and a similar or greater amount of fees is possible in 2014. The amounts incurred in 2013 were far less than 1% of Citigroup's consolidated gross revenues. All transactions with Citigroup were made in the ordinary course of business, at arms-length, and at prices and on terms customarily available. Ms. Stewart is not identified as an executive officer in Citigroup's Annual Report on Form 10-K for the year ended December 31, 2013 and, further, Ms. Stewart had no involvement in, nor received any personal benefit from, Citigroup's transactions with U.S. Cellular and/or TDS. Considering the foregoing, the U.S. Cellular board of directors determined that Ms. Stewart does not have any material direct or indirect relationships with U.S. Cellular or its affiliates unrelated to her service on the U.S. Cellular board of directors and is independent under NYSE listing standards. Even though the foregoing interests are not considered to be direct or indirect material interests to Ms. Stewart, they are disclosed voluntarily for purposes of full disclosure.

        Ms. Stewart brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications as a member of management of large, public companies and in financial services as a result of having been the President of U.S. Consumer and Commercial Banking of Citigroup, the president of the retail banking group and chief executive officer of the private bank division of Morgan Stanley and an executive vice president and head of retail and small business banking at Wachovia Corporation. Further, Ms. Stewart's background and attributes bring diversity to the board.

Class II Directors

        Paul-Henri Denuit.    Paul-Henri Denuit was last elected as a Class II director by the holders of Common Shares at the 2013 annual meeting. The following provides information on the background of Mr. Denuit, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Paul-Henri Denuit has extensive experience with U.S. Cellular and the wireless industry as a director of U.S. Cellular since 1988, before U.S. Cellular became a public company. He has also been a member of the U.S. Cellular Audit Committee and of the U.S. Cellular Long-Term Incentive Compensation Committee for many years. Mr. Denuit has been the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee since 1997.

        Mr. Denuit is currently a private investor.

        Prior to retiring in 2001, Mr. Denuit had been employed by S.A. Coditel for over 30 years in various capacities, including as chief executive officer, managing director and chairman of its board of directors. S.A. Coditel provides cable and television service in certain European countries. S.A. Coditel became a shareholder of U.S. Cellular before U.S. Cellular became a public company in 1988 and continued to be a principal shareholder of U.S. Cellular for several years after it became a public company.

        Mr. Denuit was originally appointed as a director of U.S. Cellular pursuant to the terms of a Common Stock Purchase Agreement dated April 24, 1987, between U.S. Cellular and S.A. Coditel. Although the terms of this agreement expired many years ago, the U.S. Cellular board of directors has continued to renominate Mr. Denuit as a director as a result of his background and the board's observations of his performance as a director.

        Mr. Denuit was also previously a member of the management team of Prime Cable, Inc., a privately-held U.S. corporation based in Austin, Texas that was involved in the operation of cable television systems in the United States.

        Mr. Denuit was also previously a director and member of the general management committee of S.A. Tractebel, a Belgian holding company with interests in electricity, gas, consulting, engineering, industrial services and communications. He was also previously a director of Société Française du Radiotéléphone (S.F.R.) S.A., a French wireless telephone operator, and Société Européenne des Satellites, S.A., a Luxembourg-based operator of direct-to-home (DTH) satellite television services.

        Mr. Denuit holds a degree in admiralty law and a doctorate of law from the Université Libre de Bruxelles.

        Mr. Denuit brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of his background as the chief executive officer, managing director and chairman of S.A. Coditel. He also brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular and as a result of his service as the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee since 1997. As a result of his experience with the cable and television industry in Europe, and because he is a foreign national, he also brings diversity of background to the U.S. Cellular board.

        James Barr III.    James Barr III was last elected as a Class II director by the holder of Series A Common Shares at the 2013 annual meeting. The following provides information on the background of Mr. Barr, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        James Barr III has extensive experience with U.S. Cellular and the wireless industry, having served as a director of U.S. Cellular since 2009, and as a director of TDS between 1990 and 2009.

        Mr. Barr is currently a private investor.

        James Barr III had been the President and Chief Executive Officer of TDS Telecom between 1990 when he joined TDS Telecom and his retirement from TDS Telecom in 2007. Mr. Barr stepped down as the President and Chief Executive Officer of TDS Telecom on January 1, 2007 and retired as an employee on March 24, 2007.

        After his retirement, Mr. Barr served as a consultant to TDS until March 23, 2009.

        As a result of the settlement of a proxy contest by TDS in 2009, James Barr III ceased to be a director of TDS at its 2009 Annual Meeting. However, because TDS believed that Mr. Barr was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Barr to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Barr, the U.S. Cellular board of directors nominated him for election as a director at the 2009 Annual Meeting and Mr. Barr has been a director since that annual meeting.

        Prior to his employment with TDS Telecom in 1990, Mr. Barr served as a Sales Vice President for American Telephone and Telegraph Company ("AT&T"), an international telecommunications company (NYSE: T), from 1985 through 1989.

        Mr. Barr was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly NASDAQ: AERL), which developed and operated wireless personal communications services, and American Paging, Inc. (formerly AMEX: APP), which operated wireless paging services.

        Mr. Barr has an undergraduate degree in Mechanical Engineering from Iowa State University and an MBA from the University of Chicago.

        Mr. Barr brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to the telecommunications industry as a result of his many years as a director of TDS and as President and Chief Executive Officer of TDS Telecom, and as an executive with AT&T. In addition, Mr. Barr's background in wireline telecommunications brings diversity of experience to the U.S. Cellular board in operating its wireless business.

        Ronald E. Daly.    Ronald E. Daly was last elected as a Class II director by the holder of Series A Common Shares at the 2013 annual meeting. The following provides information on the background of Mr. Daly, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Ronald E. Daly has significant experience with U.S. Cellular and the wireless industry, having served as a director of U.S. Cellular since 2004. He is also a member of the U.S. Cellular Long-Term Incentive Compensation Committee.

        Mr. Daly is currently a private investor.

        Mr. Daly was the president and chief executive officer of Océ-USA Holding, Inc. between 2002 and 2004. Océ-USA Holding is the North American operations of Netherlands based Océ-N.V., a publicly-held global supplier of high-technology, digital document management and delivery solutions.

        Prior to that, Mr. Daly worked for R.R. Donnelley, Inc. (NASDAQ: RRD), a global provider of printing and communications services, for 38 years, most recently as president of R.R. Donnelley Printing Solutions. His career at R.R. Donnelley included seven years as president of its telecom group, the customers of which included major telecommunications companies.

        Between 2003 and 2013, Mr. Daly served as a director of SuperValu, Inc. (NYSE: SVU), a major distributor, wholesaler and retailer in the food service industry. He also had served as a member of the compensation committee, governance committee and finance committee of SuperValu.

        Mr. Daly is a Trustee of Loyola University Chicago and served as an Adjunct Professor of Strategy and Leadership thereof between 2004 and 2010. During this period, he taught strategy for MBA students and also taught a course on the subject of guiding transformational change.

        Mr. Daly is also a member of the board of directors of AARP, Inc. and the AARP Foundation.

        Mr. Daly has an MBA from the Loyola University School of Business.

        Mr. Daly brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management as a result of having been the president and chief executive officer of Océ-USA Holding and president of R.R. Donnelley Printing Solutions. In addition, Mr. Daly has experience and knowledge with respect to the telecommunications industry as a result of his service as a director of U.S. Cellular since 2004 and his service as the president of the R.R. Donnelley telecom group for seven years. Further, his background and attributes bring diversity to the board.

        Kenneth R. Meyers.    Kenneth R. Meyers was last elected as a Class II director by the holder of Series A Common Shares at the 2013 annual meeting. The following provides information on the background of Mr. Meyers, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Kenneth R. Meyers has extensive experience with U.S. Cellular and the wireless industry, including as a director of U.S. Cellular since 1999. He has also been a member of the U.S. Cellular Pricing Committee for many years.

        Effective June 22, 2013, Kenneth R. Meyers was appointed President and Chief Executive Officer (an executive officer) of U.S. Cellular.

        Mr. Meyers has been a director of TDS since 2007. Mr. Meyers was Executive Vice President and Chief Financial Officer (an executive officer) of TDS between 2007 and July 19, 2013, and also had been Vice President and Assistant Treasurer (an executive officer) of U.S. Cellular between 2011 and June 22, 2013. He was Chief Accounting Officer (an executive officer) of U.S. Cellular and Chief Accounting Officer (an executive officer) of TDS Telecom between 2007 and 2011.

        Prior to that, he was the Executive Vice President—Finance, Chief Financial Officer and Treasurer (an executive officer) of U.S. Cellular since 1999 and Senior Vice President-Finance (Chief Financial Officer) and Treasurer of U.S. Cellular from 1997 to 1999. Prior to that, he was the Vice President-Finance (Chief Financial Officer) and Treasurer of U.S. Cellular for more than five years. Mr. Meyers had been employed by U.S. Cellular in accounting and financial capacities since 1987.

        Mr. Meyers is a Certified Public Accountant (inactive) and has an MBA from Northwestern University's J. L. Kellogg Graduate School of Management.

        Mr. Meyers has also been a director of TDS Telecom since 2007.

        Mr. Meyers brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular, TDS and TDS Telecom, as a result of his many years as Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular and his other prior positions at U.S. Cellular and as a result of having served as Executive Vice President and Chief Financial Officer of TDS. He also brings substantial experience, expertise and qualifications in management, finance and accounting as a result of such background. As the current President and Chief Executive Officer of U.S. Cellular, the board of directors considers it necessary that Mr. Meyers serve on the U.S. Cellular board to provide the board with his views on strategy and operations of U.S. Cellular.

Former Director

        Mary N. Dillon.    Mary N. Dillon was a director of U.S. Cellular between her appointment as President and Chief Executive Officer of U.S. Cellular effective June 1, 2010 and her resignation effective June 21, 2013. She was also a member of the U.S. Cellular Pricing Committee. She had been appointed as a director pursuant to the terms of a letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment with U.S. Cellular, which in significant part was not executory at the time of Ms. Dillon's resignation in June 2013, and which ceased to be operative in its entirety at that time. Reference is made to U.S. Cellular's Form 8-K dated May 6, 2010 for further information on this prior letter agreement.

Director Emeritus

        LeRoy T. Carlson.    LeRoy T. Carlson, 97, was a director of U.S. Cellular between 1987 and 2012. Mr. Carlson did not stand for re-election at the 2012 annual meeting and was appointed director emeritus of U.S. Cellular at that time. LeRoy T. Carlson founded TDS in 1968, and TDS founded U.S. Cellular in 1984. Mr. Carlson was a director of TDS from its founding in 1968 until 2008, at which time he became a director emeritus of TDS. He has been the Chairman Emeritus (an executive officer) of TDS for more than five years. Mr. Carlson is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of U.S. Cellular are managed by or under the direction of the board of directors. The board of directors consists of ten members. Holders of Common Shares elect 25% of the directors rounded up to the nearest whole number, or three directors based on a board size of ten directors. TDS, as the sole holder of Series A Common Shares, elects the remaining seven directors. As of the record date, TDS had 100% of the voting power in the election of such seven directors, approximately 73.8% of the voting power in the election of the remaining three directors and approximately 96.5% of the voting power in all other matters.

Board Leadership Structure

        Under the leadership structure selected for U.S. Cellular, the same person does not serve as both the chairman and chief executive officer. LeRoy T. Carlson, Jr. serves as Chairman and, in that capacity, sets the agenda and presides over board of directors meetings, allocates resources and assesses the performance of U.S. Cellular. Kenneth R. Meyers serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of U.S. Cellular and, in that capacity, regularly confers and consults with the Chairman with respect to important strategic, operating and financial activities and decisions. This leadership structure is set forth in U.S. Cellular's Bylaws. U.S. Cellular has determined that this leadership structure is appropriate given the specific characteristics and circumstances of U.S. Cellular. In particular, U.S. Cellular is a subsidiary of, and controlled by, TDS. As a result, it is considered appropriate that LeRoy T. Carlson, Jr. (who is the President and Chief Executive Officer of TDS), should serve as the Chairman of U.S. Cellular, and that the President and Chief Executive Officer of U.S. Cellular should report to the Chairman. This permits the President and Chief Executive Officer of U.S. Cellular's largest shareholder to provide oversight with respect to the President and Chief Executive Officer who has operating authority over U.S. Cellular. In addition, this leadership structure separates the executive who is primarily responsible for the performance of the company from the person who sets the agenda for and presides over board of directors meetings at which performance of U.S. Cellular is evaluated.

Board Role in Risk Oversight

        The following discloses the extent of the board of directors' role in the risk oversight of U.S. Cellular, including how the board administers its oversight function, and the effect of the board's leadership structure discussed above on risk oversight.

        The U.S. Cellular board of directors is primarily responsible for oversight of the risk assessment and risk management process of U.S. Cellular. Although the U.S. Cellular board of directors can delegate this responsibility to board committees, including the Audit Committee, the U.S. Cellular board of directors has not done so, and continues to have full responsibility relating to risk oversight. Although the U.S. Cellular board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of U.S. Cellular and reported to the board of directors.

        As part of its oversight responsibilities, the U.S. Cellular board of directors reviews the Enterprise Risk Management (ERM) program which applies to TDS and all of its business units, including U.S. Cellular. This program was designed with the assistance of an outside consultant and was integrated into TDS' existing management and strategic planning processes, including such processes of U.S. Cellular. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation.

        Although the U.S. Cellular board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain U.S. Cellular committees also have certain responsibilities relating to risk.

        Under NYSE listing standards, and as set forth in its charter, the Audit Committee is required to "discuss policies with respect to risk assessment and risk management." NYSE listing standards further provide that, "while it is the job of the CEO and senior management to assess and manage the listed company's exposure to risk, the audit committee must discuss guidelines and policies to govern the process by which this is handled. The audit committee should discuss the listed company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management, but, as stated above, the committee must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken."

        Accordingly, pursuant to the foregoing requirements, the Audit Committee discusses U.S. Cellular's major financial risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.

        In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management is handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis. The Audit Committee is not solely responsible for ERM, but the committee discusses guidelines and policies to govern the process by which ERM is undertaken.

        In addition, the Long-Term Incentive Compensation Committee, which has responsibilities relating to the equity compensation of the executive officers of U.S. Cellular, and the Chairman of U.S. Cellular, who in effect functions as the compensation committee for non-equity compensation for the executive officers of U.S. Cellular other than himself, consider risks relating to compensation of executive officers, as discussed below in the Compensation Discussion and Analysis, and risks relating to compensation policies and procedures for all employees, as discussed below under "Risks from Compensation Policies and Practices".

        U.S. Cellular believes that the leadership structure described above facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary responsibility to assess and manage U.S. Cellular's exposure to risk, is separated from the role of the Chairman, who sets the agenda for and presides over board of directors meetings at which the U.S. Cellular board exercises its oversight function with respect to risk.

Director Independence and New York Stock Exchange Listing Standards

        U.S. Cellular Common Shares are listed on the NYSE. Accordingly, U.S. Cellular is subject to the listing standards applicable to companies that have equity securities listed on the NYSE.

        Under the listing standards of the NYSE, U.S. Cellular is a "controlled company" as such term is defined by the NYSE. U.S. Cellular is a controlled company because over 50% of the voting power for the election of directors of U.S. Cellular is held by TDS (i.e., because TDS holds 100% of the Series A Common Shares and a majority of the Common Shares, it has the voting power to elect all of the directors of U.S. Cellular). Accordingly, U.S. Cellular is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent under the rules of the NYSE, (ii) have a compensation committee composed entirely of directors who qualify as independent under the rules of the NYSE, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent under the rules of the NYSE.

        As a controlled company, U.S. Cellular is required to have at least three directors who qualify as independent to serve on the Audit Committee. The U.S. Cellular Audit Committee has four members: J. Samuel Crowley, Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz. Such directors must qualify as independent under the NYSE Listed Company Manual, including Section 303A.02(a) and Section 303A.02(b), and Section 303A.06, which incorporates the independence requirements of Rule 10A-3 under Section 10A-3 of the Securities Exchange Act of 1934, as amended (collectively, "Section 10A-3"). Except as required by listing standards or SEC rule, U.S. Cellular does not have any categorical standards of independence that must be satisfied.

        Pursuant to the requirements of the NYSE Listed Company Manual, the U.S. Cellular board of directors affirmatively determined that each member of the Audit Committee has no material relationship with U.S. Cellular, either directly or as a partner, shareholder or officer of an organization that has a relationship with U.S. Cellular, and that each of such persons is independent (pursuant to Section 303A.02(a), Section 303A.02(b) and Section 10A-3) considering all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if any.

        Such relevant facts and circumstances included the following: None of such persons is an employee or officer of U.S. Cellular, TDS or any other member of the TDS consolidated group ("TDS Consolidated Group"). None of such persons has any direct or indirect business relationships and/or fee arrangements with the TDS Consolidated Group and none of such persons receives any compensation from the TDS Consolidated Group except compensation for his services as a director and member of board committees of U.S. Cellular. None of such persons has any relationship or arrangement with the TDS Consolidated Group other than in his capacity as a director and member of board committees of U.S. Cellular. Each of such persons qualifies as independent under each of the categorical standards in Section 303A.02(b) of the NYSE Listed Company Manual. Each of such persons qualifies as independent under Section 10A-3 because (i) none of such persons receives any compensatory fee from any member of the TDS Consolidated Group (not including permitted compensation for his services as a director and member of board committees of U.S. Cellular); and (ii) none of such persons is an "affiliated person" (as defined by the SEC) with respect to any member of the TDS Consolidated Group (because none of such persons is an executive officer, or the beneficial owner of more than 10% of any class of voting equity security, of any member of the TDS Consolidated Group). None of such persons is an "immediate family member" (as defined by Section 303A.02(b)) of any person who is not independent under Section 303A.02 of the NYSE Listed Company Manual. The only relationship and/or fee arrangement which such persons have with the TDS Consolidated Group are as directors and members of board committees of U.S. Cellular.

        In addition, James Barr III, Ronald E. Daly and Cecelia D. Stewart would qualify as independent directors under the listing standards of the NYSE. As a result, seven of the ten incumbent directors, or 70% of the directors, have been determined to qualify or would qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors

        Our board of directors held nine meetings during 2013. Each incumbent director attended at least 75% of the total number of meetings of the board of directors held during 2013 (during the period that such person was a director) and at least 75% of the total number of meetings held by each committee of the board on which such person served (during the period that such person served).

Corporate Governance Guidelines

        Under NYSE listing standards, U.S. Cellular is required to adopt and disclose corporate governance guidelines that address certain specified matters. U.S. Cellular has adopted Corporate Governance Guidelines that address (i) board of directors structure, (ii) director qualification standards, (iii) director responsibilities, orientation and continuing education, (iv) director compensation, (v) board resources and access to management and independent advisors, (vi) annual performance evaluation of the board, (vii) board committees, (viii) management succession and (ix) periodic review of the guidelines. A copy of such guidelines is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Corporate Governance Guidelines.

Audit Committee

        The purpose and primary functions of the Audit Committee are to (a) assist the board of directors of U.S. Cellular in its oversight of (1) the integrity of U.S. Cellular's financial statements, (2) U.S. Cellular's compliance with legal and regulatory requirements, (3) the qualifications and independence of U.S. Cellular's registered public accounting firm, and (4) the performance of U.S. Cellular's internal audit function and registered public accounting firm; (b) prepare an audit committee report as required by the rules of the SEC to be included in U.S. Cellular's annual proxy statement; and (c) perform such other functions as set forth in the U.S. Cellular Audit Committee charter, which shall be deemed to include the duties and responsibilities set forth in Section 10A-3. A copy of U.S. Cellular's Audit Committee charter is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Committee Charter.

        In addition, the Audit Committee has certain responsibilities relating to risk management as discussed above under "Board Role in Risk Oversight."

        The Audit Committee is currently composed of four members who qualify as independent under NYSE listing standards, including Section 10A-3, as discussed above. The current members of the Audit Committee are J. Samuel Crowley (chairperson), Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz. The board of directors has determined that each of the members of the Audit Committee is financially literate and has "accounting or related financial management expertise" pursuant to listing standards of the NYSE.

        The board determined that Harry J. Harczak, Jr. is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

        The Audit Committee held nine meetings during 2013.

Pre-Approval Procedures

        The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by U.S. Cellular's principal independent registered public accounting firm must be pre-approved by the Audit Committee. Under no circumstances may U.S. Cellular's principal independent registered public accounting firm provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to U.S. Cellular, subject to such pre-approval process and prohibitions. The Audit Committee has delegated to the chairperson of the Audit Committee the authority to pre-approve specific services by the independent registered public accounting firm. In addition to pre-approval of specific services by the chairperson of the Audit Committee, specified services have been pre-approved in detail up to specified dollar limits pursuant to the policy. All services are required to be reported to the full Audit Committee at each of its regularly scheduled meetings.

Review, Approval or Ratification of Transactions with Related Persons

        The Audit Committee charter provides that the Audit Committee has responsibilities with respect to related-party transactions, as such term is defined by the rules of the NYSE. Related party transactions are addressed in Section 314.00 of the NYSE Listed Company Manual.

        Section 314.00 of the NYSE Listed Company Manual states that "Related party transactions normally include transactions between officers, directors, and principal shareholders and the company." In general, "related party transactions" would include transactions required to be disclosed in U.S. Cellular's 2014 Proxy Statement pursuant to Item 404 of Regulation S-K of the SEC. Pursuant to Item 404, U.S. Cellular is required to disclose any transaction, which includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or a series of transactions, that has taken place since the beginning of U.S. Cellular's last fiscal year or any currently proposed transaction in which: (1) U.S. Cellular was or is to be a participant, (2) the amount involved exceeds $120,000 and (3) any "related person" had or will have a direct or indirect material interest in the transaction during any part of the fiscal year. For this purpose, in general, the term "related person" includes any director or executive officer of U.S. Cellular, any nominee for director, any beneficial owner of more than five percent of any class of U.S. Cellular's voting securities and any "immediate family member" of such persons, within the meaning of Item 404.

        Section 314.00 of the NYSE Listed Company Manual provides that "Each related party transaction is to be reviewed and evaluated by an appropriate group within the listed company involved. While the NYSE does not specify who should review related party transactions, the NYSE believes that the Audit Committee or another comparable body might be considered as an appropriate forum for this task. Following the review, the company should determine whether or not a particular relationship serves the best interest of the company and its shareholders and whether the relationship should be continued or eliminated."

        Accordingly, pursuant to such provisions, the U.S. Cellular Audit Committee has responsibilities over transactions that are deemed to be related-party transactions under Section 314.00 of the NYSE Listed Company Manual. Other than the foregoing, U.S. Cellular has no related party policies and procedures relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures.

        See Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation—Certain Relationships and Related Transactions for a discussion of any related party transactions since the beginning of the last fiscal year.

Compensation Committee

        U.S. Cellular does not have a formal standing compensation committee for executive compensation, except that long-term equity compensation of executive officers is approved by the Long-Term Incentive Compensation Committee, as discussed below. LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. LeRoy T. Carlson, Jr. does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single allocation of cost pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Kenneth R. Meyers, President and Chief Executive Officer of U.S. Cellular, makes recommendations with respect to compensation for the named executive officers other than himself. For further information, see "Compensation Discussion and Analysis" below.

        The basis for the view of the board of directors that a formal independent compensation committee for all executive compensation is unnecessary is that U.S. Cellular is controlled by TDS. As a controlled company, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE. As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that its Chairman, LeRoy T. Carlson, Jr., who is a director and president and chief executive officer of TDS, approves compensation decisions for U.S. Cellular. As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. In addition, Mr. Carlson is compensated by TDS and does not receive any compensation directly from U.S. Cellular.

Long-Term Incentive Compensation Committee

        Although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE. In addition, the Long-Term Incentive Compensation Committee comprises at least two non-employee members of the U.S. Cellular board of directors, each of whom is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a

"Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        Under the Dodd-Frank Act, the SEC directed the NYSE to adopt listing standards prohibiting the listing of any equity security of an issuer that does not comply with specified listing requirements, including with respect to the independence of members of the compensation committee of the board of directors of such issuer, except that the Dodd-Frank Act expressly provides that this requirement does not apply to an issuer that is a controlled company. In 2013, the NYSE adopted listing standards as required pursuant to such SEC direction. Although such new listing standards are not applicable to U.S. Cellular because it is a controlled company, the members of the Long-Term Incentive Compensation Committee would qualify as independent under the new listing standards of the NYSE. In particular, each member of the Long-Term Incentive Compensation Committee is independent under the general NYSE listing standards as noted under "Director Independence and New York Stock Exchange Listing Standards" above, none of such members receives any compensation from the TDS Consolidated Group except permitted compensation for services as a U.S. Cellular director and committee member, and none of such members is affiliated with the TDS Consolidated Group by reason of being an executive officer, or the beneficial owner of more than 10% of any class of voting equity security, of any member of the TDS Consolidated Group.

        A copy of the Long-Term Incentive Compensation Committee charter is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Long-Term Incentive Compensation Committee Charter.

        The members of the Long-Term Incentive Compensation Committee currently are Paul-Henri Denuit (chairperson), J. Samuel Crowley and Ronald E. Daly.

        The Long-Term Incentive Compensation Committee held six meetings during 2013.

        The primary functions of the Long-Term Incentive Compensation Committee are: to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plans and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual proxy statement or otherwise to the extent required under any applicable rules and regulations.

        The charter of the Long-Term Incentive Compensation Committee provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including designating which affiliates of U.S. Cellular may have employees eligible to receive grants thereunder, establishing rules and regulations relating thereto, determining if someone is disabled for purposes thereof, approving persons to whom an award may be transferred, selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award, including, without limitation, the form and terms of the agreement evidencing an award.

        The Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs under the foregoing paragraph to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

        The officers who are subject to the Section 16 requirements are set forth under the caption "Executive Officers" below in this 2014 Proxy Statement. Except with respect to such persons, U.S. Cellular's long-term incentive plan does not currently restrict the ability of the Long-Term Incentive Compensation Committee to delegate its power and authority. As a result, currently the Long-Term

Incentive Compensation Committee may delegate its power and authority to the Chairman or any executive officer of U.S. Cellular except with respect to the long-term equity compensation of the persons identified below under the caption "Executive Officers".

        The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the executive officers identified in this 2014 Proxy Statement.

        U.S. Cellular's Human Resources Department supports the Chairman and the Long-Term Incentive Compensation Committee in their functions. In connection therewith, U.S. Cellular utilizes the services of a compensation consultant. See Compensation Discussion and Analysis below for information about U.S. Cellular's compensation consultant, which information is incorporated by reference herein.

Director Compensation

        Neither LeRoy T. Carlson, Jr. in his role as the Chairman nor the Long-Term Incentive Compensation Committee approves director compensation. It is the view of the U.S. Cellular board of directors that director compensation should be the responsibility of the full board of directors. In particular, only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the U.S. Cellular board of directors is that all directors should participate in such decisions, rather than only the Chairman or only some or all of the non-employee directors. U.S. Cellular does not have any stock ownership guidelines for directors.

Pricing Committee

        U.S. Cellular has a Pricing Committee, consisting of LeRoy T. Carlson, Jr. as Chairman, and Kenneth R. Meyers as a member. Mary N. Dillon was also a member prior to her resignation in 2013. The Pricing Committee does not have a charter. Pursuant to resolutions of the U.S. Cellular board of directors, the Pricing Committee is authorized to take certain action with respect to financing and capital transactions of U.S. Cellular, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of U.S. Cellular.

Special Committee

        U.S. Cellular has established a Special Committee, consisting of Harry J. Harczak, Jr. (Chair), J. Samuel Crowley, Paul-Henri Denuit, and Gregory P. Josefowicz. The Special Committee was established to consider, negotiate and, if appropriate, approve a proposed acquisition of spectrum and certain related wireless assets from TDS, as discussed below under "Certain Relationships and Related Transactions."

Other Corporate Governance Information

        U.S. Cellular does not have a corporate governance/nominating committee and does not have a corporate governance/nominating committee charter. Under listing standards of the NYSE, U.S. Cellular is exempt from the requirement to have a corporate governance/nominating committee comprised solely of independent directors because it is a controlled company as such term is defined by the NYSE. Instead, the entire board of directors participates in the consideration of director nominees.

        U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. The U.S. Cellular board of directors does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. Because TDS has sole voting power in the election of directors elected by holders of Series A Common Shares and a majority of the voting power in the election of directors elected by holders of Common Shares, nominations of directors for election by the holders of Series A Common Shares and Common Shares are generally based on the recommendation of TDS. With respect to candidates for director to be elected by the holders of Common Shares, the U.S. Cellular board may from time to time informally consider candidates recommended by shareholders who hold a significant number of Common Shares, in addition to the recommendation of TDS. Although the U.S. Cellular board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director, shareholders that desire to nominate directors must follow the procedures set forth in U.S. Cellular's Bylaws.

        The U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular.

        The U.S. Cellular board of directors does not have a policy with regard to the consideration of diversity in identifying director nominees. However, as reflected in its Code of Business Conduct, U.S. Cellular values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In addition, in considering whether to nominate individuals as director candidates, the U.S. Cellular board of directors takes into account all facts and circumstances, including diversity. For this purpose, diversity broadly means a variety of backgrounds, experience, skills, education, attributes, perspectives and other differentiating characteristics. U.S. Cellular believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills and other characteristics to permit the board to have a variety of views and insights. Accordingly, the U.S. Cellular board of directors considers how director candidates can contribute to board diversity as one of the many factors it considers in identifying nominees for director.

        In general, in determining whether to nominate incumbent directors for re-election, the U.S. Cellular board of directors considers all facts and circumstances, including the board of directors' view of how each director has performed his or her duties. In the event of a vacancy on the board of a director elected by TDS as the sole holder of Series A Common Shares, nominations are based on the recommendation of TDS. In the event of a vacancy on the board of a director elected by holders of Common Shares, U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. In addition, the U.S. Cellular board of directors may consider recommendations by TDS and other shareholders who hold a significant number of Common Shares. Potential candidates are initially screened by the Chairman and by other persons as the Chairman designates. Following this process, when appropriate, information about the candidate is presented to and discussed by the full board of directors.

        Each of the nominees approved by the U.S. Cellular board for election at the 2014 Annual Meeting is an incumbent director who is standing for re-election.

        From time to time, U.S. Cellular may pay a fee to an executive search firm to identify and evaluate or assist in identifying and evaluating potential candidates for election as directors. U.S. Cellular paid a fee to a search firm that resulted in the identification and appointment of Cecelia D. Stewart as a director of U.S. Cellular in 2013, as disclosed above. This was a fixed fee that was paid in advance in 2012 and no additional fee was paid in 2013 for this search. However, U.S. Cellular also paid a fixed fee to an executive search firm in 2013 relating to another search for a potential candidate for election as a director, which is ongoing.

Non-Management Directors and Shareholder Communication with Directors

        As required by NYSE listing standards, the non-management directors of U.S. Cellular meet at regularly scheduled executive sessions without management. Walter C.D. Carlson, who is a non-management director, presides at all meetings of the non-management directors of U.S. Cellular. In addition, as required by NYSE listing standards, the independent directors of U.S. Cellular meet at least once per year in an executive session without management or directors who are not independent.

        Shareholders or other interested parties may send communications to the U.S. Cellular board of directors, to the non-management directors, to the independent directors or to specified individual directors of U.S. Cellular at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of U.S. Cellular, c/o Telephone and Data Systems, Inc., 30 N. LaSalle St., Chicago IL 60602. Any shareholder communications that are addressed to the board of directors, the non-management directors, the independent directors or specified individual directors will be delivered by the Secretary to such persons or group.

        Information on communicating with directors is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Contact the Board.

U.S. Cellular Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by the annual meeting of the board of directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so because of unavoidable commitments or intervening events. All of the persons serving as directors at the time attended the 2013 annual meeting.

Code of Ethics for Directors

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors. This code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

EXECUTIVE OFFICERS

        The following executive officers of U.S. Cellular were identified in the above tables regarding the election of directors: LeRoy T. Carlson, Jr., Chairman; and Kenneth R. Meyers, President and Chief Executive Officer since June 22, 2013. The following table identifies the other executive officers who are currently serving but are not identified in the above tables regarding the election of directors. The age of the following persons is as of the date of this 2014 Proxy Statement.

Name	Age	Position with U.S. Cellular
Steven T. Campbell	62	Executive Vice President—Finance, Chief Financial Officer and Treasurer
Jay M. Ellison	61	Executive Vice President—Sales and Customer Service
Michael S. Irizarry	52	Executive Vice President and Chief Technology Officer—Engineering and Information Services
Douglas D. Shuma	53	Chief Accounting Officer

        Steven T. Campbell.    Steven T. Campbell has been the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular since March 2007. Prior to that, he was Executive Vice President—Finance, Chief Financial Officer, Treasurer and Controller of U.S. Cellular since January 2007. He joined U.S. Cellular as Vice President and Controller in 2005. Mr. Campbell is a Certified Public Accountant (inactive).

        Jay M. Ellison.    Jay M. Ellison, was appointed Executive Vice President—Sales and Customer Service in November 2013. Prior to that, he had been retired since January 1, 2010. Prior to his retirement, he had been Executive Vice President and Chief Operating Officer of U.S. Cellular from 2005 through 2009. He first joined U.S. Cellular in 2000 as Executive Vice President—Operations.

        Michael S. Irizarry.    Michael S. Irizarry was appointed Executive Vice President and Chief Technology Officer—Engineering and Information Services in May 2011. Prior to that, he was Executive Vice President—Engineering and Chief Technology Officer since 2003. He joined U.S. Cellular as Executive Vice President and Chief Technology Officer in 2002.

        Douglas D. Shuma.    Douglas D. Shuma was appointed Chief Accounting Officer of U.S. Cellular, and also of TDS Telecom, in May 2011. Mr. Shuma is also the Senior Vice President and Controller of TDS, a position he has held since 2007. Since July 19, 2013, the TDS Bylaws have provided that "The Controller shall be the chief financial officer and chief accounting officer of the Corporation." Prior to that date, the TDS Bylaws provided that "The Controller shall be the chief accounting officer of the Corporation." Mr. Shuma is a Certified Public Accountant (inactive).

        All of our executive officers devote all of their employment time to the affairs of U.S. Cellular, except as follows: LeRoy T. Carlson, Jr., Chairman and Douglas D. Shuma, Chief Accounting Officer. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer and Douglas D. Shuma, who is employed by TDS as its Senior Vice President and Controller, devote a portion of their employment time to the affairs of U.S. Cellular. Prior to July 2013, Kenneth R. Meyers was Vice President and Assistant Treasurer of U.S. Cellular as well as the Executive Vice President and Chief Financial Officer of TDS and devoted a portion of his employment time to the affairs of U.S. Cellular. During the remainder of 2013 after he was appointed U.S. Cellular's President and Chief Executive Officer and ceased to be TDS' Executive Vice President and Chief Financial Officer, Mr. Meyers devoted all of his employment time to the affairs of U.S. Cellular.

Former Executive Officers

        In addition to Mary N. Dillon, who was President and Chief Executive Officer until June 21, 2013 (as disclosed above under Proposal 1—Election of Directors), the following identifies other persons who were executive officers of U.S. Cellular for part of 2013:

        Jeffrey J. Childs.    Jeffrey J. Childs resigned as Executive Vice President and Chief Human Resources Officer and as an employee of U.S. Cellular on September 16, 2013. He had held this position since May 2010 and had been employed by U.S. Cellular since 2004.

        Carter S. Elenz.    Carter S. Elenz resigned as Executive Vice President—Sales and Customer Service effective October 28, 2013. He had held this position and been employed by U.S. Cellular since April 2011. Mr. Elenz remained an employee of U.S. Cellular through December 31, 2013.

        David C. Kimbell.    David C. Kimbell resigned as Executive Vice President—Chief Marketing Officer and as an employee of U.S. Cellular effective January 23, 2014. He had held the Executive Vice President—Chief Marketing Officer position since March 2013 and had been employed by U.S. Cellular since February 2011.

Codes of Business Conduct and Ethics Applicable to Officers

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors that also complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. The foregoing code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

        In addition, U.S. Cellular has adopted a broad Code of Business Conduct that is applicable to all officers and employees of U.S. Cellular and its subsidiaries. The foregoing code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Conduct.

        U.S. Cellular intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to any of the foregoing codes by posting such information to U.S. Cellular's website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by U.S. Cellular's board of directors or an authorized committee thereof, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver. There were no such waivers in 2013.

PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I being asked to vote on in Proposal 2?

        In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal gives our shareholders the opportunity to express their views on U.S. Cellular's independent registered public accounting firm for the current fiscal year.

How does the board of directors recommend that I vote on this proposal?

        Your board of directors unanimously recommends a vote FOR the approval of the ratification of the selection of PricewaterhouseCoopers LLP as U.S. Cellular's independent registered public accounting firm for the fiscal year ending December 31, 2014.

        We anticipate continuing the services of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the last fiscal year, are expected to be present at the 2014 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the 2014 Annual Meeting or submitted in writing prior thereto.

Is this vote binding on the board of directors?

        This vote is an advisory vote only and, therefore, it will not bind U.S. Cellular or our board of directors or Audit Committee. We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm by our Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the 2014 Annual Meeting.

        Under the Intercompany Agreement with TDS discussed below, U.S. Cellular has agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing U.S. Cellular's financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. TDS has engaged PricewaterhouseCoopers LLP for such purposes.

        Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2014, subject to U.S. Cellular's obligations under the Intercompany Agreement.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 2.

 FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by U.S. Cellular's principal accountants, PricewaterhouseCoopers LLP, for 2013 and 2012:

	2013	2012
Audit Fees(1)	$2,878,276	$1,830,017
Audit Related Fees(2)	336,316	491,006
Tax Fees(3)	—	—
All Other Fees(4)	1,265,513	1,452,945

Total Fees(5)	$4,480,105	$3,773,968

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements included in U.S. Cellular's Annual Report on Form 10-K ("Form 10-K") for each of these years and the reviews of the financial statements included in U.S. Cellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, subsidiary audits, attest services, consents, and review of documents filed with the SEC.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of U.S. Cellular's financial statements that are not reported under Audit Fees, if any. In 2013 and 2012, this amount represents fees billed for audits of subsidiaries.

(3)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning, if any.

(4)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services other than services described in Note (1), (2) or (3), if any. In 2013 and 2012, this represents Systems Implementation Assessment advisory work relating to U.S. Cellular's new billing and operational support system (B/OSS) project.

(5)
Amounts do not include fees billed by PricewaterhouseCoopers LLP directly to TDS. Although TDS bills U.S. Cellular an overall allocation of cost pursuant to the Intercompany Agreement discussed under "Other Relationships and Related Transactions—Intercompany Agreement" below, TDS does not specifically identify and allocate fees of PricewaterhouseCoopers LLP to U.S. Cellular.

        See "Corporate Governance—Audit Committee—Pre-Approval Procedures" above for a description of the Audit Committee's pre-approval policies and procedures with respect to U.S. Cellular's independent registered public accounting firm.

AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the Audit Committee of the board of directors of U.S. Cellular identified below. The Audit Committee operates under a written charter adopted by the U.S. Cellular board of directors, a copy of which is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Committee Charter.

        Management is responsible for U.S. Cellular's internal controls and the financial reporting process. U.S. Cellular utilizes services from the TDS internal audit staff, which performs testing of internal controls and the financial reporting process. U.S. Cellular's independent registered public accounting firm is responsible for performing an independent audit of U.S. Cellular's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee held meetings with management, the TDS internal audit staff and representatives of PricewaterhouseCoopers LLP, U.S. Cellular's independent registered public accounting firm for 2013. In these meetings, the Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2013. Management represented to the Audit Committee that U.S. Cellular's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees; Related Amendments to PCAOB Standards; and Transitional Amendments to PCAOB AU Section 380, relating to information regarding the scope and results of the audit. The Audit Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2013 be included in U.S. Cellular's Form 10-K for the year ended December 31, 2013.

        In addition to the foregoing report required by SEC rules, the following represents supplemental information voluntarily disclosed by the Audit Committee:

        The Audit Committee holds regularly scheduled meetings in person on a quarterly basis, and also holds quarterly meetings by teleconference to review and approve the financial results for the immediately preceding period. The Audit Committee reviews U.S. Cellular's Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's Chairman and the TDS Vice President of Internal Audit.

        During 2013, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of U.S. Cellular's financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with U.S. Cellular management, TDS' Vice President of Internal Audit, U.S. Cellular's General Counsel, and representatives of PricewaterhouseCoopers LLP, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place.

        The Audit Committee is updated periodically on management's process to assess the adequacy of U.S. Cellular's system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of U.S. Cellular's internal control over financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP U.S. Cellular's internal control assessment process, management's assessment with respect thereto and its evaluation of U.S. Cellular's system of internal control over financial reporting.

        The Audit Committee reviewed with senior members of management, including the TDS Vice President of Internal Audit and the U.S. Cellular General Counsel, U.S. Cellular's policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of U.S. Cellular's legal, regulatory and ethical compliance programs, including U.S. Cellular's Code of Business Conduct, were also reviewed.

        The Audit Committee evaluates the performance of PricewaterhouseCoopers LLP, including the senior audit engagement team, each year and determines whether to reengage PricewaterhouseCoopers LLP or consider other audit firms, subject to U.S. Cellular's obligations under the Intercompany Agreement with TDS. Under this agreement, U.S. Cellular has agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing U.S. Cellular's financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. In performing its evaluation, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' capabilities and the auditors' technical expertise and knowledge of U.S. Cellular's operations and industry. Based on this evaluation, the Audit Committee decided to engage PricewaterhouseCoopers LLP as U.S. Cellular's independent registered public accountants for the year ending December 31, 2014, and reviewed with senior members of U.S. Cellular's financial management team, PricewaterhouseCoopers LLP and the TDS Vice President of Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PricewaterhouseCoopers LLP of U.S. Cellular's internal controls over financial reporting and the quality of U.S. Cellular's financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, subject to U.S. Cellular's obligations under the Intercompany Agreement with TDS, U.S. Cellular anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders. Proposal 2 in this 2014 Proxy Statement includes a proposal for consideration at the 2014 Annual Meeting to shareholders to ratify the selection of PricewaterhouseCoopers LLP as U.S. Cellular's independent registered public accountants for the year ending December 31, 2014.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements of U.S. Cellular, including the quality, not just the acceptability, of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of U.S. Cellular's internal controls over financial reporting.

        The Audit Committee considered and concluded that the provision of non-audit services by PricewaterhouseCoopers LLP to U.S. Cellular during 2013 was compatible with their independence.

        In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of U.S. Cellular management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of PricewaterhouseCoopers LLP, who are engaged to audit and report on the consolidated financial statements of U.S. Cellular and its subsidiaries and the effectiveness of U.S. Cellular's internal control over financial reporting.

        By the members of the Audit Committee of the board of directors of U.S. Cellular:

J. Samuel Crowley Chairperson	Paul-Henri Denuit	Harry J. Harczak, Jr.	Gregory P. Josefowicz

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I being asked to vote on in Proposal 3?

        In Proposal 3, we are providing shareholders with an opportunity to vote, on an advisory basis, on the compensation of our named executive officers as disclosed in this 2014 Proxy Statement pursuant to compensation disclosure rules set forth in Item 402 of Regulation S-K of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure). This vote is required to be submitted to shareholders pursuant to SEC rules adopted under provisions in the Dodd-Frank Act codified in Section 14A of the Securities Exchange Act of 1934, as amended. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.

        U.S. Cellular is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. U.S. Cellular held a Say-on-Frequency vote at the 2011 annual meeting. At that meeting, shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the results of the Say-on-Frequency vote in 2011, the U.S. Cellular board of directors adopted a policy to hold the Say-on-Pay vote every year, as was previously disclosed in U.S. Cellular's Current Report on Form 8-K dated May 17, 2011. Accordingly, U.S. Cellular is holding a Say-on-Pay vote every year unless and until this policy is changed. After the Say-on-Pay vote in 2014, the next Say-on-Pay vote will be held in 2015. U.S. Cellular intends to next submit the Say-on-Frequency vote to shareholders at the 2017 annual meeting.

        This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this 2014 Proxy Statement.

How does the board of directors recommend that I vote on this proposal?

        Your board of directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.

        U.S. Cellular believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. U.S. Cellular's compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

        Consistent with these goals and as disclosed in the Compensation Discussion and Analysis, the Chairman and the Long-Term Incentive Compensation Committee have developed and approved an executive compensation philosophy to provide a framework for U.S. Cellular's executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.

Is this vote binding on the board of directors?

        The Say-on-Pay vote is an advisory vote only, and therefore will not bind U.S. Cellular, our board of directors, the Chairman or the Long-Term Incentive Compensation Committee. However, the board of directors, the Chairman and the Long-Term Incentive Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

        The results of the Say-on-Pay vote will be disclosed on a Form 8-K.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 3.

EXECUTIVE AND DIRECTOR COMPENSATION

        The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Form 10-K for the year ended December 31, 2013.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the executive officers identified in the below Summary Compensation Table.

Executive Summary

        At December 31, 2013, U.S. Cellular's consolidated operating markets covered approximately 4.8 million customers in 23 states. U.S. Cellular operates in the highly competitive wireless telecommunications industry.

Compensation Philosophy and Objectives

        U.S. Cellular is committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented employees who believe in the company's values and long-term perspective.

        U.S. Cellular's compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both company and individual performance, and provide compensation that is both competitive and consistent with our financial performance.

Highlights of the U.S. Cellular Compensation Programs:

  •
  We have a Long-Term Incentive Compensation Committee, comprised solely of independent directors, that reviews and approves the long-term incentive compensation of executive officers.

  •
  Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS, the majority shareholder of U.S. Cellular. Mr. Carlson's position with TDS permits him to represent the interests of all shareholders of U.S. Cellular in his compensation decisions.

  •
  We designed our compensation programs to motivate executive officers to act in the long-term interest of U.S. Cellular.

  •
  Our executive officer compensation levels is based in part on competitive market compensation data supplied by Towers Watson.

  •
  A major compensation goal is to provide compensation and benefit programs that we believe are both competitive and fiscally responsible.

  •
  We provide few perquisites ("perks") to our officers.

  •
  We endeavor to conform with generally accepted compensation practices as defined by leading proxy advisory firms.

  •
  We believe our executive bonus program is appropriately balanced between company and individual performance.

  •
  The maximum amount of bonus paid to officers related to company performance is 200% of the target opportunity allocated to company performance.

2013 Compensation

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured in such terms as revenues, adjusted income before income taxes and capital expenditures. Compensation decisions are made considering these performance measures, as well as all other appropriate facts and circumstances, including factors such as customer growth and employee engagement.

        Our executive officers' 2013 compensation was comprised of a mix of base salary, annual cash bonuses and equity-based, long-term incentive awards.

  •
  When setting 2013 base salaries, we considered the competitive market compensation data supplied by our compensation consultant, the executive officers' personal accomplishments and their overall contribution to the success of the organization. Please refer to a description of each named executive officer's base salary under "Compensation Discussion and Analysis—Annual Cash Compensation—Base Salary".

  •
  Bonus awards for 2013 performance paid in 2014 were based on company performance (60%), the Chairman's assessment of strategic initiatives (10%) and individual performance (30%). For 2013, we determined that the company achieved 90.7% of its weighted performance targets for company performance, resulting in a payout of 67.5% of target for this factor. Please refer to a description of U.S. Cellular's performance under "Compensation Discussion and Analysis—Company Performance" and a description of each named executive officer's bonus under "Compensation Discussion and Analysis—Annual Cash Compensation—Bonus".

  •
  Long-term equity compensation awards to executive officers in 2013 were based, in part, on the company's achievement of 82% of the target company performance for 2012 and the individual performance of each executive officer in 2012. Stock options, restricted stock units and bonus match units generally vest over several years, thereby tying long-term executive compensation to increases in shareholder value over the same period. Please refer to a description of each named executive officer's 2013 long-term equity compensation awards under "Compensation Discussion and Analysis—Long-Term Equity Compensation".

Corporate Governance

        U.S. Cellular endeavors to follow good corporate governance practices and other best practices. For instance, U.S. Cellular has established a Long-Term Incentive Compensation Committee with authority over long-term incentive compensation, even though it is not required to do so under law, SEC regulations or NYSE listing requirements because it is controlled by TDS. Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS, the largest shareholder of U.S. Cellular. Mr. Carlson's position with TDS permits him to represent the interests of all shareholders of U.S. Cellular in his compensation decisions. U.S. Cellular, and TDS in its capacity as U.S. Cellular's parent and controlling shareholder, are committed to good corporate governance. U.S. Cellular's and TDS' commitment to good corporate governance has been recognized by Forbes, which has published a list of the Most Trustworthy companies since 2007. U.S. Cellular was one of only 100 companies named Most Trustworthy in 2014. In addition, TDS was one of only 100 companies to be named Most Trustworthy in the following years: 2012, 2010 and 2009. Forbes used Governance Metrics International (or its predecessor Audit Integrity) to analyze more than 8,000 companies before selecting the top 100. Additional information relating to U.S. Cellular's good corporate governance practices and other best practices is set forth below under "Corporate Governance and Best Practices."

Unrealized Components of Compensation

        The compensation reported under "Stock Awards" and "Option Awards" in the Summary Compensation Table represents grant date accounting values as required by SEC rules, and does not represent currently realized or realizable compensation. The named executive officers will not realize cash from such awards unless and until any stock awards are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash. There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture and the options will expire if not exercised during their term, which may occur if the stock price does not appreciate and/or remain above the exercise price during the option's term. The compensation actually realized by a named executive officer may be more or less than the amount reported in the Summary Compensation Table below depending on the performance of the U.S. Cellular stock price. With respect to 2013, the amount of compensation realized by each named executive officer can be approximated by (i) deducting from the "Total" in the 2013 Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized in 2013 by such officer from the 2013 Option Exercises and Stock Vested table below. However, other unrealized components of compensation may be included in the Summary Compensation Table, such as retirement plan contributions that are subject to a vesting schedule.

Say-on-Pay Vote

        SEC rules require U.S. Cellular to disclose whether and, if so, how it considered the results of the most recent Say-on-Pay vote in determining compensation policies and decisions and how that consideration has affected its executive compensation decisions and policies.

        Responsive to the foregoing requirement, the Chairman and the Long-Term Incentive Compensation Committee considered the fact that over 98% of the votes represented at the 2013 annual meeting that could be cast were cast FOR the Say-on-Pay proposal at the 2013 annual meeting with respect to 2012 named executive officer compensation, as disclosed in the 2013 proxy statement. Because of the substantial support from shareholders, the Chairman and the Long-Term Incentive Compensation Committee did not make any changes to U.S. Cellular's executive compensation decisions and policies as a result of the Say-on-Pay vote in 2013. (However, as described in "Changes to Compensation Policies" hereafter, certain changes were made to the 2013 executive compensation programs unrelated to the Say-on-Pay vote.) The Chairman and the Long-Term Incentive Compensation Committee will continue to consider the results of the annual Say-on-Pay votes in their future compensation policies and decisions.

Changes to Compensation Policies

        Certain changes were made to executive compensation policies in 2013 compared to prior years.

        The U.S. Cellular 2013 Officer Annual Incentive Plan ("2013 Executive Bonus Plan") differed in several respects compared to executive bonus programs of prior years. In 2012, 70% of the bonus had been based on a quantitative assessment of company performance and 30% on a qualitative assessment of company performance. For 2013, 60% of the bonus opportunity was based on quantitative company performance, 10% was based on the Chairman's assessment of strategic initiatives, and 30% was based on individual performance. Quantitative company performance for 2013 was based on the following three metrics with the following weights: adjusted consolidated service revenues (40%); consolidated adjusted income before income taxes, or "AIBIT" (35%); and adjusted consolidated capital expenditures (25%). In 2012, the quantitative company performance was based on the following five metrics each equally weighted at 20%: consolidated cash flow; consolidated service revenues; postpay customer disconnects; cash costs per average customer equivalent; and customer addition equivalents.

        A more detailed analysis of U.S. Cellular's executive compensation decisions and policies in 2013 is set forth below.

Overview

        U.S. Cellular's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the performance of U.S. Cellular, utilizing good governance practices and other best practices, as discussed below.

        U.S. Cellular's policies establish incentive compensation performance goals for executive officers based on factors over which such officers have substantial control and which are important to U.S. Cellular's long-term success. U.S. Cellular believes compensation should be related to the performance of U.S. Cellular and should be sufficient to enable U.S. Cellular to attract and retain individuals possessing the talents required for long-term successful performance. Nevertheless, although performance driven metrics are key inputs to compensation and awards, technically all elements of compensation are discretionary, allowing the Chairman and Long-Term Incentive Compensation Committee to consider other facts to ensure alignment with U.S. Cellular's goals. Officers do not become entitled to any compensation or awards solely as a result of the achievement of performance levels.

        As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE or otherwise. Although U.S. Cellular does not have an independent compensation committee for all executive compensation, long-term equity compensation of executive officers is approved by the fully independent Long-Term Incentive Compensation Committee, as discussed below.

        LeRoy T. Carlson, Jr., Chairman and a director of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. Mr. Carlson does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single allocation of cost pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement."

        As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that LeRoy T. Carlson, Jr., as Chairman of U.S. Cellular, who receives no compensation directly from U.S. Cellular and who is a director and president and chief executive officer of TDS, approves compensation decisions for U.S. Cellular. As a result of Mr. Carlson's position with TDS, the majority shareholder of U.S. Cellular, he represents the interests of all shareholders of U.S. Cellular in his compensation decisions with respect to U.S. Cellular.

        As noted above, although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE. The members of the Long-Term Incentive Compensation Committee currently are J. Samuel Crowley, Ronald E. Daly and Paul-Henri Denuit. The principal functions of the Long-Term Incentive Compensation Committee are to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plans and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual proxy statement or otherwise to the extent required under any applicable rules and regulations.

        The charter for the Long-Term Incentive Compensation Committee provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award.

        Under its charter, the Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the officers identified in the below Summary Compensation Table or any other executive officers identified in this 2014 Proxy Statement. The Long-Term Incentive Compensation Committee has delegated authority to the Chairman or an executive officer of U.S. Cellular only with respect to persons who are not officers.

        As discussed below, the Chairman and Long-Term Incentive Compensation Committee may rely on the services of U.S. Cellular's compensation and employee benefits consultant, Towers Watson.

Corporate Governance and Best Practices

        As noted above, TDS is the parent and controlling shareholder of U.S. Cellular. Executive compensation, other than long-term incentive compensation, is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS, the largest shareholder of U.S. Cellular. Mr. Carlson's position with TDS permits him to represent the interests of all shareholders of U.S. Cellular in his compensation decisions. U.S. Cellular, and TDS in its capacity as U.S. Cellular's parent and controlling shareholder, are committed to good corporate governance. U.S. Cellular's and TDS' commitment to good corporate governance has been recognized by Forbes, which has published a list of the Most Trustworthy companies since 2007. U.S. Cellular was one of only 100 companies named Most Trustworthy in 2014. In addition, TDS was one of only 100 companies to be named Most Trustworthy in the following years: 2012, 2010 and 2009. Forbes used Governance Metrics International (or its predecessor Audit Integrity) to analyze more than 8,000 companies before selecting the top 100. For 2012, TDS had an accounting and governance risk score of 98 out of 100. GMI states that its quantitative and qualitative analysis looks beyond the raw data on companies' income statements and balance sheets to assess the true quality of corporate accounting and management practices. GMI finds that its 100 Most Trustworthy Companies have consistently demonstrated transparent and conservative accounting practices and solid corporate governance and management. GMI indicates that its evaluation identifies companies with good housekeeping practices that do not have unusual or excessive executive compensation, high levels of management turnover, substantial insider trading relative to their corporate peers, or high levels of short-term executive compensation, which it believes encourages management to focus on short-term results.

        Following good corporate governance and other best practices is also important to U.S. Cellular, including the Chairman and the Long-Term Incentive Compensation Committee. The following identifies a number of the good corporate governance and other best practices adopted and followed by U.S. Cellular, even though it may not be required to do so under law, SEC rules or NYSE listing requirements as a controlled company:

  (a)
  U.S. Cellular's board of directors has a majority of independent directors.

  (b)
  U.S. Cellular has adopted Corporate Governance Guidelines that are intended to reflect good corporate governance and best practices.

  (c)
  The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separated.

  (d)
  The Audit Committee, which is comprised entirely of independent directors as required, operates under a charter and in a manner that is intended to reflect good corporate governance and other best practices.

  (e)
  Although the U.S. Cellular Chairman approves executive compensation other than long-term incentive compensation, his position as the President and Chief Executive Officer of TDS, the majority shareholder of U.S. Cellular, permits him to represent the interests of shareholders of U.S. Cellular in compensation matters other than long-term incentive compensation. The Chairman does not receive any compensation directly from U.S. Cellular.

  (f)
  U.S. Cellular has established a Long-Term Incentive Compensation Committee, comprised solely of independent directors, with responsibility for long-term incentive compensation.

  (g)
  The Long-Term Incentive Compensation Committee operates under a charter and in a manner that is intended to reflect good corporate governance and other best practices.

  (h)
  The Long-Term Incentive Compensation Committee uses market compensation information supplied by Towers Watson in making executive officer long-term incentive compensation decisions.

        In addition to being comprised solely of independent directors, the members of the Long-Term Incentive Compensation Committee are highly experienced and eminently qualified: Paul-Henri Denuit (chairperson), formerly chief executive officer and chairman of S.A. Coditel, has substantial experience, expertise and qualifications as the principal executive officer of that company, as a result of his service as a director of U.S. Cellular since 1988, and as a result of his service as the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee or its predecessor since 1997; J. Samuel Crowley, formerly chief operating officer of Gold's Gym International, Inc., a senior vice president at Michaels Stores, Inc. and a vice president and the executive vice president of operations at CompUSA, Inc., has substantial experience, expertise and qualifications as a result of his positions at those companies, and as a result of his service as a director of U.S. Cellular since 1998; and Ronald E. Daly, formerly president and chief executive officer of Océ-USA Holding and president of R.R. Donnelley Printing Solutions, has substantial experience, expertise and qualifications as the president of those companies and as a result of his service as a director of U.S. Cellular since 2004.

Objectives and Reward Structure of U.S. Cellular's Compensation Programs

        The above Overview generally describes the objectives and reward structure of U.S. Cellular's compensation programs. This section further discusses, with respect to the named executive officers identified in the Summary Compensation Table, (1) the objectives of U.S. Cellular's compensation programs and (2) what the compensation programs are designed to reward.

        The objectives of U.S. Cellular's compensation programs for its executive officers generally are to:

  •
  support U.S. Cellular's overall business strategy and objectives;

  •
  attract and retain high quality management;

  •
  link individual compensation with attainment of U.S. Cellular objectives and with attainment of individual performance goals; and

  •
  provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured primarily in such terms as service revenues, adjusted income before income taxes and capital expenditures. U.S. Cellular's compensation policies for executive officers are designed to reward the achievement of such corporate performance goals, as discussed below. Compensation decisions are made subjectively, considering these performance measures, as well as all other appropriate facts and circumstances.

        U.S. Cellular's compensation programs are designed to reward for the performance of U.S. Cellular on both a short-term and long-term basis. With respect to the named executive officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is similar but with some differences for (1) the President and Chief Executive Officer ("CEO") and (2) the other named executive officers.

        The non-equity compensation of the President and CEO of U.S. Cellular is approved by the Chairman, LeRoy T. Carlson, Jr., functioning as the compensation committee. The Chairman evaluates the performance of the President and CEO of U.S. Cellular in light of the annual and ongoing objectives for U.S. Cellular and the attainment of those objectives, and sets the annual base salary and bonus compensation levels for the President and CEO, and recommends long-term equity compensation to the Long-Term Incentive Compensation Committee for the President and CEO, based on such performance evaluation and compensation principles, as discussed below.

        With respect to the executive officers identified in the Summary Compensation Table other than the President and CEO, the Chairman reviews the President and CEO's evaluation of the performance of such executive officers and sets the annual base salary and bonus compensation levels for such executive officers, and recommends long-term equity compensation to the Long-Term Incentive Compensation Committee, based on such performance evaluations and compensation principles, as discussed below.

Elements of Compensation

        This section discusses, with respect to the officers identified in the Summary Compensation Table, (i) each element of compensation paid to such officers, (ii) why U.S. Cellular chooses to pay each element of compensation, (iii) how U.S. Cellular determines the amount or formula for each element of compensation and (iv) how each compensation element and U.S. Cellular's decisions regarding that element fit into U.S. Cellular's overall compensation objectives and affect decisions regarding other elements.

        Each element of compensation paid to named executive officers is as follows:

  •
  Annual Cash Compensation

    o
    Salary

    o
    Bonus

  •
  Equity Compensation pursuant to Long-Term Incentive Plan

    o
    Stock Awards

      –
      Bonus Unit Match Awards

      –
      Restricted Stock Unit Awards, sometimes referred to as "RSUs"

    o
    Stock Options

  •
  Other Benefits and Plans Available to Named Executive Officers

    o
    Deferred Compensation

    o
    Supplemental Executive Retirement Plan ("SERP")

    o
    Perquisites

  •
  Other Generally Applicable Benefits and Plans

    o
    Tax-Deferred Savings Plan

    o
    Pension Plan

    o
    Welfare Benefits

        U.S. Cellular chooses to pay or provide these elements of compensation, considering common compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to other similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Our executive compensation strategy is intended to provide an appropriate linkage between the long-term and short-term performance of U.S. Cellular, as measured by U.S. Cellular's financial performance and shareholder returns, and executive compensation.

        As noted above, the elements of executive compensation consist of both annual cash and long-term equity compensation. Annual cash compensation consists of base salary and an annual bonus. Annual cash compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO. Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is primarily provided through the grant of stock options and restricted stock units.

        The process of approving or recommending the elements of compensation begins with an evaluation of the appropriate compensation elements for each officer, based on the particular duties and responsibilities of the officer, as well as compensation elements for comparable positions at other companies in the telecommunications industry and other industries. See "Benchmarking/Market Compensation Data" below.

        The Chairman and Long-Term Incentive Compensation Committee also have access to numerous performance measures and financial statistics prepared by U.S. Cellular. The financial information includes the audited financial statements of U.S. Cellular, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. The Chairman and Long-Term Incentive Compensation Committee also may consider such other factors that they deem appropriate in making their compensation recommendations or decisions. Ultimately, it is the informed judgment of the Chairman and/or the Long-Term Incentive Compensation Committee, after considering all of the foregoing factors, and considering the recommendation of the President and CEO and/or Chairman, that determines the elements of compensation for executive officers.

        Annually, the President and CEO recommends the base salaries for the named executive officers other than the President and CEO, and the Chairman approves such base salaries and determines the base salary of the President and CEO. The 2013 rows under column (c), "Salary," in the below Summary Compensation Table include the dollar value of base salary (cash and non-cash) earned by the named executive officers during 2013, whether or not paid in such year.

        In addition, the President and CEO recommends the annual bonuses for the named executive officers other than the President and CEO, and the Chairman approves such bonuses and determines the bonus of the President and CEO. The 2013 rows under column (d), "Bonus" or column (g), "Non-Equity Incentive Plan Compensation," in the below Summary Compensation Table include the dollar value of bonus (cash and non-cash) earned by the named executive officers during 2013, whether or not paid in such year.

        The Long-Term Incentive Compensation Committee annually determines long-term equity compensation awards to the named executive officers under the U.S. Cellular long-term incentive plan, which awards generally have included stock options and restricted stock units. In addition, named executive officers may receive bonus match units as discussed below.

        The named executive officers received an award of restricted stock units in 2013 based in part on the achievement of certain levels of corporate and individual performance in 2012, as discussed below. The named executive officers may also receive bonus match units, as discussed below. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value of the restricted stock unit awards and bonus match unit awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation ("FASB ASC 718"). The grant date fair value of restricted stock units or bonus match units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the date of grant.

        The named executive officers also received an award of stock options in 2013 based in part on the achievement of certain levels of individual performance in 2012, as discussed below. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value of the stock option awards computed in accordance with FASB ASC 718. The grant date fair value of stock options is calculated using the Black-Scholes valuation model.

        Grants of equity awards to the President and CEO and the other executive officers are generally made at the same time each year. U.S. Cellular generally grants equity awards other than bonus match units on the first business day in April each year. U.S. Cellular grants bonus match units on the date that annual bonus amounts are paid each year. U.S. Cellular may also grant equity awards during other times of the year as it deems appropriate, such as in connection with new hires or promotions. U.S. Cellular does not backdate stock options and does not have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information. The exercise price of stock options is based on the closing price of a U.S. Cellular Common Share on the date of grant.

        The Chairman and the Long-Term Incentive Compensation Committee do not consider an officer's outstanding equity awards or stock ownership levels when determining such officer's compensation. The Chairman and Long-Term Incentive Compensation Committee evaluate compensation based on performance for a particular year and other considerations as described herein and do not consider stock ownership to be relevant in connection therewith.

Risks Relating to Compensation to Executive Officers

        U.S. Cellular does not believe that incentives in the compensation arrangements maintained by U.S. Cellular encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of U.S. Cellular, or that risks arising from U.S. Cellular's compensation policies and practices for executive officers are reasonably likely to have a material adverse effect on U.S. Cellular.

        Also, U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular. See discussion under "Risks from Compensation Policies and Practices" below.

Compensation Consultant

        Towers Watson is U.S. Cellular's compensation consultant and is engaged by U.S. Cellular management. Although Towers Watson is engaged by U.S. Cellular management, it also assists the Long-Term Incentive Compensation Committee with respect to long-term incentive compensation, and the Chairman, who in effect functions as the compensation committee for executive compensation other than long-term incentive compensation.

        As required by SEC rules, the following discloses the role of Towers Watson in determining or recommending the amount or form of executive officer compensation, nature and scope of the assignment, and the material elements of the instructions or directions given to Towers Watson with respect to the performance of its duties under its engagement. Towers Watson provides external market compensation data to U.S. Cellular from its executive compensation survey database and, as requested, provides recommendations on the type and amount of compensation to be granted to officers. Towers Watson generally does not provide other services to U.S. Cellular, except as may be requested from time to time with respect to specific matters. Towers Watson did not provide any meaningful amount of other services to U.S. Cellular in 2013, except that it provided advice on the 2013 Long-Term Incentive Plan approved by shareholders in 2013 and with respect to the adjustment of awards in connection with the Special Cash Dividend discussed below.

        Other than as described in the preceding paragraph, neither Towers Watson nor its affiliates provided additional services to U.S. Cellular in an amount in excess of $120,000 during 2013 (the amount paid by U.S. Cellular to Towers Watson for such additional services in 2013 was approximately $26,000).

        Towers Watson also provides compensation consulting and other services to U.S. Cellular's parent company, TDS, which are described in the TDS proxy statement. The Long-Term Incentive Compensation Committee has no involvement in these services.

Compensation Consultant Conflicts of Interest

        The Chairman and Long-Term Incentive Compensation Committee of U.S. Cellular considered if the work of Towers Watson raised any conflict of interest.

        As indicated above under "Compensation Consultant," U.S. Cellular management retained Towers Watson for compensation matters. Neither the U.S. Cellular Long-Term Incentive Compensation Committee nor the Chairman retained any compensation consultant, but did receive advice from Towers Watson.

        The following identifies considerations by the Long-Term Incentive Compensation Committee and Chairman in evaluating whether the work of Towers Watson in 2013 raised any conflict of interest, based on factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended. The following was prepared in consultation with Towers Watson.

FACTOR	CONSIDERATIONS
1. The provision of other services to the issuer by the person that employs the compensation consultant.	1. As indicated, in addition to providing external market compensation data and recommendations on the type and amount of executive compensation, Towers Watson may provide other services to U.S. Cellular, to the extent requested by U.S. Cellular from time to time. Although these additional services could possibly raise a potential conflict of interest by providing an incentive to Towers Watson to provide advice that would permit such fees to continue, U.S. Cellular believes that this is not a significant concern. In particular, the dollar amount paid for such additional services is not significant. In addition, U.S. Cellular is controlled by TDS, and the Chairman of U.S. Cellular, who is also the President and CEO of TDS and who does not receive any compensation or benefits directly from U.S. Cellular, represents the interests of U.S. Cellular shareholders in overseeing compensation matters for U.S. Cellular (other than long-term incentive matters), including the services from Towers Watson.
2. The amount of fees received from the issuer by the person that employs the compensation consultant as a percentage of the total revenue of the person that employs the compensation consultant.
2. The amount of fees received from U.S. Cellular by Towers Watson as a percentage of the total revenue of Towers Watson is not significant (far less than 1% of Towers Watson's revenue). Also, the amount of fees received from TDS by Towers Watson as a percentage of the total revenue of Towers Watson is not significant and far less than 1% of Towers Watson's revenue.
3. The policies and procedures of the person that employs the compensation consultant that are designed to prevent conflicts of interest.	3. The policies and procedures of Towers Watson, including the policies and procedures relating to the six factors set forth in this table, are designed to prevent conflicts of interest.
4. Any business or personal relationships of the compensation consultant with a member of the compensation committee.
4. There are no business or personal relationships of Towers Watson or its representatives providing compensation consulting services to U.S. Cellular (or their immediate family members) with the Chairman or any member of the U.S. Cellular Long-Term Incentive Compensation Committee, except the business relationship arising from the compensation consulting and other services provided to U.S. Cellular by Towers Watson, as disclosed in this 2014 Proxy Statement, and the compensation consulting and other services provided to TDS by Towers Watson, as disclosed in the TDS proxy statement.
5. Any stock of the issuer owned by the compensation consultant.	5. Stock of U.S. Cellular (or TDS) is not owned by Towers Watson or its representatives providing compensation consulting services to U.S. Cellular (or their immediate family members).

FACTOR	CONSIDERATIONS
6. Any business or personal relationships between the executive officers of the issuer and the compensation adviser or the person employing the adviser.	6. There are no business or personal relationships between any executive officers of U.S. Cellular and Towers Watson or its representatives providing compensation consulting services to U.S. Cellular (or their immediate family members), except the business relationship arising from the compensation consulting and other services provided to U.S. Cellular by Towers Watson, as disclosed in this 2014 Proxy Statement, and the compensation consulting and other services provided to TDS by Towers Watson, as disclosed in the TDS proxy statement.

        Towers Watson does not provide any advice as to director compensation.

Benchmarking/Market Compensation Data

        U.S. Cellular does not engage in "benchmarking" as defined by the SEC, which would entail using compensation data about other companies as a reference point—either wholly or in part—to base, justify or provide a framework for a compensation decision. Although U.S. Cellular does obtain, review and consider a broad-based third-party survey of market compensation data from Towers Watson, this is used more generally as described below.

        For the named executive officers other than the President and CEO, in 2013, Towers Watson completed a job specific market analysis with respect to base pay. Executive officer positions were compared and matched to survey positions based on current role responsibilities. The source of market data was the Towers Watson Executive Compensation Database of over 750 companies. Competitive cash compensation data were from general industry (not industry specific) data, and represented data for stand-alone companies of U.S. Cellular's revenue size. Although no similar analysis was prepared for the President and CEO, the information from this database was also considered in determining the annual cash compensation of the President and CEO.

        U.S. Cellular, the Chairman and the Long-Term Incentive Compensation Committee use market compensation data provided by Towers Watson for long-term incentive awards as follows. The multiples used to calculate the long-term incentive awards in 2013 for 2012 performance were determined using a weighting of 50% of the total based on data from a peer group of customer focused companies (as identified below) and 50% of the total based on data from general industry companies (with revenue of $3 billion to $6 billion) from the Towers Watson database. The multiples were generally intended to provide awards at the 75th percentile. However, an officer's multiple could be increased by 0 - 15% upon recommendation by the President and CEO and approvals by the Chairman and Long-Term Incentive Compensation Committee, after their consideration of individual performance and other relevant factors. The multiples that were approved for the named executive officers based on the foregoing procedures are set forth below under "Long-Term Equity Compensation."

        U.S. Cellular, the Chairman and the Long-Term Incentive Compensation Committee review or consider the Towers Watson broad-based third-party survey data with respect to the general industry companies only for general purposes, and to obtain a general understanding of current compensation practices. U.S. Cellular, the Chairman and the Long-Term Incentive Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Towers Watson, such as median levels of compensation and market compensation data used for long-term incentive awards. The identities of the individual companies included in the survey are not considered in connection with any individual compensation decisions because this information is not considered to be material.

        In addition, in 2013, the following peer group of customer-focused companies was used as a market check and was developed primarily based on information obtained from the American Customer Satisfaction Index.

        Peer Group of Customer Focused Companies:    Avis Budget Group, Best Buy, Columbia Sportswear, Darden Restaurants, Gap, General Mills, Google, Hershey, Hertz, Hewlett-Packard, J.C. Penney Company, Kohl's, Marriott International, Microsoft, Nordstrom, PepsiCo, Sony Corporation, Southwest Airlines, Starbucks, Starwood Hotels & Resorts, Target, United Parcel Service and Whole Foods.

        U.S. Cellular also considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the U.S. Cellular Annual Report to shareholders, as discussed below, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to understand the market for general compensation arrangements for executives, but is not used for benchmarking purposes.

        U.S. Cellular selected the Dow Jones U.S. Telecommunications Index, a published industry index, for purposes of the Stock Performance Graph in the 2013 Annual Report. As of December 31, 2012, the Dow Jones U.S. Telecommunications Index had been composed of the following companies: AboveNet, American Tower (Class A), AT&T, CenturyLink, Cincinnati Bell, Crown Castel International Corp., Frontier Communications, Leap Wireless International, Leucadia National, Level 3 Communications, MetroPCS Communications, NII Holdings, SBA Communications Corp., Sprint Nextel, Telephone and Data Systems (TDS), tw telecom, U.S. Cellular, Verizon Communications, Virgin Media and Windstream. As of December 31, 2013, Dow Jones deleted Cincinnati Bell and Leucadia National and added T-Mobile US to this index.

Company Performance

        The degrees to which company performance measures and objectives were achieved in 2013 are discussed below separately for those that are stated in quantitative terms and for those that are stated in non-quantitative terms.

        For purposes of evaluating and determining compensation levels each year, U.S. Cellular calculates an overall percentage of U.S. Cellular performance based on performance measures set forth in its Executive Bonus Plan. The following shows the level of achievement with respect to 2013.

        The following performance measures were considered in evaluating U.S. Cellular quantitative performance for purposes of the 2013 Executive Bonus Plan: adjusted consolidated service revenues (40%); consolidated adjusted income before income taxes, which we refer to as "AIBIT" (35%); and adjusted consolidated capital expenditures (25%). On a weighted basis, U.S. Cellular achieved 90.7% of its targets which produced a payout of 67.5% of target for that portion of the bonus plan.

        Such company performance measures comprised 60% of the bonus opportunity under the 2013 Executive Bonus Plan.

        The below table shows the calculation of the overall quantitative company performance percentage for 2013 based on the 2013 Executive Bonus Plan. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with U.S. Cellular's financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below Bonus results and Targets are adjusted for amounts relating to items such as acquisitions and divestitures and other non-operating or non-core items (the "Bonus Metric Amounts"). The below Bonus results and Targets are intended to reflect the core operating results over which U.S. Cellular officers have significant influence.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Performance Measures	Final Bonus Results for 2013	Final Target for 2013	Bonus Results as a % of Target	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Interpolated % of Target Bonus Earned (if within Minimum and Maximum Range)	Weight	Weighted Performance %	Weighted Avg % of Target Bonus
Formula			(b) / (c )					(d)×(h )	(g)×(h )
Adjusted Consolidated Service Revenues(1)	$3,413.0 million	$3,554.2 million	96.0%	90%	110%	80.1%	40%	38.4%	32.1%
Consolidated AIBIT(2)	$602.6 million	$743.1 million	81.1%	85%	115%	0.0%	35%	28.4%	0.0%
Adjusted Consolidated Capital Expenditures(3)	$710.1 million	$741.1 million	95.8%	105%	90%	141.9%	25%	23.9%	35.5%

Overall Company Performance							100%	90.7%	67.5%

(1)
Adjusted Consolidated Services Revenues represents consolidated "Service revenues," as adjusted for the Bonus Metric Amounts.

(2)
Consolidated AIBIT represents consolidated "Adjusted income before income taxes" as set forth in Exhibit 99.1 to U.S. Cellular's Current Report on Form 8-K dated February 26, 2014, as adjusted for the Bonus Metric Amounts.

(3)
Adjusted Consolidated Capital Expenditures represents consolidated "Capital expenditures," as adjusted for the Bonus Metric Amounts. A lower number is better.

        If a metric does not meet the minimum threshold performance level, no bonus will be paid with respect to such metric. If maximum performance or greater is achieved, 200% of the bonus opportunity for that metric will be funded. As shown above, the minimum threshold was achieved for two of the three targets for 2013, but performance was less than maximum performance in each case. As a result, the payout level was interpolated as indicated above based on the formula included in the bonus plan.

        As shown above, the quantitative company performance percentage for U.S. Cellular for 2013 was determined to be 67.5%.

        The assessment of strategic initiatives as determined in the subjective judgment of the Chairman was 120%. In arriving at this percentage, the Chairman considered the following accomplishments of U.S. Cellular during 2013:

  •
  iPhone launch and Band 5 network deployment

  •
  TOPS new billing system launch

  •
  Divestiture of underperforming markets

  •
  Executive leadership change

  •
  Sales of spectrum

  •
  Cash dividend

  •
  4G LTE expansion

Performance Objectives and Accomplishments

        In addition to U.S. Cellular performance, the Chairman, President and CEO and members of the Long-Term Incentive Compensation Committee consider individual objectives and performance in determining executive compensation. The individual objectives considered by such persons in their evaluation of each of the named executive officers other than the President and CEO are almost entirely team objectives of the management group. There was no minimum level of achievement of any of those objectives before salary or other compensation could be increased or provided. The assessment of the achievement of such objectives is not formulaic, objective or quantifiable. Instead, individual performance considerations are factors, among others, that are generally taken into account in the course of making subjective judgments in connection with compensation decisions.

        The following summarizes the U.S. Cellular team objectives and accomplishments in 2013. In addition to achieving 90.7% of its weighted performance targets which produced a payout of 67.5% of target for that portion of the bonus plan, as discussed above, U.S. Cellular took actions in furtherance of the following objectives: (i) enhancing its brand perception and membership experience, (ii) making U.S. Cellular easier to do business with, (iii) optimizing distribution and integrating the channel experience, (iv) reducing cost and complexity, (v) investing in the future, including 4G LTE expansion, (vi) evolving the Dynamic Organization and building organizational capability, (vii) continuing to advocate on regulatory issues on behalf of U.S. Cellular, and (viii) continuing to execute the Sprint divestiture. Also, as noted above, U.S. Cellular completed the iPhone launch and related Band 5 network deployment, launched the TOPS new billing system, managed executive leadership changes, executed the sale of non-strategic spectrum, and issued a special cash dividend.

        Mr. Meyers was the principal executive officer of U.S. Cellular and supervised and guided all of the business and affairs of U.S. Cellular since June 22, 2013. As a result, Mr. Meyers is primarily responsible for the performance of U.S. Cellular. Each of the executive officers was considered to have made a significant contribution to the aforementioned performance achievements. The portion of the bonus for individual performance is based on an individual performance assessment approved by the Chairman in his subjective judgment which, in the case of officers other than the President and CEO, considers the recommendation of the President and CEO, in his subjective judgment. This individual performance assessment for 2013 is used in determining the amount of the cash bonus for 2013 performance paid in 2014 and the stock option awards and restricted stock unit awards granted in 2014 with respect to 2013 performance.

        The following shows certain considerations relating to compensation paid in 2013 to persons who continue to serve as named executive officers:

	Kenneth R. Meyers	Steven T. Campbell	Michael S. Irizarry	Jay M. Ellison
Position at U.S. Cellular	Director and President and Chief Executive Officer	Executive Vice President—Finance, Chief Financial Officer and Treasurer	Executive Vice President and Chief Technology Officer—Engineering and Information Services	Executive Vice President—Sales and Customer Service
Responsibilities at U.S. Cellular for above position	Primary responsibility for operations and performance as CEO	Accounting and financial reporting, credit and collections, financial planning and analysis, strategic planning, real estate and site services, supply chain, treasury and regulatory matters	All technological operations including wireless towers, network build-outs, network operations and technological advancements	All matters related to sales and customer service
Date or Year Appointed to Current Title	June 2013	2007	2011	November 2013
Years Included as Named Executive Officer in Summary Compensation Table (since this table was implemented in 2007)	2007 and 2013	2007 - 2013	2007 - 2013	2007 - 2009 and 2013
Period(s) Employed at U.S. Cellular	1987 to 2006 and June 2013 to Present	2005 to Present	2002 to Present	2000 to 2009 and November 2013 to Present

        The following shows certain considerations relating to compensation paid in 2013 to persons identified in the Summary Compensation Table who are no longer serving as named executive officers:

	Mary N. Dillon	Jeffrey J. Childs	Carter S. Elenz	David C. Kimbell
Position at U.S. Cellular	Former Director and Former President and Chief Executive Officer	Former Executive Vice President and Chief Human Resources Officer	Former Executive Vice President—Sales and Customer Service	Former Executive Vice President—Chief Marketing Officer
Responsibilities at U.S. Cellular for above position	Primary responsibility for operations and performance as CEO	All human resource related activities	All sales and customer service activities	All marketing related activities
Date or Year Appointed to Current Title	2010	2010	2011	March 2013
Years Included as Named Executive Officer in Summary Compensation Table (since this table was implemented in 2007)	2010 - 2013	2007 - 2013	2012 - 2013	2013
Period(s) Employed at U.S. Cellular	2010 - June 2013	2004 - September 2013	2011 - December 2013	2011 to January 2014

Agreements Entered into in 2013

        U.S. Cellular entered into the following agreements in 2013 through negotiation with the named executive officers identified below.

        U.S. Cellular and Kenneth R. Meyers entered into a letter agreement dated July 25, 2013 relating to his appointment as President and CEO effective June 22, 2013 (the "Meyers Letter Agreement"). In general, this provides for a base salary for 2013 of $830,000 per year, a target bonus opportunity for 2013 of $664,000, a non-qualified option to purchase 125,000 U.S. Cellular Common Shares, a restricted stock unit award with respect to 45,000 U.S. Cellular Common Shares, and includes provisions relating to annual equity awards, retiree medical/life insurance benefits and a related tax gross-up, and severance (pursuant to which Mr. Meyers would be entitled to his then current annual base salary in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019). See Footnote (1) to the Summary Compensation Table below for further details.

        U.S. Cellular and Jay M. Ellison entered into a letter agreement dated October 30, 2013 relating to his employment with U.S. Cellular beginning November 1, 2013 (the "Ellison Letter Agreement"). In general, this provides for an annualized starting salary in 2013 of $460,000, a target bonus opportunity equal to 75% of his 2013 annual base earnings prorated based upon his hire date, an initial award of non-qualified stock options valued at $59,416, and includes provisions relating to future equity awards. See Footnote (4) to the Summary Compensation Table below for further details.

        U.S. Cellular entered into an Employment and General Release Agreement with Carter S. Elenz as of December 17, 2013. Pursuant to this agreement, subject to the terms and conditions thereof, Mr. Elenz confirmed his resignation as Executive Vice President—Sales and Customer Service of U.S. Cellular as of October 28, 2013, and U.S. Cellular agreed to continue to employ Mr. Elenz as an employee of U.S. Cellular until, and to continue to provide to Mr. Elenz his current annual base salary and employment benefits through, December 31, 2013. In addition, subject to Mr. Elenz' compliance with the terms and conditions of such agreement, U.S. Cellular agreed to pay Mr. Elenz a total of $658,014 in 2014. See Footnote (7) to the Summary Compensation Table below for further details.

Annual Cash Compensation

        The following discusses annual cash compensation, which consists of base salary and bonus.

  Base Salary

        Annually, the Chairman determines the President and CEO's base salary. With respect to the other executive officers, the President and CEO recommends and the Chairman approves annually each such executive officer's base salary. Base salary is determined based on an evaluation of the performance of U.S. Cellular and each executive officer and such other facts and circumstances as the Chairman and/or President and CEO may deem relevant, as discussed below.

        Significant general facts and circumstances that the Chairman considered in approving the base salaries of the named executive officers, and that the President and CEO considered in recommending the base salaries of the named executive officers other than the President and CEO, are as follows: U.S. Cellular's status as a public company and controlled company; the fact that U.S. Cellular is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than U.S. Cellular, possess greater resources, possess more extensive coverage areas and more spectrum within some coverage areas, and market other services with their communications services that U.S. Cellular does not offer; U.S. Cellular's performance, as discussed above; and the market compensation information, as discussed above. In addition, the Chairman and President and CEO considered additional specific facts and circumstances with respect to each of the named executive officers, as discussed below.

        The Chairman considers the above facts and circumstances and makes a determination of ranges of base salary for each named executive officer, based on the recommendations of the President and CEO with respect to all named executive officers other than the President and CEO. The base salary of each executive officer is set at a level considered to be appropriate in the subjective judgment of the Chairman based on an assessment of the responsibilities and performance of such executive officer, taking into account the facts and circumstances discussed above. No specific performance measures are determinative in the base salary compensation decisions for executive officers. Ultimately, it is the informed judgment of the Chairman based on the recommendation of the President and CEO that determines an executive officer's base salary based on the total mix of information rather than on any specific measures of performance.

        The base salary of Mr. Meyers for 2013 was set at $830,000 pursuant to the Meyers Letter Agreement.

        The following shows certain information relating to base salary in 2013 for Kenneth R. Meyers after his appointment as President and CEO, and for Mary N. Dillon prior to her resignation.

	Kenneth R. Meyers	Mary N. Dillon
Annual Base Salary for 2013	$830,000	$830,000
2013 Base Salary in Summary Compensation Table for period of service in 2013	$438,877	$391,123
Period of Service in 2013	6/22/13 - 12/31/13	1/1/13 - 6/21/13

        The following shows certain information relating to base salary in 2013 compared to 2012 for other named executive officers whose 2012 compensation was previously reported:

	Steven T. Campbell		Michael S. Irizarry		Jeffrey J. Childs		Carter S. Elenz
2012 Base Salary per Summary Compensation Table for 1/1/12 - 12/31/12		$511,203		$551,926		$472,782		$435,417
Base Salary level prior to 3/1/13		$520,000		$555,054		$475,088		$438,900
Base Salary level 3/1/13 - 2/28/14		$546,000		$577,256		$491,716		$458,651
2013 Base Salary per Summary Compensation Table for 1/1/13 - 12/31/13		$541,667		$573,556		$348,615		$455,359
$ Increase in Base Salary on 3/1/13		$26,000		$22,202		$16,628		$19,751
% Increase in Base Salary on 3/1/13		5.0%		4.0%		3.5%		4.5%
Range per 2012 Towers Watson survey	$ $	450,000 to 560,000	$ $	385,000 to 665,000	$ $	305,000 to 385,000	$ $	380,000 to 540,000
Median of range		$525,000		$490,000		$360,000		$435,000

        The 2013 Base Salary per Summary Compensation Table for 1/1/13 - 12/31/13 in the above table for Jeffrey J. Childs reflects the fact that he resigned in September 2013.

        The base salaries of the above officers are believed to be within the range considered to be appropriate in the judgment of the Chairman and the President and CEO. In addition to the considerations discussed above, significant specific facts and circumstances that the Chairman and the President and CEO considered in determining the base salaries include the position and responsibilities of the officer; the length of service in such capacity and with U.S. Cellular; the team performance objectives and achievements and the extent to which the officer was considered to have contributed to such achievements; the ranges and metrics for the individual officers based on market compensation information, as indicated above; the overall views and feedback of U.S. Cellular personnel with respect to the officer; and the Chairman's and the President and CEO's subjective views regarding such officer's contributions to U.S. Cellular during that time and in particular, during 2013.

  Bonus

        The 2013 Executive Bonus Plan was approved by the Chairman and by the President and CEO in 2013. The Chairman does not participate in any U.S. Cellular bonus plan and the current President and CEO does not participate in any formal bonus plan. U.S. Cellular had separate guidelines for awarding bonuses to the former President and CEO, which are no longer in effect. The determination of the bonus payable to the current President and CEO was not formulaic. In addition to considering the performance under the 2013 Executive Bonus Plan, in determining the bonus of the President and the CEO, the Chairman also considered other U.S. Cellular metrics and various other performance measures as he determined in his discretion.

        This 2013 Executive Bonus Plan measured performance with respect to 2013, relating to bonuses paid in 2014. A copy of this plan was filed with the SEC on a Form 8-K dated July 22, 2013.

        The purposes of the 2013 Executive Bonus Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular's officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the 2013 Executive Bonus Plan are all executive officers and vice president level officers of U.S. Cellular, except that, as discussed above, in determining the bonus of the President and CEO, in addition to considering the performance under the

2013 Executive Bonus Plan, the Chairman also considered other U.S. Cellular metrics and various other performance measures as he determined in his discretion.

        The following performance measures were considered for the purposes of the 2013 Executive Bonus Plan:

Company Performance	Component Weighting	Overall Plan Weighting
Adjusted Consolidated Service Revenues	40%	24%
Consolidated Adjusted Income Before Income Taxes	35%	21%
Adjusted Consolidated Capital Expenditures	25%	15%

Company Performance	100%	60%
Chairman Assessment of Strategic Initiatives		10%
Individual Performance		30%

Total		100%

        U.S. Cellular sets target levels for the company performance measures at levels that it believes are achievable with above average performance. U.S. Cellular believes it would require outstanding performance to achieve 200% of the target levels, which is the maximum for each company performance factor.

        The amount of the bonus is not determined and cannot be calculated in advance of, and does not vest until, approval and payment to the officer.

        The Chairman determines the actual payout that each officer will receive.

  Summary of Bonus Payments

        The following shows the calculation of bonuses with respect to 2013 performance.

        As noted above under "Company Performance," the overall percentage achieved with respect to quantitative company performance under the 2013 Executive Bonus Plan was determined to be 67.5% of target. The assessment of strategic initiatives as determined in the subjective judgment of the Chairman was 120% of target.

        The following shows information with respect to each named executive officer that received a bonus for 2013 performance (paid in 2014) showing the amount of bonus awarded as a result of the achievement of the above company performance measures and the amount awarded based on the assessment of strategic initiatives and on individual performance (the below amounts may be rounded):

		Formula	Kenneth R. Meyers	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry
a	2013 base salary (Later of 3/1/13 or hire date) (amount for Jay M. Ellison is pro-rated based on his hire date)		$830,000	$546,000	$76,667	$577,256
b	Target bonus percentage		80%	55%	75%	55%

c	Target bonus	a × b	$664,000	$300,300	$57,500	$317,491

d	Percentage of 2013 target bonus based on company performance		N/A	60%	60%	60%

e	Target bonus for company performance	c × d	N/A	$180,180	$34,500	$190,495

f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on company performance in 2013 (differences due to rounding)	e × 67.5%	N/A	$123,123	$23,575	$130,171

	Calculation of amount reported under "Bonus" column:
g	Portion of bonus based on assessment of strategic initiatives in 2013 as determined by Chairman	c × 10% × 120%	N/A	$36,036	$6,900	$38,099
h	Amount of discretionary bonus based on individual performance		N/A	$99,099	$30,188	$114,297
i	Amount of bonus award to President and CEO		$664,000	N/A	N/A	N/A

j	Subtotal of amount reported under "Bonus" column	g + h + i	$664,000	$135,135	$37,088	$152,396

k	Total bonus for 2013 paid in 2014 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column)	f + j	$664,000	$258,258	$60,663	$282,567

        The entire amount of the bonus paid to Mr. Meyers is included under the "Bonus" column in the Summary Compensation Table because the determination of the amount of the bonus to the President and CEO was not formulaic. In addition to considering the performance under the 2013 Executive Bonus Plan, the Chairman also considered other U.S. Cellular metrics and various other performance measures as he determined in his discretion.

        The compensation for Mr. Meyers was not prorated for purposes of this calculation. Pursuant to the Meyers Letter Agreement, Mr. Meyers was entitled to a bonus without proration. Mr. Meyers did not receive a 2013 bonus from TDS due to the fact that he relinquished his positions at TDS in order to accept his new position at U.S. Cellular.

        The compensation for Mr. Ellison is prorated based on his hire date in 2013.

        Mary N. Dillon, Jeffrey J. Childs, Carter S. Elenz and David C. Kimbell did not become entitled to and did not receive a bonus with respect to 2013 because they resigned prior to the time such bonuses were determined and paid in 2014.

Long-Term Equity Compensation

        The Chairman recommends and the Long-Term Incentive Compensation Committee approves long-term equity compensation awards to the named executive officers under the U.S. Cellular long-term incentive plan, which awards generally have included stock options, restricted stock units and bonus match units. Awards in 2013 granted prior to May 14, 2013 were made under the U.S. Cellular 2005 Long-Term Incentive Plan. Effective May 14, 2013, the U.S. Cellular 2013 Long-Term Incentive Plan replaced the 2005 Long-Term Incentive Plan for awards granted after such date.

        Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the intended goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term incentive compensation to increases in shareholder value over the same period.

        Although the Long-Term Incentive Compensation Committee has the discretion to grant various types of awards, it generally grants only restricted stock units and stock options. In addition, officers may receive employer stock match awards in connection with deferred bonus as described below under "Information Regarding Nonqualified Deferred Compensation." The restricted stock units generally vest in full (cliff vesting) on the third anniversary of the date of grant, subject to continued employment. Stock options generally become exercisable with respect to 33 1/3% of the shares underlying the stock option each year over a three year period and are exercisable until the tenth anniversary of the date of grant, in each case, subject to continued employment. The awards to Kenneth R. Meyers in 2013 included different terms that were negotiated as part of the Meyers Letter Agreement. See Footnote (1) to the Summary Compensation Table below for further details.

        Officers receive an award of restricted stock units in the current year primarily based on the achievement of certain levels of corporate and individual performance in the immediately preceding year and an award of stock options in the current year primarily based on individual performance in the immediately preceding year. However, all stock option and restricted stock unit awards are expensed over the applicable vesting periods.

        The Long-Term Incentive Compensation Committee determined the number of restricted stock units and stock options to award to the named executive officers in 2013 as follows. The following first discusses the general approach used for the named executive officers other than the President and CEO and Mr. Ellison. Following that is a discussion of how this approach was modified with respect to the President and CEO and Mr. Ellison.

        The target allocation of long-term compensation awards in 2013 was 50% in stock options and 50% in restricted stock units. This allocation was based, in part, on trends shown by information from U.S. Cellular's compensation consultant, Towers Watson. See "Benchmarking/Market Compensation Data" above.

        Although the target allocation was based on trends shown by market compensation data, the stock option grant was adjusted by an officer performance multiple and the restricted stock unit award was adjusted by an officer performance multiple as well as a U.S. Cellular performance factor, as discussed below.

        Based on information from Towers Watson, the formula for determining the number of stock options to award to the executive officers other than the President and Chief Executive Officer and Mr. Ellison was (a) the officer's March 1, 2013 base salary × 50% (i.e., the percentage of long-term incentive opportunity to be granted in the form of a stock option award) × the officer performance multiple for 2012, divided by (b) the Black-Scholes value of an option on U.S. Cellular's stock based on the closing stock price on the grant date. This result was rounded as indicated below.

        Based on information from Towers Watson, the formula for determining the number of restricted stock units to award to the executive officers other than the President and Chief Executive Officer was (a) the officer's March 1, 2013 base salary × 50% (i.e., the percentage of long-term incentive opportunity to be granted in the form of a restricted stock unit award) × the U.S. Cellular adjusted company performance percentage for 2012 × the officer performance multiple for 2012, divided by (b) the value of a U.S. Cellular Common Share based on the closing stock price on the grant date. The adjusted company performance percentage for 2012 was 82.0%, comprised of quantitative company financial performance plus the Chairman's qualitative assessment of company performance, on a weighted basis.

        The officer performance multiple for 2012 (utilized for 2013 awards) represents a number based on information from Towers Watson derived from market compensation data as discussed under "Benchmarking/Market Compensation Data" above. The amount of this multiple relates to the officer's relative position at U.S. Cellular and reflects the Chairman's and President and CEO's assessment of the officer's individual performance. Based on the foregoing, the named executive officers other than the President and CEO and Mr. Ellison were assigned the multiples disclosed below.

        The target values in the below tables are calculated by U.S. Cellular using the formulas described above considering information provided by Towers Watson. These are not the same as the accounting values that are recorded pursuant to the requirements of FASB ASC 718, as reported elsewhere in this 2014 Proxy Statement.

        As with the annual salary and bonus, executive officers do not become entitled to any stock options or restricted stock units as a result of the achievement of any corporate or individual performance levels. An award of stock options and restricted stock units is entirely discretionary and executive officers have no right to any stock option or restricted stock unit awards unless and until they are awarded. Pursuant to SEC rules, awards granted in 2013 are included in the Summary Compensation Table below with respect to 2013 compensation.

        As a result of the foregoing formulas and individual performance factors, the following stock options and restricted stock units were granted on April 1, 2013 to the persons who were named executive officers at that time (other than the President and Chief Executive Officer at that time):

			Current Officers		Former Officers
		Formula	Steven T. Campbell	Michael S. Irizarry	Jeffrey J. Childs	Carter S. Elenz	David C. Kimbell
a	March 1, 2013 Base Salary		$546,000	$577,256	$491,716	$458,651	$385,250
b	Performance Multiple		2.17	2.38	1.90	1.67	1.51
c	Long Term Incentive Target Value	a × b	$1,184,820	$1,373,869	934,260	$765,947	$581,728
d	Option Target Value	c × 50%	$592,410	$686,935	$467,130	$382,974	$290,864
e	Closing Stock Price on April 1, 2013		$36.34	$36.34	$36.34	$36.34	$36.34
f	Closing Price × Black-Scholes Ratio	e × 32.99%	$11.99	$11.99	$11.99	$11.99	$11.99
g	Options Granted (rounded)	d / f	49,425	57,300	38,975	31,950	24,250
h	RSU Target Value	c × 50%	$592,410	$686,935	$467,130	$382,974	$290,864
i	2012 Company Performance %		82.0%	82.0%	82.0%	82.0%	82.0%
j	Adjusted RSU Value	h × i	$485,776	$563,286	$383,047	$314,038	$238,508
k	RSUs Granted (rounded)	j / e	13,368	15,500	10,541	8,642	6,563
Adjustment for Special Cash Dividend (see below):
l	Adjustment factor for exercise price		0.857708	0.857708	0.857708	0.857708	0.857708
m	Adjusted exercise price	e × l	$31.17	$31.17	$31.17	$31.17	$31.17
n	Adjustment factor for shares		1.165897	1.165897	1.165897	1.165897	1.165897
o	Adjusted Options Granted	g × n	57,624	66,805	45,440	37,250	28,273
p	Adjusted RSUs Granted	k × n	15,585	18,071	12,289	10,075	7,651

        The approach for granting stock option and restricted stock unit awards to Mary N. Dillon differed from the above approach for the other named executive officers. The following stock option and restricted stock unit awards were granted to Ms. Dillon on April 1, 2013 using the formula outlined below:

		Formula	Mary N. Dillon
a	Long Term Incentive Target Value from Towers Watson		$2,832,000
b	Discretionary Increase in Long Term Incentive Target Value		$268,000
c	Adjusted Long Term Incentive Target Value		$3,100,000
d	Option Target Value	c × 50%	$1,550,000
e	Closing Stock Price on April 1, 2013		$36.34
f	Closing Price × Black-Scholes Ratio	e × 32.99%	$11.99
g	Options Granted (rounded)	d / f	129,300
h	RSU Target Value	c × 50%	$1,550,000
i	2012 Company Performance %—N/A per compensation policy for M. Dillon		—
j	Adjusted RSU Value		$1,550,000
k	RSUs Granted (rounded)	j / e	42,653
Adjustment for Special Cash Dividend (see below):
l	Adjustment factor for exercise price		0.857708
m	Adjusted exercise price	e × l	$31.17
n	Adjustment factor for shares		1.165897
o	Adjusted Options Granted	g × n	150,750
p	Adjusted RSUs Granted	k × n	49,729

        These awards were forfeited following Ms. Dillon's resignation as President and CEO effective June 21, 2013.

        Pursuant to the Meyers Letter Agreement, the Long-Term Incentive Compensation Committee granted the following initial equity awards to Mr. Meyers on July 31, 2013 under the U.S. Cellular 2013 Long-Term Incentive Plan: (i) a non-qualified option to purchase 125,000 Common Shares, with an exercise price of $39.71 per share and (ii) a restricted stock unit award with respect to 45,000 Common Shares. These two awards will cliff vest on June 22, 2019 (the sixth anniversary of the date Mr. Meyers commenced service as President and Chief Executive Officer), provided that he remains employed by the company through such date. In such case, he will be eligible to exercise such option following his retirement through the earlier of (i) the third anniversary of his retirement date and (ii) July 31, 2023, provided that he terminates without cause, performs reasonably requested consulting services and does not compete with the company or misappropriate the company's confidential information. See Footnote (1) to the Summary Compensation Table.

        Pursuant to the Ellison Letter Agreement, the Long-Term Incentive Compensation Committee granted the following initial equity award to Mr. Ellison on November 12, 2013 under the U.S. Cellular 2013 Long-Term Incentive Plan: a non-qualified option to purchase 3,950 Common Shares, with an exercise price of $45.64 per share, which becomes exercisable in annual increments of one third on November 12 of each year beginning in 2014 and ending in 2016, and is exercisable until November 12, 2023. See Footnote (4) to the Summary Compensation Table. Mr. Ellison was not granted a restricted stock unit award during 2013.

Special Cash Dividend

        On May 17, 2013, U.S. Cellular announced the declaration of a special cash dividend of $5.75 per share, payable on June 25, 2013 to all holders of U.S. Cellular Common Shares and Series A Common Shares of record at the close of business on June 11, 2013 (the "Special Cash Dividend"). Pursuant to the U.S. Cellular long-term incentive plans, the outstanding awards and deferred compensation accounts under such plans, including with respect to the named executive officers, were appropriately and equitably adjusted by the U.S. Cellular Long-Term Incentive Compensation Committee as a result of the Special Cash Dividend. Except as otherwise indicated, all information herein with respect to awards outstanding as of the June 7, 2013 ex-dividend date for the Special Cash Dividend reflects the awards as adjusted to reflect the Special Cash Dividend.

Analysis of Compensation

        The following table identifies the percentage of each element of total compensation of each of the persons that are currently serving as named executive officers, based on the Summary Compensation Table for 2013:

	Kenneth R. Meyers	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry
Salary	8.3%	27.8%	40.8%	26.2%
Bonus	12.6%	6.9%	19.7%	7.0%
Stock Awards	33.9%	24.9%	0%	25.8%
Stock Options	44.3%	31.4%	26.2%	32.5%
Non-Equity Incentive Plan Compensation	0%	6.3%	12.5%	6.0%
Other	0.9%	2.7%	0.8%	2.5%

	100.0%	100.0%	100.0%	100.0%

        The compensation of Kenneth R. Meyers and Jay M. Ellison is not representative of compensation that would be paid in a typical year due to the fact that they started in their new positions in June 2013 and November 2013, respectively.

        The compensation of each of the officers who resigned would not be meaningful or representative of compensation that would be paid in a typical year due to the fact that none of such officers received any bonus for 2013 and because the stock awards and stock options granted in 2013 were later forfeited upon their resignation. Accordingly, the compensation of the former officers is not included in the above table.

        As noted herein, U.S. Cellular's overall compensation objectives are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular. Also, as noted herein, U.S. Cellular determines the amount of compensation to pay or provide to each named executive officer considering compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner. Considering the foregoing, U.S. Cellular recognizes that it needs to and believes that it should compensate the President and CEO at a level that considers the compensation of presidents and chief executive officers of similar companies, which compensation is higher than the compensation of other named executive officers of such companies. U.S. Cellular believes that this is necessary to attract and retain a highly qualified person to serve as President and CEO and to compete successfully against other companies. U.S. Cellular also recognizes that it needs to and believes that it should compensate the other named executive officers at levels that reflect the compensation of similarly situated positions at similar companies in order to attract and retain high quality persons for such positions at U.S. Cellular.

        The Chairman and the Long-Term Incentive Compensation Committee believe that the elements of compensation and total compensation of the named executive officers have been set at appropriate levels considering the foregoing principles.

Other Benefits and Plans Available to Named Executive Officers

        The named executive officers participate in certain benefits and plans, as described below.

        As noted above, U.S. Cellular's overall compensation objectives for executive officers are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        To achieve these objectives, the Chairman and the Long-Term Incentive Compensation Committee believe that the named executive officers must be offered a competitive compensation package, including benefits and plans. U.S. Cellular's compensation packages are designed to compete with other companies for talented employees. U.S. Cellular's benefits and plans are part of this package and enable U.S. Cellular to attract and retain talented employees, including the named executive officers. Thus, the benefits and plans fit into U.S. Cellular's overall compensation objectives primarily by helping U.S. Cellular achieve the second objective of U.S. Cellular's overall compensation objectives, which is to attract and retain high quality management. Benefits and plans are an important part of the mix of compensation used to attract and retain management, but do not significantly affect decisions relating to other elements of annual or long-term compensation, which are provided consistent with the above compensation objectives.

Deferred Salary and Bonus

        Deferred Salary and/or Bonus.    The named executive officers are permitted to defer salary and/or bonus into an interest-bearing arrangement under a deferred compensation plan. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus" or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Pursuant to the plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) in the Summary Compensation Table includes the portion of any interest that exceeded the rate specified by the Internal Revenue Service that is 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code) (such specified rate, the "AFR"), at the time each monthly interest rate was set. The deferred compensation account of an officer is paid at the time and in the form provided in the plan, which permits certain distribution elections by the officer.

        The executive is always 100% vested in all salary and bonus amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Any such amounts are reported in the Nonqualified Deferred Compensation table below and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

        Deferred Bonus under the Long-Term Incentive Plan.    In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the named executive officers are also permitted to defer some or all of their bonuses pursuant to deferred bonus compensation agreements under the 2005 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan, as discussed below. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus" or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Deferred bonus under the long-term incentive plan will be deemed invested in phantom U.S. Cellular Common Shares. The named executive officers receive a distribution of the deferred bonus account at the time and in the form provided in the plan, which permits certain distribution elections by the officer.

        The executive is always 100% vested in all bonus amounts that have been deferred under a deferred bonus compensation arrangement under the 2005 Long-Term Incentive Plan and 2013 Long-Term Incentive Plan. Such amounts are reported in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

U.S. Cellular 2005 Long-Term Incentive Plan

        The annual long-term compensation awards in 2013 were made on April 1, 2013 under U.S. Cellular's 2005 Long-Term Incentive Plan, as discussed above in this Compensation Discussion and Analysis. At the 2013 annual meeting, U.S. Cellular shareholders approved the 2013 Long-Term Incentive Plan that replaced the 2005 Long-Term Incentive Plan for awards granted after the date of such approval on May 14, 2013.

        Under the 2005 Long-Term Incentive Plan, U.S. Cellular was authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and employer match awards for deferred bonus. The following provides certain additional information relating to deferred bonus stock unit match awards, restricted stock units and stock options.

        Pursuant to the 2005 Long-Term Incentive Plan, each officer was able to elect to defer all or a portion of his or her annual bonus. U.S. Cellular allocated a stock unit match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which was in excess of one-half of the employee's gross bonus for the year. The stock unit match awards are deemed invested in phantom Common Shares and vest ratably at a rate of one-third per year over three years. Column (e), "Stock Awards," of the below Summary Compensation Table includes the aggregate grant date fair value of the stock unit match awards granted in 2013 computed in accordance with FASB ASC 718.

        If a recipient of an award under the 2005 Long-Term Incentive Plan enters into competition with, or misappropriates confidential information of, U.S. Cellular or any affiliate thereof, including TDS and its affiliates, then all such awards shall terminate and be forfeited. Also see "Clawback" below.

        The 2005 Long-Term Incentive Plan and related stock option, restricted stock unit and deferred bonus agreements provide various rights upon resignation (with prior consent of the U.S. Cellular board of directors), retirement, special retirement, disability, death, or other termination or separation from service, and upon a change in control thereunder, as summarized below. See the below Table of Potential Payments upon Termination or Change in Control for additional information.

  Change in Control

        The following summarizes the change in control provisions of the U.S. Cellular 2005 Long-Term Incentive Plan.

        Notwithstanding any other provision in the 2005 Long-Term Incentive Plan or any agreement, in the event of a 2005 LTIP Change in Control (as described below), the board of directors may, but will not be required to, make such adjustments to outstanding awards under the 2005 Long-Term Incentive Plan as it deems appropriate, including without limitation, (i) accelerating the vesting or exercisability of outstanding awards, and/or to the extent legally permissible, causing any applicable restriction or performance period to lapse; (ii) causing any applicable performance measures to be deemed satisfied at the minimum, target or maximum level; (iii) electing that outstanding awards be surrendered to U.S. Cellular in exchange for a payment of cash as specified in the 2005 Long-Term Incentive Plan; and (iv) in the event of a transaction specified in clauses (iii) and (iv) of the next paragraph, in connection with which the holders of Common Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, the board of directors may, but will not be required to, substitute for each Common Share available under the 2005 Long-Term Incentive Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding Common Share is converted pursuant to such 2005 LTIP Change in Control.

        Generally, a "2005 LTIP Change in Control" is defined in the 2005 Long-Term Incentive Plan as: (i) an acquisition by a person or entity of 25% or more of the combined voting power of the then outstanding securities of U.S. Cellular entitled to vote generally on matters (without regard to the election of directors), subject to certain exceptions; (ii) unapproved changes in the majority of the members of the board of directors; (iii) certain corporate restructurings, including certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of U.S. Cellular; or

(iv) approval by the shareholders of U.S. Cellular of a plan of complete liquidation or dissolution of U.S. Cellular.

        The foregoing outlines the potential effect of a 2005 LTIP Change in Control relating to all awards available under the 2005 Long-Term Incentive Plan. However, U.S. Cellular currently only has outstanding under such plan restricted stock units, options and phantom stock units related to deferred compensation accounts.

        Because a 2005 LTIP Change in Control may result in the acceleration of vesting of stock options, restricted stock units and bonus match units, the effects of such accelerated vesting in such event are included in the below Table of Potential Payments upon Termination or Change in Control.

        For a copy of the 2005 Long-Term Incentive Plan, see Exhibit C to U.S. Cellular's 2009 proxy statement.

U.S. Cellular 2013 Long-Term Incentive Plan

        After May 14, 2013, long-term compensation awards are being made under U.S. Cellular's 2013 Long-Term Incentive Plan.

        Under the 2013 Long-Term Incentive Plan, U.S. Cellular is authorized to grant stock options, stock appreciation rights, bonus stock awards, restricted stock awards, restricted stock unit awards, performance awards and employer match awards for deferred bonus. The following provides certain additional information relating to deferred bonus stock unit match awards, restricted stock units and stock options.

        Pursuant to the 2013 Long-Term Incentive Plan, each officer may elect to defer all or a portion of his or her annual bonus. U.S. Cellular will allocate a stock unit match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The stock unit match awards will be deemed invested in phantom Common Shares and will vest ratably at a rate of one-third per year over three years.

        If a recipient of an award under the 2013 Long-Term Incentive Plan enters into competition with, or misappropriates confidential information of, U.S. Cellular or any affiliate thereof, including TDS and its affiliates, then all such awards shall terminate and be forfeited. Also see "Clawback" below.

        The 2013 Long-Term Incentive Plan and related stock option, restricted stock unit and deferred bonus agreements provide various rights upon resignation (with prior consent of the U.S. Cellular board of directors), retirement, special retirement, disability, death, or other termination or separation from service, and upon a change in control thereunder, as summarized below. See the below Table of Potential Payments upon Termination or Change in Control for additional information.

  Change in Control

        The following summarizes the change in control provisions of the 2013 Long-Term Incentive Plan:

        Notwithstanding any other provision in the 2013 Long-Term Incentive Plan or any agreement, in the event of a 2013 LTIP Change in Control (as described below), the board of directors (as constituted prior to the 2013 LTIP Change in Control) may in its discretion, but will not be required to, make such adjustments to outstanding awards under the 2013 Long-Term Incentive Plan as it deems appropriate, including without limitation, (i) accelerating the vesting or exercisability of some or all outstanding awards, and/or to the extent legally permissible, causing any applicable restriction or performance period to lapse in full or part; (ii) causing any applicable performance measures to be deemed satisfied at the target, maximum or any other level determined by the board of directors (as constituted prior to the 2013 LTIP Change in Control); (iii) requiring that the shares of stock into which Common Shares are converted pursuant to the 2013 LTIP Change in Control be substituted for some or all of the Common Shares subject to outstanding awards, with an appropriate adjustment as determined by the Long-Term Incentive Compensation Committee; and/or (iv) requiring outstanding awards, in whole or part, to be surrendered to U.S. Cellular in exchange for a payment of cash, shares of capital stock of the company resulting from or succeeding to the business of U.S. Cellular in connection with the 2013 LTIP Change in Control, or the parent thereof, or a combination of cash and shares.

        Generally, a "Change in Control" is defined in the 2013 Long-Term Incentive Plan as: (i) an acquisition by a person or entity of the then outstanding securities of U.S. Cellular (the "Outstanding Voting Securities") (x) having sufficient voting power of all classes of capital stock of U.S. Cellular to elect at least 50% or more of the members of the board of directors or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), subject to certain exceptions; (ii) unapproved changes in the majority of the members of the board of directors; (iii) certain corporate restructurings, including certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of U.S. Cellular; or (iv) approval by the shareholders of U.S. Cellular of a plan of complete liquidation or dissolution of U.S. Cellular.

        The foregoing outlines the potential effect of a 2013 LTIP Change in Control relating to all awards available under the 2013 Long-Term Incentive Plan. However, U.S. Cellular currently only has outstanding and/or expects to award under such plan restricted stock units, options and phantom stock units related to deferred compensation accounts.

        Because a 2013 LTIP Change in Control may result in the acceleration of vesting of stock options, restricted stock units and bonus match units, the effects of such accelerated vesting in such event are included in the below Table of Potential Payments upon Termination or Change in Control.

        For a copy of the 2013 Long-Term Incentive Plan, see Exhibit A to U.S. Cellular's 2013 proxy statement.

SERP

        Each of the named executive officers participates in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the SERP contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes any portion of interest earned under the SERP calculated using a rate that exceeds the AFR at the time the rate is set.

        A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the plan year for which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20 or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount attributable to the SERP is included in the below Table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2013 for each named executive officer is set forth in the "Nonqualified Deferred Compensation" table below.

Perquisites

        U.S. Cellular does not provide significant perquisites to its executive officers. See note (i) under "Explanation of Columns" under the Summary Compensation Table below for information about perquisites provided to the named executive officers. In addition, U.S. Cellular has no formal plan, policy or procedure pursuant to which executive officers are entitled to any perquisites following termination or change in control. However, from time to time, U.S. Cellular may enter into employment, retirement, severance or similar agreements that may provide for perquisites.

        Perquisites and personal benefits represent a relatively insignificant portion of the named executive officers' total compensation. Accordingly, they do not materially influence the Chairman's or Long-Term Incentive Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Tax-Deferred Savings Plan

        TDS sponsors the Tax-Deferred Savings Plan, a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and its subsidiaries which have adopted the plan, including U.S. Cellular. Employees contribute amounts from their compensation and U.S. Cellular makes matching contributions in part. U.S. Cellular makes matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% of such employee's compensation, and 40% of an employee's contributions up to the next 2% of such employee's compensation. Employees have the option of investing their contributions and U.S. Cellular's contributions in a TDS Common Share fund, a U.S. Cellular Common Share fund and certain unaffiliated funds. The amount of the matching contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Tax-Deferred Savings Plan, employees are always fully vested in their employee contributions, but are subject to a two year graduated vesting schedule (34% vesting at one year of service and 100% vesting at two years of service) for employer matching contributions. Vesting in employer matching contributions is not accelerated upon a change in control or termination event, except a termination by reason of death, total and permanent disability, or after an employee attains age 65. The vested portion of an employee's account becomes payable following the employee's termination of employment (a) as a lump sum or (b) in a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (other than a termination by reason of death, total and permanent disability or after an employee attains age 65) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Pension Plan

        TDS sponsors a tax-qualified noncontributory defined contribution Pension Plan for the employees of TDS and its participating subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant based on the applicable pension formula, and are funded annually by TDS and its participating subsidiaries. The TDS Pension Plan is designed to provide retirement benefits for eligible employees of TDS and its participating subsidiaries. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Benefits under the TDS Pension Plan are subject to a five year graduated vesting schedule (20% vesting at two years of service, 40% vesting at three years of service, 60% vesting at four years of service and 100% vesting at five years of service). Vesting is not accelerated upon a change in control or termination event, except a termination of employment due to death, a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date as defined in the plan. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees of participating employers, and benefits are not enhanced upon any termination (except due to death, a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Health and Welfare Benefits

        TDS also provides customary health and welfare and similar plans for the benefit of employees of TDS and its subsidiaries, including U.S. Cellular. These group life, health, disability, medical reimbursement and/or similar plans do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

        The Chairman and the Long-Term Incentive Compensation Committee consider the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the determinations of the appropriate compensation for U.S. Cellular executive officers. The Chairman and the Long-Term Incentive Compensation Committee consider the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation.

        U.S. Cellular places more significance on the tax treatments of particular forms of compensation, because these may involve actual cash expense to the company or the executive.

        Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a one million dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer and the corporation's other three most highly compensated officers, exclusive of the principal executive officer and principal financial officer. In evaluating whether to structure executive compensation components as performance-based under Section 162(m) and thus, exempt from the one million dollar deduction limit, U.S. Cellular considers the net cost, and its ability to effectively administer executive compensation to promote corporate goals and in the long-term interest of shareholders. U.S. Cellular believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, although U.S. Cellular considers the deductibility of particular forms of compensation, U.S. Cellular may approve elements of compensation that are consistent with the objectives of our executive compensation program, but that may not be fully deductible.

        U.S. Cellular generally does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain perquisites and reimbursements related to Mr. Meyers' retiree medical benefits as discussed below.

Clawback

        Depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant U.S. Cellular performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Dodd-Frank Act, U.S. Cellular will be required to adopt a formal clawback policy that satisfies SEC and NYSE requirements after these are adopted.

Policy on Stock Ownership by Executive Officers

        U.S. Cellular does not have a formal policy relating to stock ownership by executive officers. TDS' Policy Regarding Insider Trading and Confidentiality, which is applicable to U.S. Cellular's executive officers, provides that persons subject to such policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities. The Dodd-Frank Act instructs the SEC to adopt rules requiring public companies to include a proxy statement disclosure of their policies regarding hedging of company equity securities by directors or employees. U.S. Cellular will review such rules after they are finalized to determine if it will make any changes to its policies.

Compensation Committee Report

        The Chairman and the members of the Long-Term Incentive Compensation Committee oversee U.S. Cellular's compensation programs on behalf of the board of directors. In fulfilling their oversight responsibilities, the persons whose names are listed below reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this 2014 Proxy Statement.

        In reliance on the review and discussions referred to above, the persons whose names are listed below recommended to the full board of directors that the above Compensation Discussion and Analysis be included in U.S. Cellular's Form 10-K for the year ended December 31, 2013 and U.S. Cellular's Proxy Statement related to the 2014 Annual Meeting.

        The above Compensation Committee Report is submitted by LeRoy T. Carlson, Jr., who functions as the compensation committee, except with respect to long-term incentive compensation, and by Paul-Henri Denuit (Chairman), J. Samuel Crowley and Ronald E. Daly, the members of the Long-Term Incentive Compensation Committee, which has responsibility with respect to long-term incentive compensation.

        Because U.S. Cellular does not have a formal independent compensation committee except with respect to long-term incentive compensation, the above Compensation Committee Report is also submitted by each of the members of the board of directors: LeRoy T. Carlson, Jr. (Chairman), Kenneth R. Meyers, James Barr III, Walter C.D. Carlson, J. Samuel Crowley, Ronald E. Daly, Paul-Henri Denuit, Harry J. Harczak, Jr., Gregory P. Josefowicz and Cecelia D. Stewart.

Risks from Compensation Policies and Practices

        U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular. The following describes the process undertaken to reach the conclusion, and the basis for the conclusion, that U.S. Cellular's compensation policies and practices are not reasonably likely to have a material adverse effect on U.S. Cellular.

        With respect to compensation in 2013, representatives of U.S. Cellular took the steps set forth below to assess the risks associated with U.S. Cellular's compensation policies and practices. Various elements of compensation (including plans and arrangements) provided to executive officers, non-executive officers and all other employees were identified and cataloged. The potential risks associated with each element of compensation were identified and evaluated for materiality and likelihood. Controls and potential mitigating factors were then identified and evaluated. Based on this process, documentation was prepared which maps and identifies U.S. Cellular's various compensation elements, describes their characteristics and purposes, identifies potential risks associated with each compensation element, and then describes controls and mitigating factors. This documentation was used to evaluate the potential risks of the various elements of compensation, which are briefly summarized below.

        In addition, U.S. Cellular considered the following processes and matters in evaluating risk. U.S. Cellular has internal controls in place and has processes to identify deficiencies, including significant deficiencies and material weaknesses. These processes have not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. U.S. Cellular also has an Enterprise Risk Management process (as described above under Corporate Governance—Board

Role in Risk Oversight) that has not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. In addition, in connection with its process to review and identify risks for its Form 10-K, U.S. Cellular did not identify any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. Furthermore, U.S. Cellular has not had any incident in which its compensation policies and practices have had a material adverse effect on U.S. Cellular and, although U.S. Cellular's compensation policies and practices have evolved over time, their risk characteristics have not changed in any material respect for several years. U.S. Cellular does not believe that its compensation policies and practices are unusual in any significant respect and believes that they are comparable in many respects with those of many other commercial public companies. U.S. Cellular's compensation policies and practices have been developed over time with the assistance of its nationally-recognized compensation consultant, Towers Watson.

        U.S. Cellular believes that its policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, involve less risk than its compensation policies and practices relating to executive officers, as discussed in the above Compensation Discussion and Analysis. For the reasons discussed therein, U.S. Cellular does not believe that its compensation policies and practices relating to executive officers are reasonably likely to have a material adverse effect on U.S. Cellular. To an even greater extent, U.S. Cellular does not believe that its compensation policies and practices relating to its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular, for the reasons discussed below.

        As a telecommunications company, U.S. Cellular faces general business risks similar to many other businesses and certain other risks specific to a telecommunications business (as disclosed in U.S. Cellular's most recent Form 10-K). However, U.S. Cellular does not have any business units unrelated to its wireless business (such as business units involved in finance, securities, investing, speculation or similar activities, that might have different risk profiles, or where compensation expense is a significant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of U.S. Cellular). As a result, U.S. Cellular's risks relate only to its wireless business.

        The general design philosophy of the compensation policies and practices for employees, including non-executive officers, of U.S. Cellular is similar to the design philosophy discussed with respect to executive officers in the Compensation Discussion and Analysis above. In addition to such executive officers, the employees whose behavior would be most affected by incentives established by such policies and practices are the non-executive officers and director-level employees of U.S. Cellular.

        Similar to compensation of executive officers, non-executive officers and director-level employees are compensated using a mix of short and long-term compensation. Each such employee receives a substantial portion of compensation in the form of a fixed salary, which does not encourage any risk taking, and may receive a portion of compensation as long-term incentive compensation, which discourages short-term risk taking.

        A portion of the long-term incentive compensation of such employees may include restricted stock units, which retain value even if the stock price declines to some degree. As a result, as long as the stock continues to have some value, such awards will not expire without value and, as a result, do not encourage risk taking to attempt to avoid having awards expire without value, as could occur with stock options. Although such employees may also receive stock options, multi-year vesting and an exercise period that is generally ten years reduce the potential for excessive risk taking and, in any event, options are only one of several elements of compensation.

        Although employees, including non-executive officers, may be entitled to an annual bonus that relates, in part, to annual company performance, such bonuses are limited and represent only a portion of compensation. Also, such compensation is not designed to compensate non-executive employees for results that might be achieved by taking significant risks because non-executive employees do not have the authority to take significant risks. U.S. Cellular is subject to an authorization policy that requires various levels of approvals for employees to take action depending on the dollar amount involved, and has internal controls, procedures and processes to monitor and review such actions. Under such policy, actions that could have a material effect on U.S. Cellular would need to be approved by the board of directors and/or one or more executive officers of U.S. Cellular. U.S. Cellular's compensation policies and practices relating to non-executive employees are not designed to provide incentives to such employees to take action which they have no authority to take. In addition, there is a significant amount of discretion in awarding bonuses as well as other compensation and, as a result, such compensation could be reduced, not awarded or not increased, if an employee undertook unauthorized risk. Also, depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

        As a result, considering the foregoing, U.S. Cellular does not believe that its compensation policies and practices for employees, including non-executive officers, provide incentives to such employees to undertake risks that are reasonably likely to have a material adverse effect on U.S. Cellular.

Compensation Tables

Summary of Compensation

        The following table summarizes the compensation paid by U.S. Cellular to the named executive officers for 2013, 2012 and 2011. Compensation reported under "Stock Awards" and "Option Awards" in the below table represents grant date accounting values as required by SEC rules, and does not represent currently realized or realizable compensation. The named executive officers will not realize cash from such awards unless and until any stock awards are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture and the options will expire if not exercised during their term, which may occur if the stock price does not appreciate and/or remain above the exercise price during the option's term. The compensation actually realized by a named executive officer may be more or less than the amount reported in the below Summary Compensation Table depending on the performance of the U.S. Cellular stock price. With respect to 2013, the amount of compensation realized by each named executive officer can be approximated by (i) deducting from the "Total" in the 2013 Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized in 2013 by such officer from the 2013 Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included in the Summary Compensation Table, such as retirement plan contributions which are subject to a vesting schedule.

2013 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary $ (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Current Officers:
Kenneth R. Meyers(1)(9) President and Chief Executive Officer	2013	$438,877	$664,000	$1,786,950	$2,335,511	$—	$3,056	$40,187	$5,268,581
Steven T. Campbell(3)(9)	2013	$541,667	$135,135	$485,784	$612,783	$123,123	$1,254	$52,021	$1,951,767
Executive Vice	2012	$511,203	$185,614	$513,080	$467,531	$125,125	$1,468	$52,351	$1,856,372
President—Finance, Chief Financial Officer and Treasurer	2011	$464,587	$134,785	$262,030	$506,223	$125,215	$987	$44,855	$1,538,682
Jay M. Ellison(4)(9) Executive Vice President—Sales and Customer Service	2013	$76,820	$37,088	$—	$49,297	$23,575	$—	$1,345	$188,125
Michael S. Irizarry(5)(9)	2013	$573,556	$152,396	$563,273	$710,415	$130,171	$2,325	$54,537	$2,186,673
Executive Vice	2012	$551,926	$191,869	$633,263	$577,235	$133,560	$2,999	$46,815	$2,137,667
President and Chief Technology Officer—Engineering and Information Services	2011	$534,104	$127,648	$373,756	$722,199	$129,352	$2,219	$49,501	$1,938,779
Former Officers:
Mary N. Dillon(2)(9)	2013	$391,123	$—	$1,593,178	$1,603,099	$—	$10,846	$7,560	$3,605,806
Former President and	2012	$788,000	$690,000	$1,415,641	$1,104,035	$—	$5,679	$71,054	$4,074,409
Chief Executive Officer	2011	$752,000	$650,000	$1,203,984	$1,628,123	$—	$1,241	$324,216	$4,559,564
Jeffrey J. Childs(6)(9)	2013	$348,615	$—	$383,048	$483,216	$—	$1,326	$9,500	$1,225,705
Former Executive Vice	2012	$472,782	$146,013	$414,367	$377,706	$114,318	$1,625	$47,733	$1,574,544
President and Chief Human Resources Officer	2011	$459,375	$108,746	$240,714	$465,178	$111,254	$1,132	$43,429	$1,429,828
Carter S. Elenz(7)(9)	2013	$455,359	$—	$314,038	$396,122	$—	$—	$43,920	$1,209,439
Former Executive Vice President—Sales and Customer Service	2012	$435,417	$133,119	$258,088	$313,651	$115,211	$—	$62,344	$1,317,830
David C. Kimbell(8)(9) Former Executive Vice President—Chief Marketing Officer	2013	$385,250	$—	$250,998	$300,659	$—	$—	$34,252	$971,159

Explanation of Columns:

(a)
Pursuant to SEC rules, includes the following "named executive officers": all individuals serving as U.S. Cellular's principal executive officer or acting in a similar capacity at any time during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity at any time during the last completed fiscal year; the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries; and two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, and Douglas D. Shuma, Chief Accounting Officer of U.S. Cellular, receive no compensation directly from U.S. Cellular. LeRoy T. Carlson, Jr. and Douglas D. Shuma are compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. In addition, Kenneth R. Meyers received no compensation directly from U.S. Cellular prior to his appointment as President and CEO of U.S. Cellular in June 2013. A portion of the compensation expense incurred by TDS for such persons was allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single allocation of cost pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this allocation of cost. The allocation of cost is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this allocation of cost and does not separate any part of the allocation of cost to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 76% of the compensation expense incurred by TDS in 2013 with respect to LeRoy T. Carlson, Jr. and Douglas D. Shuma, and Kenneth R. Meyers prior to his appointment as U.S. Cellular's President and CEO, was included by TDS in the total allocation of cost to U.S. Cellular. Information with respect to 2013 compensation from TDS to LeRoy T. Carlson, Jr. and Douglas D. Shuma, and to Kenneth R. Meyers prior to his appointment as U.S. Cellular's President and CEO, is included in TDS' proxy statement related to its 2014 annual meeting.

(b)
For additional details relating to 2011, see the U.S. Cellular Proxy Statement filed with the SEC on Schedule 14A dated April 16, 2012. For additional details relating to 2012, see the U.S. Cellular Proxy Statement filed with the SEC on Schedule 14A dated April 15, 2013.

(c)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year. Only Kenneth R. Meyers and Mary N. Dillon deferred a portion of their salaries in 2013. However, Mr. Meyers' deferral election was made when he was an employee of TDS before his transfer to U.S. Cellular in June 2013. Accordingly, all salary deferred for 2013 is a part of his deferred interest account with TDS. See "Information Regarding Nonqualified Deferred Compensation" below.

(d)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year. See Note (9) below. The entire amount of bonus, including any amount deferred, is included in the Summary Compensation Table above. See "Information Regarding Nonqualified Deferred Compensation" below for further information.

The following is a summary of the amount of bonus for 2012 performance paid in 2013 and the amount deferred for the purpose of showing the calculation of the number of Common Shares underlying deferred bonus and the number of Common Shares underlying the company match in 2013. These numbers are reflected in subsequent tables below:

	David C. Kimbell	Mary N. Dillon
Total 2012 Bonus Paid in 2013	$166,880	$690,000
Percentage Deferred	30%	50%

Amount Deferred	$50,064	$345,000
Less Amount Deferred to Interest Account	$—	$172,500

Deferred to Phantom Stock	$50,064	$172,500

Number of Underlying Common Shares for Deferred Bonus	1,590	5,477

Company Match—see Note (e)	$12,516	$43,125

Number of Underlying Common Shares for Company Match	397	1,369

  All of the bonus match awards granted to Mary N. Dillon in 2013 were forfeited when she resigned effective June 21, 2013.

  Kenneth R. Meyers elected to defer a portion of his 2013 bonus paid in 2014 into phantom stock and a portion of such bonus into an interest-bearing arrangement. Although Mr. Meyers' 2013 bonus was paid by U.S. Cellular in 2014, his phantom stock awards in 2014 were in the form of TDS phantom stock in accordance with Internal Revenue Service rules, because his deferral election was made when he was an employee of TDS before his transfer to U.S. Cellular in June 2013.

  Does not include retention bonuses payable under Retention Bonus Letters entered into in 2011, because these retention bonuses were not earned or paid except as described in this paragraph. On April 12, 2011, U.S. Cellular delivered a letter ("Retention Bonus Letter") approving a retention bonus ("Retention Bonus") to each of the following named executive officers: (i) Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer, and (ii) Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services. Each of the foregoing executives accepted this Retention Bonus Letter on April 12, 2011. The purpose of the Retention Bonus was to ensure that the industry expertise of such executives is preserved for the benefit of U.S. Cellular through at least April 1, 2014. Since each such executive remained continuously employed by U.S. Cellular through April 1, 2014 and on such date was actively engaged in carrying out his employment responsibilities with U.S. Cellular, U.S. Cellular paid each of the foregoing executives a Retention Bonus in the amount of $250,000 on April 2, 2014.

(e)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." Assumptions made in the valuation of stock awards in this column are described in Note 15—Stock-Based Compensation in U.S. Cellular's financial statements for the year ended December 31, 2013 included in its Form 10-K for the year ended December 31, 2013.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to restricted stock units granted under the U.S. Cellular long-term incentive plans.

  Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to phantom stock match units awarded to such officer with respect to deferred bonus, if any bonus is elected to be deferred as phantom stock. In such case, the deferred bonus and the related match are deemed invested in phantom U.S. Cellular Common Shares.

  The dates on which the stock awards granted in 2013 become vested are set forth below under "Grants of Plan-Based Awards."

  Pursuant to SEC rules and interpretations, column (e) includes the grant date fair value of stock awards even if the awards were subsequently forfeited. In particular, the 2013 awards to Mary N. Dillon were forfeited following her resignation effective June 21, 2013, the 2013 awards to Jeffrey J. Childs were forfeited following his resignation effective September 16, 2013, the 2013 awards to Carter S. Elenz were forfeited following his resignation as an employee effective December 31, 2013 and the 2013 awards to David C. Kimbell were forfeited following his resignation effective January 23, 2014. Accordingly, the stock awards underlying the grant date fair values of $1,593,178 to Ms. Dillon, $383,048 to Mr. Childs, $314,038 to Mr. Elenz and $250,998 to Mr. Kimbell in 2013 were forfeited and no portion of these amounts will be realized as income by such persons or reported as expense in U.S. Cellular's financial statements.

(f)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." Assumptions made in the valuation of the stock option awards in this column are described in Note 15—Stock-Based Compensation, in U.S. Cellular's financial statements for the year ended December 31, 2013 included in its Form 10-K for the year ended December 31, 2013.

Pursuant to SEC rules and interpretations, column (f) includes the grant date fair value of stock option awards granted on April 1, 2013 even if the awards were subsequently forfeited. In particular, the 2013 awards to Mary N. Dillon were forfeited following her resignation effective June 21, 2013, the 2013 awards to Jeffrey J. Childs were forfeited following his resignation effective September 16, 2013, the 2013 awards to Carter S. Elenz were forfeited following his resignation as an employee effective December 31, 2013 and the 2013 awards to David C. Kimbell were forfeited following his resignation effective January 23, 2014. Accordingly, the stock option awards underlying the grant date fair values of $1,603,099 to Ms. Dillon, $483,216 to Mr. Childs, $396,122 to Mr. Elenz and $300,659 to Mr. Kimbell in 2013 were forfeited and no portion of these amounts will be realized as income by such persons or reported as expense in U.S. Cellular's financial statements.

(g)
Represents the portion of the bonus for 2013 performance paid in 2014 that represents non-equity incentive plan compensation pursuant to SEC rules. See Note (9) below. Also, see the discussion under "Bonus" in the above Compensation Discussion and Analysis.

(h)
As required by SEC rules, column (h) includes the portion of interest that exceeded that calculated utilizing the AFR at the time the interest rate was set. Each of the named executive officers currently participates (or will be eligible to participate following satisfaction of plan requirements) in a supplemental executive retirement plan or SERP. The interest rate under the SERP for 2013 was set as of the last trading date of 2012 at 3.6242% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 2.89% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2013 includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set. In addition, column (h) includes interest that exceeded that calculated utilizing the AFR that Mr. Meyers and Ms. Dillon received on deferred salary or bonus under interest-bearing deferral arrangements. Interest on deferred salary or bonus is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points.

Current Officers:

	Kenneth R. Meyers	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry
Excess Earnings SERP	$2,534	$1,254	$—	$2,325
Deferred Salary or Bonus	522	—	—	—

Total Excess Earnings	$3,056	$1,254	$—	$2,325

  Former Officers:

	Mary N. Dillon	Jeffrey J. Childs	Carter S. Elenz	David C. Kimbell
Excess Earnings SERP	$608	$1,326	$—	$—
Deferred Salary or Bonus	10,238	—	—	—

Total Excess Earnings	$10,846	$1,326	$—	$—

  The Excess Earnings of Mr. Meyers for 2013 related to the SERP are allocated between TDS and U.S. Cellular in proportion to the number of days that he was employed by each company in 2013.

  Column (h) does not include any changes in pension values because U.S. Cellular does not have any defined benefit pension plans or pension plans (including supplemental defined benefit pension plans) where the retirement benefit is actuarially determined that cover executive officers. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h).

  Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan.

(i)
In 2011, includes a one-time payment of $250,000 to Mary N. Dillon on the fifteen month anniversary of her date of employment pursuant to the terms of the letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment.

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more.

Column (i) includes the following in 2013: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to U.S. Cellular, including any related tax gross up (if the total amount is less than $10,000, the following indicates "N/A"), and (2) contributions by U.S. Cellular for the benefit of the named executive officer under (a) the TDS Tax-Deferred Savings Plan which is referred to as the TDSP, (b) the TDS Pension Plan, and (c) the TDS supplemental executive retirement plan, which is referred to as the SERP:

Current Officers:

	Kenneth R. Meyers	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry
Perquisites:
Corporate automobile allowance and other personal travel and related expenses	$6,831	N/A	N/A	N/A
Tax gross up	1,895	N/A	N/A	N/A

Total Perquisites if $10,000 or more	$8,726	N/A	N/A	N/A
Contributions to Benefit Plans
TDSP	$5,023	$9,500	$1,345	$9,500
TDS Pension Plan	6,287	11,889	—	11,889
SERP	20,152	30,632	—	33,148

Total, including perquisites if $10,000 or more	$40,187	$52,021	$1,345	$54,537

  Former Officers:

	Mary N. Dillon	Jeffrey J. Childs	Carter S. Elenz	David C. Kimbell
Perquisites:
Corporate automobile allowance and other personal travel and related expenses	N/A	N/A	N/A	N/A
Tax gross up	N/A	N/A	N/A	N/A

Total Perquisites if $10,000 or more	N/A	N/A	N/A	N/A
Contributions to Benefit Plans
TDSP	$7,560	$9,500	$9,500	$8,327
TDS Pension Plan	—	—	11,889	11,889
SERP	—	—	22,531	14,036

Total, including perquisites if $10,000 or more	$7,560	$9,500	$43,920	$34,252

  U.S. Cellular does not provide significant perquisites to its officers. Perquisites are valued based on the incremental cost to U.S. Cellular. Perquisites are not reported if they are reimbursed by the executive officer. In 2013, perquisites included an automobile allowance and/or reimbursed travel and similar expenses for Mr. Meyers and Mr. Meyers' additional taxes related to the automobile allowance. The perquisites are included above for Mr. Meyers because, when considering his perquisites from TDS as disclosed in the TDS 2014 proxy statement, the aggregate amount was more than $10,000 for 2013.

  U.S. Cellular and its parent, TDS, purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the named executive officers, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to U.S. Cellular if a named executive officer uses a ticket for personal purposes.

  The TDSP and Pension Plan are tax-qualified defined contribution retirement plans that do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees of participating employers. U.S. Cellular and its subsidiaries make contributions to the plans for each participant.

  The SERP is a non-qualified defined contribution retirement plan that is available only to board-approved officers. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits under the TDS Pension Plan caused by limitations under the Internal Revenue Code for tax qualified pension plans, including the limitation on annual employee compensation which can be considered. U.S. Cellular and its subsidiaries make annual employer contributions for each participant.

  The contributions to the TDSP, Pension Plan and SERP with respect to Mr. Meyers are allocated between TDS and U.S. Cellular in proportion to the number of days that he was employed by each company in 2013.

(j)
Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i). See the above Compensation Discussion and Analysis for a discussion of the proportions of each of the compensation elements to total compensation.

Footnotes:

(1)
Kenneth R. Meyers, as President and CEO, is included above as U.S. Cellular's principal executive officer. Only Mr. Meyers' 2013 compensation from U.S. Cellular is reported because he was not a named executive officer or employee of U.S. Cellular in 2012 or 2011. Mr. Meyers' 2013 compensation from TDS is reported in the TDS 2014 proxy statement. On July 25, 2013, U.S. Cellular and Mr. Meyers entered into the Meyers Letter Agreement, related to Mr. Meyers' employment as U.S. Cellular's President and Chief Executive Officer effective June 22, 2013. A copy of the Meyers Letter Agreement was attached as Exhibit 10.1 to U.S. Cellular's Current Report on Form 8-K dated July 25, 2013. The following is a brief description of the terms of the Meyers Letter Agreement.

(i)
Base Salary: Effective June 22, 2013, Mr. Meyers' base salary for 2013 will be $830,000 per year.

(ii)
Annual Bonus: Mr. Meyers' target bonus opportunity for 2013 will be $664,000 (80% of his new base salary of $830,000), and be based on U.S. Cellular's 2013 Executive Bonus Plan.

(iii)
Initial Equity Awards: The Meyers Letter Agreement provides that the U.S. Cellular Chairman will recommend the grant of (and pursuant to such recommendation, the U.S. Cellular Long-Term Incentive Compensation Committee granted) to Mr. Meyers the following awards: (i) a non-qualified option to purchase 125,000 Common Shares, with an exercise price per share equal to the fair market value of a Common Share on the date of grant and (ii) a restricted stock unit award with respect to 45,000 Common Shares. Each such award will cliff vest on June 22, 2019 (the sixth anniversary of the date Mr. Meyers commenced service as U.S. Cellular's President and CEO), provided that he remains employed by the company through such date. He will be eligible to exercise such option following his retirement through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the option was granted, provided that he terminates without cause, performs reasonably requested consulting services and does not compete with the company or misappropriate the company's confidential information (collectively, the "Equity Conditions"). See "2013 Grants of Plan-Based Awards" table below.

(iv)
Annual Equity Awards: The Meyers Letter Agreement provides that the Chairman will recommend that the U.S. Cellular Long-Term Incentive Compensation Committee approve (and pursuant to such recommendation, the U.S. Cellular Long-Term Incentive Compensation Committee approved) the following terms with respect to annual equity awards granted to Mr. Meyers on or before June 22, 2019 (the "Pre-June 22, 2019 Annual Awards"). Provided that Mr. Meyers remains employed by U.S. Cellular through June 22, 2019 and satisfies the Equity Conditions, following his retirement any Pre-June 22, 2019 Annual Awards will continue to vest in accordance with their original vesting schedules through the third anniversary of his retirement (subject to accelerated vesting to the extent provided in the standard form of award agreement maintained by U.S. Cellular at the time of grant). In addition, provided that he remains employed by the company through June 22, 2019 and satisfies the Equity Conditions, he will be eligible to exercise options granted to him on or before June 22, 2019, to the extent vested, through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the option was granted.

(v)
Retiree Medical and Life Insurance Benefits: Because the transfer of Mr. Meyers' employment from TDS to U.S. Cellular caused him to be ineligible for certain retiree medical and life insurance benefits that may have been available to him had he retired from TDS, U.S. Cellular agreed to make certain cash reimbursements or payments to Mr. Meyers following his retirement from U.S. Cellular pursuant to the terms and conditions specified in the Meyers Letter Agreement. The reimbursements related to retiree medical benefits will include a gross-up for additional taxes payable by Mr. Meyers as a result of such reimbursements.

(vi)
Severance: The Meyers Letter Agreement provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary.

(2)
Mary N. Dillon, who served as President and CEO until June 21, 2013, is included above because she served as U.S. Cellular's principal executive officer during part of 2013. U.S. Cellular had an agreement with Mary N. Dillon dated May 3, 2010 related to her employment with U.S. Cellular on June 1, 2010, most of which was no longer executory at the time of Ms. Dillon's resignation, and which ceased to be operative in its entirety at that time. Reference is made to U.S. Cellular's Form 8-K dated May 6, 2010 for further information on this prior letter agreement. Pursuant to SEC rules, the grant date fair values of stock awards and options are included above for 2013 based on grants made to Ms. Dillon during 2013, even though such awards were forfeited later due to Ms. Dillon's resignation. If the fair value of such grants is excluded from her 2013 compensation, her total compensation for 2013 would be reduced by $3,196,277, comprised of the grant date fair market value of stock awards of $1,593,178 plus the grant date fair market value of option awards of $1,603,099.

(3)
Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer, is included above as U.S. Cellular's principal financial officer. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Campbell that is executory, except for the Retention Bonus Letter described above.

(4)
Jay M. Ellison, Executive Vice President—Sales and Customer Service, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. Compensation for Mr. Ellison for 2012 and 2011 is not reported because he was not a named executive officer in those years.

The Ellison Letter Agreement provides the following: (i) Mr. Ellison's annualized starting salary in 2013 will be $460,000; (ii) he will be eligible for participation in the annual bonus program and will have a target bonus equal to 75% of his 2013 annual base earnings (the actual bonus paid for 2013 will be pro-rated based upon his hire date); (iii) Mr. Ellison will be eligible to participate in the U.S. Cellular Long-Term Incentive Plan (LTIP) with an initial award of non-qualified stock options valued at $59,416; (iv) the exercise price and the number of options granted will be determined by the closing price of a share of U.S. Cellular stock on the latter of his start date or the date his grant is approved; (v) the options will vest in three installments (33 1/3% each year) over three years; (vi) in years subsequent to 2013, assuming U.S. Cellular continues its LTIP in its current form with the same base pay multiples, his target Long-Term Incentive (LTI) value will be at least 155% of his base pay, provided that the company and Mr. Ellison meet certain performance targets; (vii) if U.S. Cellular maintains the equity award structure in effect in 2013 and certain performance targets are met, 50% of his LTI value will be paid as stock options and 50% will be paid as RSUs; and (viii) for any RSU awards made in April 2014, his RSU award allocation may be prorated based on his date of hire during 2013. Pursuant to the foregoing, effective November 12, 2013, the Long-Term Incentive Compensation Committee granted Mr. Ellison a non-qualified option to purchase 3,950 Common Shares, with an exercise price of $45.64 per share. See "2013 Grants of Plan-Based Awards" table below.

(5)
Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Irizarry, except for the Retention Bonus Letter described above.

(6)
Jeffrey J. Childs, formerly the Executive Vice President and Chief Human Resources Officer of U.S. Cellular until his resignation effective September 13, 2013, is included pursuant to SEC rules because, if he had continued to serve as an executive officer of U.S. Cellular as of December 31, 2013, he would have been among the three most highly compensated persons who are deemed to be executive officers of U.S. Cellular for 2013 other than the principal executive officer and the principal financial officer of U.S. Cellular. Pursuant to SEC rules, the grant date fair values of stock awards and options are included above for 2013 based on grants made to Mr. Childs on April 1, 2013, even though such awards were forfeited later in 2013 due to Mr. Childs' resignation. If the fair value of such grants is excluded from his 2013 compensation, his total compensation for 2013 would be reduced by $866,264, comprised of the grant date fair market value of stock awards of $383,048 plus the grant date fair market value of option awards of $483,216.

(7)
Carter S. Elenz, formerly the Executive Vice President—Sales and Customer Service of U.S. Cellular until his resignation from such position effective October 28, 2013, is included pursuant to SEC rules because, if he had continued to serve as an executive officer of U.S. Cellular as of December 31, 2013, he would have been among the three most highly compensated persons who are deemed to be executive officers of U.S. Cellular other than the principal executive officer and the principal financial officer of U.S. Cellular. U.S. Cellular and Mr. Elenz were parties to a letter agreement dated March 23, 2011 related to Mr. Elenz's employment with U.S. Cellular effective April 15, 2011, which ceased to be operative after he resigned from employment effective December 31, 2013. U.S. Cellular entered into an Employment and General Release Agreement with Carter S. Elenz as of December 17, 2013. Pursuant to this agreement, subject to the terms and conditions thereof (i) Mr. Elenz confirmed his resignation as Executive Vice President—Sales and Customer Service of U.S. Cellular as of the end of the day on October 28, 2013, (ii) U.S. Cellular agreed to continue to employ Mr. Elenz as an employee of U.S. Cellular until the end of the day on December 31, 2013 (the "Separation Date"), and (iii) Mr. Elenz continued to receive his current annual base salary and employment benefits through the Separation Date. In addition, pursuant to this agreement and subject to the terms and conditions thereof, Mr. Elenz will be required to comply with covenants relating to non-competition, non-disclosure of confidential information, non-solicitation of U.S. Cellular employees, cooperation with U.S. Cellular in the event of any proceedings and communications relating to U.S. Cellular and comply with a general release and covenant not to sue, and, on each of January 8, 2014 and July 14, 2014, U.S. Cellular will pay Mr. Elenz $329,007, for a total of $658,014 in consideration for his obligations under such agreement. A copy of such agreement was attached as Exhibit 10.1 to U.S. Cellular's Current Report on Form 8-K/A filed with the SEC on December 19, 2013. Pursuant to SEC rules, the grant date fair values of stock awards and options are included above for 2013 based on grants made to Mr. Elenz on April 1, 2013, even though such awards were forfeited later due to Mr. Elenz's resignation. If the fair value of such grants is excluded from his 2013 compensation, his total compensation for 2013 would be reduced by $710,160, comprised of the grant date fair market value of stock awards of $314,038 plus the grant date fair market value of option awards of $396,122.

(8)
David C. Kimbell, formerly the Executive Vice President—Chief Marketing Officer of U.S. Cellular until his resignation from such position on January 23, 2014, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. Compensation for Mr. Kimbell for 2012 and 2011 is not reported because he was not a named executive officer prior to 2013. Pursuant to SEC rules, the grant date fair values of stock awards and options are included above for 2013 based on grants made to Mr. Kimbell on April 1, 2013, even though such awards were forfeited in 2014 due to Mr. Kimbell's resignation. If the fair value of such grants is excluded from his 2013 compensation, his total compensation for 2013 would be reduced by $551,657, comprised of the grant date fair market value of stock awards of $250,998 plus the grant date fair market value of option awards of $300,659.

(9)
The following summarizes the bonus amounts in the 2013 row in the Summary Compensation Table for the named executive officers that were paid a bonus in 2014 for 2013 performance:

	Kenneth R. Meyers	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry
Bonus paid in 2014 for 2013 Performance	$664,000	$258,258	$60,663	$282,567
Less amount reported as Non-Equity Incentive Plan Compensation for 2013	—	(123,123)	(23,575)	(130,171)

Total Amount reported as Bonus for 2013	$664,000	$135,135	$37,088	$152,396

  Mary N. Dillon, Jeffrey J. Childs, Carter S. Elenz and David C. Kimbell did not become entitled to a bonus opportunity and did not receive a bonus with respect to 2013 performance because they resigned prior to the time such bonuses were determined and paid in 2014.

  The following summarizes the bonus amounts in the 2012 row in the Summary Compensation Table for the named executive officers that were paid a bonus in 2013 for 2012 performance:

	Steven T. Campbell	Michael S. Irizarry	Mary N. Dillon	Jeffrey J. Childs	Carter S. Elenz
Bonus paid in 2013 for 2012 Performance	$310,739	$325,429	$690,000	$260,331	$248,330
Less amount reported as Non-Equity Incentive Plan Compensation for 2012	(125,125)	(133,560)	—	(114,318)	(115,211)

Total Amount reported as Bonus for 2012	$185,614	$191,869	$690,000	$146,013	$133,119

  The following summarizes the bonus amounts in the 2011 row in the Summary Compensation Table for the named executive officers that were paid a bonus in 2012 for 2011 performance:

	Steven T. Campbell	Michael S. Irizarry	Mary N. Dillon	Jeffrey J. Childs
Bonus paid in 2012 for 2011 Performance	$260,000	$257,000	$650,000	$220,000
Less amount reported as Non-Equity Incentive Plan Compensation for 2011	(125,215)	(129,352)	—	(111,254)

Total Amount reported as Bonus for 2011	$134,785	$127,648	$650,000	$108,746

  The bonus guidelines for Mary N. Dillon provided that the entire amount of the bonus was discretionary. Accordingly, the entire amount of the bonus for Mary N. Dillon in 2012 and 2011 was reported under the "Bonus" column of the Summary Compensation Table.

Information Regarding Plan-Based Awards Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2013.

2013 Grants of Plan-Based Awards

        In accordance with the anti-dilution provisions of the U.S. Cellular 2005 Long-Term Incentive Plan, the number of Common Shares subject to outstanding awards and the exercise prices of options were adjusted during 2013 to reflect fthe Special Cash Dividend, as described above under "Special Cash Dividend". The amounts below relating to grants before the ex-dividend date for the Special Cash Dividend of June 7, 2013 reflect the adjusted awards. These adjustments did not affect the grant date fair values. Amounts relating to grants after the ex-dividend date relate to awards that were not adjusted.

					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)
Current Officers:
Kenneth R. Meyers
Awards in Common Shares(2)(3):
Restricted Stock Units	7/31/13				45,000			$1,786,950
Stock Options	7/31/13					125,000	$39.71	$2,335,511

Aggregate Grant Date Fair Value of All Awards								$4,122,461

Steven T. Campbell
Non-Equity Incentive Plan Awards(1)	N/A	$18,018	$180,180	$360,360
Awards in Common Shares(2):
Restricted Stock Units	4/1/13				15,585			$485,784
Stock Options	4/1/13					57,624	$31.17	$612,783

Aggregate Grant Date Fair Value of All Awards								$1,098,567

Jay M. Ellison
Non-Equity Incentive Plan Awards(1)	N/A	$3,457	$34,569	$69,138
Awards in Common Shares(2):
Restricted Stock Units	N/A				—			$—
Stock Options	11/12/13					3,950	$45.64	$49,297

Aggregate Grant Date Fair Value of All Awards								$49,297

Michael S. Irizarry
Non-Equity Incentive Plan Awards(1)	N/A	$19,050	$190,495	$380,990
Awards in Common Shares(2):
Restricted Stock Units	4/1/13				18,071			$563,273
Stock Options	4/1/13					66,805	$31.17	$710,415

Aggregate Grant Date Fair Value of All Awards								$1,273,688

					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)
Former Officers:
Mary N. Dillon
Awards in Common Shares(2)(3):
Restricted Stock Units	4/1/13				49,729			$1,550,053
Phantom Stock Match Units for 2012 Bonus paid in 2013	3/14/13				1,369			$43,125

Total Grant Date Fair Value of Stock Awards								$1,593,178
Stock Options	4/1/13					150,750	$31.17	$1,603,099

Aggregate Grant Date Fair Value of All Awards								$3,196,277

Jeffrey J. Childs
Awards in Common Shares(2):
Restricted Stock Units	4/1/13				12,289			$383,048
Stock Options	4/1/13					45,440	$31.17	$483,216

Aggregate Grant Date Fair Value of All Awards								$866,264

Carter S. Elenz
Awards in Common Shares(2):
Restricted Stock Units	4/1/13				10,075			$314,038
Stock Options	4/1/13					37,250	$31.17	$396,122

Aggregate Grant Date Fair Value of All Awards								$710,160

David C. Kimbell
Awards in Common Shares(2)(3):
Restricted Stock Units	4/1/13				7,651			$238,482
Phantom Stock Match Units for 2012 Bonus paid in 2013	3/14/13				397			$12,516

Total Grant Date Fair Value of Stock Awards								$250,998
Stock Options	4/1/13					28,273	$31.17	$300,659

Aggregate Grant Date Fair Value of All Awards								$551,657

Explanation of Columns:

(a)	Includes the persons identified in the Summary Compensation Table.
(b)
Represents (i) in the case of restricted stock units and options, the date on which the Long-Term Incentive Compensation Committee took or was deemed to take action to grant the awards, and (ii) in the case of the phantom stock bonus match units, the date that such units were awarded to the officer pursuant to the U.S. Cellular long-term incentive plan.
(c) - (e)	These columns relate to non-equity incentive plan awards, as defined by SEC rules. See Note (1) below.
(f) - (h)
Columns (f) - (h) set forth in 402(d) of Regulation S-K relating to equity incentive plan awards are not applicable because the named executive officers did not receive any equity incentive plan awards, as defined by SEC rules. Accordingly, such columns are not included above.
(i)
Includes the number of U.S. Cellular Common Shares underlying restricted stock units awarded pursuant to the U.S. Cellular long-term incentive plans. Such restricted stock units granted to named executive officers other than Mr. Meyers were granted on April 1, 2013 and become vested on April 1, 2016.

The restricted stock units granted to Mr. Meyers were granted on July 31, 2013 and become vested on June 22, 2019. Such awards were granted pursuant to the Meyers Letter Agreement, as described in Footnote (1) to the Summary Compensation Table.

Also includes the number of phantom stock match units in U.S. Cellular Common Shares awarded to officers who deferred their 2012 bonus paid in 2013, if any. If an officer elects to defer all or a portion of his or her annual bonus into U.S. Cellular phantom stock, U.S. Cellular will allocate a match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. Such deferred bonus and related match are deemed invested in phantom U.S. Cellular Common Shares. The officer makes an election as to when to receive a distribution of the deferred compensation account. The entire amount of the bonus is included in the Summary Compensation Table in column (d) under "Bonus" or column (g) under "Non-Equity Incentive Plan Compensation", whether or not deferred. The aggregate grant date fair value of the phantom stock match units computed in accordance with FASB ASC 718 is reported in the Summary Compensation Table in column (e) under "Stock Awards." One-third of the U.S. Cellular phantom stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable if the officer is an employee of U.S. Cellular or an affiliate on such date. The phantom stock units are not credited with dividends because U.S. Cellular does not currently pay regular dividends.
Pursuant to SEC rules and interpretations, this column includes the grant of stock awards even if the awards were subsequently forfeited. See Note (l) below.
(j)	Represents the number of U.S. Cellular Common Shares underlying stock options awarded during the fiscal year pursuant to the U.S. Cellular long-term incentive plans.

The stock options granted to named executive officers other than Mr. Meyers and Mr. Ellison were granted on April 1, 2013 at an exercise price of $31.17 per share, which was the closing price of a U.S. Cellular Common Share on April 1, 2013 (as adjusted for the Special Cash Dividend). Such stock options become exercisable with respect to one third of the shares underlying the stock option on April 1, 2014, 2015 and 2016 and are exercisable until April 1, 2023.

The stock options for 125,000 Common Shares granted to Mr. Meyers on July 31, 2013 become exercisable on June 22, 2019, and are exercisable until the earlier of (i) the third anniversary of Mr. Meyers' retirement date and (ii) July 31, 2023, at an exercise price of $39.71 per share. Such awards were granted pursuant to the Meyers Letter Agreement, as described in Footnote (1) to the Summary Compensation Table.

The stock options for 3,950 Common Shares granted to Mr. Ellison on November 12, 2013 become exercisable in annual increments of one third on November 12 of each year beginning in 2014 and ending in 2016, and are exercisable until November 12, 2023 at an exercise price of $45.64 per share. Such awards were granted pursuant to the Ellison Letter Agreement, as described in Footnote (4) to the Summary Compensation Table.
Pursuant to SEC rules and interpretations, this column includes the grant of stock options even if the options were subsequently forfeited. See Note (l) below.
(k)	Represents the per-share exercise price of the stock options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.
(l)	Represents the grant date fair value of each equity award computed in accordance with FASB ASC 718.

Pursuant to SEC rules and interpretations, this column includes the grant date fair values of stock awards and options even if the awards were subsequently forfeited. In particular, the 2013 awards to Mary N. Dillon were forfeited following her resignation effective June 21, 2013, the 2013 awards to Jeffrey J. Childs were forfeited following his resignation effective September 16, 2013, the 2013 awards to Carter S. Elenz were forfeited following his resignation as an employee effective December 31, 2013 and the 2013 awards to David C. Kimbell were forfeited following his resignation effective January 23, 2014. Accordingly, the stock awards underlying the grant date values of $1,593,178 to Ms. Dillon, $383,048 to Mr. Childs, $314,038 to Mr. Elenz and $250,998 to Mr. Kimbell in 2013 were forfeited and no portion of these amounts will be realized as income by such persons or reported as expense in U.S. Cellular's financial statements. In addition, the stock option awards underlying the grant date values of $1,603,099 to Ms. Dillon, $483,216 to Mr. Childs, $396,122 to Mr. Elenz and $300,659 to Mr. Kimbell in 2013 were forfeited and no portion of these amounts will be realized as income by such persons or reported as expense in U.S. Cellular's financial statements.

Footnotes:
(1)
Represents certain amounts payable under the 2013 Executive Bonus Plan. The above amounts relate to the quantitative company performance portion of the bonus with respect to 2013 performance that was paid in 2014. The Threshold amount represents the minimum bonus for quantitative company performance that would have been paid for 2013 if only the adjusted consolidated capital expenditures measure (with a weight of 25%) equaled or exceeded the minimum threshold goal for such measure in 2013 (in which case the prorated payout of the target with respect to such measure would be 40%, which is the minimum payout level). Thus, the Threshold amount is 10% (calculated as 25% × 40%) of the Target amount. The Target amount represents the bonus for quantitative company performance that would have been paid in 2014 if the target performance for the payment of a bonus was achieved for each financial performance measure in 2013. The Maximum amount represents the maximum bonus for quantitative company performance that would have been paid in 2014 if each company measure in 2013 equaled or exceeded 200% of its target in 2013. The following shows the calculation of the actual amount of non-equity incentive plan compensation in 2013 for reference for comparison to the Threshold, Target and Maximum applicable to the portion of the bonus based on quantitative company performance. See the above Compensation Discussion and Analysis for additional information.

		Formula	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry
a	2013 base salary (as of 3/1/13 or date of hire, whichever is later (amount for Jay M. Ellison is pro-rated based on his hire date)		$546,000	$76,820	$577,256
b	Target bonus percentage		55%	75%	55%

c	Target bonus	a × b	$300,300	$57,615	$317,491

d	Percentage of 2013 target bonus based on company performance		60%	60%	60%

e	Target bonus for company performance	c × d	$180,180	$34,569	$190,495

f	Amount of threshold bonus for company performance	e × 10%	$18,018	$3,457	$19,050

g	Amount of maximum bonus for company performance	e × 200%	$360,360	$69,138	$380,990

h	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on company performance in 2013 (rounded)	e × 67.5%	$123,123	$23,575	$130,171

The former officers did not become entitled to a bonus with respect to 2013 pursuant to the terms of the 2013 Executive Bonus Plan because they resigned before such bonus was determined and paid in 2014.
(2)
Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, on April 1, 2013, such executive officer was granted restricted stock units and stock options to purchase U.S. Cellular Common Shares as indicated above, except for Mr. Meyers, whose awards were granted on July 31, 2013, and for Mr. Ellison, whose awards were granted on November 12, 2013. The awards to Mr. Meyers were granted pursuant to the Meyers Letter Agreement as described in Footnote (1) to the Summary Compensation Table, and the awards to Mr. Ellison were granted pursuant to the Ellison Letter Agreement as described in Footnote (4) to the Summary Compensation Table, in each case pursuant to the U.S. Cellular 2013 Long-Term Incentive Plan, The aggregate grant date fair value computed in accordance with FASB ASC 718 of the restricted stock unit awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock option awards is reported in the Summary Compensation Table in column (f).
(3)
Represents the number of phantom stock match units in U.S. Cellular Common Shares awarded to such officer with respect to deferred bonus compensation, if any. Only David C. Kimbell and Mary N. Dillon deferred bonus into U.S. Cellular phantom stock for 2012 performance paid in 2013. (Although Mr. Meyers deferred a portion of his 2012 bonus paid in 2013 into phantom stock, this was deferred into TDS phantom stock.) To the extent deferred, the aggregate grant date fair value computed in accordance with FASB ASC 718 of the company match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

Information Regarding Outstanding Equity Awards at Year End Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at December 31, 2013.

2013 Outstanding Equity Awards at Fiscal Year-End

        In accordance with the anti-dilution provisions of the U.S. Cellular 2005 Long-Term Incentive Plan, the number of Common Shares subject to outstanding awards and the exercise prices of options were adjusted as of the ex-dividend date for the Special Cash Dividend of June 7, 2013, as described above under "Special Cash Dividend". The below amounts as of December 31, 2013 with respect to awards outstanding as of June 7, 2013 reflect such adjustments.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Current Officers:
Kenneth R. Meyers
Options:
2013 Meyers Options(1)		125,000		$39.71	7/31/23
2006 Options(7)	26,604			$50.97	4/3/16
Stock Awards:
2013 Meyers Restricted Stock Units(10)						45,000	$1,881,900

Total	26,604	125,000				45,000	$1,881,900

Steven T. Campbell
Options:
2013 Options(2)		57,624		$31.17	4/1/23
2012 Options(3)		24,677		$34.94	4/2/22
2011 Options(4)	20,131	10,065		$44.59	4/1/21
2008 Options(5)	31,683			$49.05	4/1/18
2007 Options(6)	20,053			$63.33	4/2/17
2006 Options(7)	6,624			$50.97	4/3/16
2005 Options(8)	1,494			$40.96	6/1/15
Stock Awards:
2013 Restricted Stock Units(11)						15,585	$651,765
2012 Restricted Stock Units(12)						14,683	$614,043
2011 Restricted Stock Units(13)						5,876	$245,734

Total	79,985	92,366				36,144	$1,511,542

Jay M. Ellison
Options:
2013 Ellison Options(9)		3,950		$45.64	11/12/23
Stock Awards:						—	—

Total	—	3,950				—	$—

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Michael S. Irizarry
Options:
2013 Options(2)		66,805		$31.17	4/1/23
2012 Options(3)		30,468		$34.94	4/2/22
2011 Options(4)	28,719	14,360		$44.59	4/1/21
2008 Options(5)	51,474			$49.05	4/1/18
2007 Options(6)	33,606			$63.33	4/2/17
2006 Options(7)	20,680			$50.97	4/3/16
Stock Awards:
2013 Restricted Stock Units(11)						18,071	$755,729
2012 Restricted Stock Units(12)						18,122	$757,862
2011 Restricted Stock Units(13)						8,381	$350,493

Total	134,479	111,633				44,574	$1,864,085

Former Officers:

Mary N. Dillon(15)	—	—				—	$—

Jeffrey J. Childs(15)	—	—				—	$—

Carter S. Elenz(15)	—	—				—	$—

David C. Kimbell
Options:
2013 Options(2)		28,273		$31.17	4/1/23
2012 Options(3)	2,653	5,304		$34.94	4/2/22
2011 Options(4)	5,693	2,847		$44.59	4/1/21
Stock Awards:
2013 Restricted Stock Units(11)						7,651	$319,965
2012 Restricted Stock Units(12)						3,150	$131,733
Bonus Match(14)						265	$11,082

Total	8,346	36,424				11,066	$462,780

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Includes, on an award-by-award basis, the number of securities underlying unexercised stock options, including awards that have been transferred other than for value, that are exercisable as of December 31, 2013. No awards have been transferred.

(c)
Includes, on an award-by-award basis, the number of securities underlying unexercised stock options, including awards that have been transferred other than for value, that are unexercisable as of December 31, 2013. No awards have been transferred.

(d)
This column is not applicable because the named executive officers do not have any stock options that are equity incentive plan awards, as defined by SEC rules.

(e)
Represents the exercise prices of the awards identified in columns (b) and (c).

(f)
Represents the expiration dates of the awards identified in columns (b) and (c).

(g)
Represents the total number of shares underlying stock awards that had not vested as of December 31, 2013.

(h)
Represents the market value of shares underlying stock awards that had not vested as of December 31, 2013, calculated using the closing price of a U.S. Cellular Common Share of $41.82 on December 31, 2013.

(i)
This column is not applicable because the named executive officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

(j)
This column is not applicable because the named executive officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

Footnotes:

(1)
The 2013 Meyers Options were granted on July 31, 2013 and are scheduled to become exercisable on June 22, 2019, and are exercisable until July 31, 2023 at an exercise price of $39.71 per share.

(2)
The 2013 Options were granted on April 1, 2013 and are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2014 and ending in 2016, and are exercisable until April 1, 2023 at an exercise price of $31.17 per share.

(3)
The 2012 Options were granted on April 2, 2012 and are scheduled to become exercisable in annual increments of one third on April 2 of each year beginning in 2013 and ending in 2015, and are exercisable until April 2, 2022 at an exercise price of $34.94 per share.

(4)
The 2011 Options were granted on April 1, 2011 and are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2012 and ending in 2014, and are exercisable until April 1, 2021 at an exercise price of $44.59 per share.

(5)
The 2008 Options were granted on April 1, 2008 and became exercisable in annual increments of one third on April 1 of each year beginning in 2009 and ending in 2011, and are exercisable until April 1, 2018 at an exercise price of $49.05 per share.

(6)
The 2007 Options were granted on April 2, 2007 and became exercisable in annual increments of 25% on April 2 of each year beginning in 2008 and ending in 2011, and are exercisable until April 2, 2017 at an exercise price of $63.33 per share.

(7)
The 2006 Options were granted on April 3, 2006 and became exercisable in annual increments of 25% on April 3 of each year beginning in 2007 and ending in 2010, and are exercisable until April 3, 2016 at an exercise price of $50.97 per share.

(8)
The 2005 Options were granted on June 1, 2005 and became exercisable in annual increments of 25% on June 1 of each year beginning in 2006 and ending in 2009, and are exercisable until June 1, 2015 at an exercise price of $40.96 per share.

(9)
The 2013 Ellison Options were granted on November 12, 2013 and are scheduled to become exercisable in annual increments of one third on November 12 of each year beginning in 2014 and ending in 2016, and are exercisable until November 12, 2023 at an exercise price of $45.64 per share.

(10)
Such restricted stock units were granted on July 31, 2013 and become vested on June 22, 2019.

(11)
Such restricted stock units were granted on April 1, 2013 and become vested on April 1, 2016.

(12)
Such restricted stock units were granted on April 2, 2012 and become vested on April 2, 2015.

(13)
Such restricted stock units were granted on April 1, 2011 and become vested on April 1, 2014.

(14)
Represents phantom stock match units with respect to deferred bonus compensation that have not vested. See "Information Regarding Nonqualified Deferred Compensation" below. One-third of the phantom stock bonus match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date.

(15)
Such former officers did not have any options or stock awards that continued in effect after December 31, 2013. None of the options held by Mr. Elenz at December 31, 2013 were exercisable and all of such options expired upon his termination on December 31, 2013.

Information Regarding Option Exercises and Stock Vested Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2013.

2013 Option Exercises and Stock Vested

        In accordance with the anti-dilution provisions of the U.S. Cellular 2005 Long-Term Incentive Plan, the number of Common Shares subject to outstanding awards and the exercise prices of options were adjusted to reflect the Special Cash Dividend, as described above under "Special Cash Dividend". The amounts below relating to exercises and vesting on and after the ex-dividend date for the Special Cash Dividend of June 7, 2013 reflect the adjusted awards. Amounts relating to exercises and vesting before the ex-dividend date relate to awards that were not adjusted.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Current Officers:
Kenneth R. Meyers(1)
Option Exercises (Date of Exercise):
2004 Options (9/9/13)(2)	10,268	$117,158
2005 Options (9/9/13)(3)	20,053	$108,687
Stock Awards Vested (Date of Vesting)(21)(22):			—	$—

Total	30,321	$225,845	—	$—

Steven T. Campbell(1)
Option Exercises (Date of Exercise):
2009 Options (6/3/13)(4)	27,725	$173,559
2010 Options (8/7/13)(5)	34,772	$231,582
2012 Options (8/7/13)(6)	12,340	$97,856
Stock Awards Vested (Date of Vesting)(21)(22):
2010 Restricted Stock Units (4/1/13)			6,310	$229,305

Total	74,837	$502,997	6,310	$229,305

Jay M. Ellison
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested (Date of Vesting)(21)(22):			—	$—

Total	—	$—	—	$—

Michael S. Irizarry(1)
Option Exercises (Date of Exercise):
2009 Options (8/6/13)(7)	17,333	$235,902
2010 Options (8/6/13)(8)	50,978	$339,004
2012 Options (8/6/13)(9)	15,235	$120,661
Stock Awards Vested (Date of Vesting)(21)(22):
2010 Restricted Stock Units (4/1/13)			9,255	$336,327

Total	83,546	$695,567	9,255	$336,327

Former Officers:
Mary N. Dillon(1)
Option Exercises (Date of Exercise):
Initial CEO Options (7/18/13)(10)	87,442	$446,829
2012 Options (7/18/13)(11)	29,139	$150,649
Stock Awards Vested (Date of Vesting)(21)(22):
Initial CEO Restricted Stock Units (6/1/13)			20,000	$794,000

Total	116,581	$597,478	20,000	$794,000

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jeffrey J. Childs(1)
Option Exercises (Date of Exercise):
2004 Options (8/12/13)(12)	3,993	$26,593
2005 Options (9/19/13)(13)	12,533	$51,385
2009 Options (8/12/13)(14)	15,000	$216,900
2009 Options (9/19/13)(15)	6,539	$91,481
2010 Options (9/19/13)(16)	30,255	$212,693
2011 Options (9/27/13)(17)	18,499	$21,089
2012 Options (9/19/13)(18)	9,969	$82,743
Stock Awards Vested (Date of Vesting)(21)(22):
2010 Restricted Stock Units (4/1/13)			5,491	$199,543

Total	96,788	$702,884	5,491	$199,543

Carter S. Elenz(1)
Option Exercises (Date of Exercise):
2011 Options (11/20/13)(19)	16,051	$47,992
2012 Options (11/20/13)(20)	8,278	$83,194
Stock Awards Vested (Date of Vesting)(21)(22):			—	$—

Total	24,329	$131,186	—	$—

David C. Kimbell(1)
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested (Date of Vesting)(21)(22):
Bonus Match Units			132	$5,520

Total	—	$—	132	$5,520

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the gross number of securities for which stock options were exercised (before withholding any shares to pay the exercise price or taxes).

(c)
Represents the aggregate dollar value realized upon exercise of stock options, based on the difference between the market value (closing price) of the underlying securities at exercise and the exercise or base price of the stock options.

(d)
Represents the number of shares of stock that have vested. This includes shares underlying restricted stock units and bonus plan phantom stock match units.

(e)
Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of units by the market value (closing price) of the underlying securities on the vesting date.

Footnotes:

(1)
Taxes were paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the tax withholding amount and in the case of stock options, the exercise price of such options was paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the aggregate exercise price.

(2)
Mr. Meyers exercised stock options with respect to 10,268 Common Shares on September 9, 2013. The exercise price for such options was $33.15 per share and the closing price of Common Shares on such date was $44.56 per share, resulting in a value of $117,158 realized upon exercise.

(3)
Mr. Meyers exercised stock options with respect to 20,053 Common Shares on September 9, 2013. The exercise price for such options was $39.14 per share and the closing price of Common Shares on such date was $44.56 per share, resulting in a value of $108,687 realized upon exercise.

(4)
Mr. Campbell exercised stock options with respect to 27,725 Common Shares on June 3, 2013, prior to the ex-dividend date for the Special Cash Dividend. The exercise price for such options was $34.10 per share and the closing price of Common Shares on such date was $40.36 per share, resulting in a value of $173,559 realized upon exercise. This exercise occurred before the Special Cash Dividend and, accordingly, the amount has not been adjusted for the Special Cash Dividend.

(5)
Mr. Campbell exercised stock options with respect to 34,772 Common Shares on August 7, 2013. The exercise price for such options was $36.21 per share and the closing price of Common Shares on such date was $42.87 per share, resulting in a value of $231,582 realized upon exercise.

(6)
Mr. Campbell exercised stock options with respect to 12,340 Common Shares on August 7, 2013. The exercise price for such options was $34.94 per share and the closing price of Common Shares on such date was $42.87 per share, resulting in a value of $97,856 realized upon exercise.

(7)
Mr. Irizarry exercised stock options with respect to 17,333 Common Shares on August 6, 2013. The exercise price for such options was $29.25 per share and the closing price of Common Shares on such date was $42.86 per share, resulting in a value of $235,902 realized upon exercise.

(8)
Mr. Irizarry exercised stock options with respect to 50,978 Common Shares on August 6, 2013. The exercise price for such options was $36.21 per share and the closing price of Common Shares on such date was $42.86 per share, resulting in a value of $339,004 realized upon exercise.

(9)
Mr. Irizarry exercised stock options with respect to 15,235 Common Shares on August 6, 2013. The exercise price for such options was $34.94 per share and the closing price of Common Shares on such date was $42.86 per share, resulting in a value of $120,661 realized upon exercise.

(10)
Ms. Dillon exercised stock options initially granted to her upon her employment in June 2010 (the "Initial CEO Options") with respect to 87,442 Common Shares on July 18, 2013. The exercise price for such options was $35.00 per share and the closing price of Common Shares on such date was $40.11 per share, resulting in a value of $446,829 realized upon exercise.

(11)
Ms. Dillon exercised stock options with respect to 29,139 Common Shares on July 18, 2013. The exercise price for such options was $34.94 per share and the closing price of Common Shares on such date was $40.11 per share, resulting in a value of $150,649 realized upon exercise.

(12)
Mr. Childs exercised stock options with respect to 3,993 Common Shares on August 12, 2013. The exercise price for such options was $37.05 per share and the closing price of Common Shares on such date was $43.71 per share, resulting in a value of $26,593 realized upon exercise.

(13)
Mr. Childs exercised stock options with respect to 12,533 Common Shares on September 19, 2013. The exercise price for such options was $39.14 per share and the closing price of Common Shares on such date was $43.24 per share, resulting in a value of $51,385 realized upon exercise.

(14)
Mr. Childs exercised stock options with respect to 15,000 Common Shares on August 12, 2013. The exercise price for such options was $29.25 per share and the closing price of Common Shares on such date was $43.71 per share, resulting in a value of $216,900 realized upon exercise.

(15)
Mr. Childs exercised stock options with respect to 6,539 Common Shares on September 19, 2013. The exercise price for such options was $29.25 per share and the closing price of Common Shares on such date was $43.24 per share, resulting in a value of $91,481 realized upon exercise.

(16)
Mr. Childs exercised stock options with respect to 30,255 Common Shares on September 19, 2013. The exercise price for such options was $36.21 per share and the closing price of Common Shares on such date was $43.24 per share, resulting in a value of $212,693 realized upon exercise.

(17)
Mr. Childs exercised stock options with respect to 18,499 Common Shares on September 27, 2013. The exercise price for such options was $44.59 per share and the closing price of Common Shares on such date was $45.73 per share, resulting in a value of $21,089 realized upon exercise.

(18)
Mr. Childs exercised stock options with respect to 9,969 Common Shares on September 19, 2013. The exercise price for such options was $34.94 per share and the closing price of Common Shares on such date was $43.24 per share, resulting in a value of $82,743 realized upon exercise.

(19)
Mr. Elenz exercised stock options with respect to 16,051 Common Shares on November 20, 2013. The exercise price for such options was $42.00 per share and the closing price of Common Shares on such date was $44.99 per share, resulting in a value of $47,992 realized upon exercise.

(20)
Mr. Elenz exercised stock options with respect to 8,278 Common Shares on November 20, 2013. The exercise price for such options was $34.94 per share and the closing price of Common Shares on such date was $44.99 per share, resulting in a value of $83,194 realized upon exercise.

(21)
Includes restricted stock units that became vested during 2013, if any. The 2010 restricted stock units for executive officers other than Ms. Dillon became vested on April 1, 2013 and the stock price used to calculate the value realized on vesting was the closing price of a U.S. Cellular Common Share of $36.34 on April 1, 2013. The restricted stock units initially granted to Ms. Dillon in June 2010 (the "Initial CEO Restricted Stock Units") became vested on June 1, 2013 and the stock price used to calculate the value realized on vesting was the closing price of a U.S. Cellular Common Share of $39.70 on May 31, 2013, the last trading day immediately preceding the date of vesting since the date of vesting was a weekend day.

(22)
Includes bonus plan phantom stock match units that became vested during 2013, if any. Pursuant to U.S. Cellular's long-term incentive plans, the bonus plan phantom stock match units generally vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable. The stock price used to calculate the value upon vesting was the closing price of Common Shares of $41.82 on December 31, 2013.

        From time to time, U.S. Cellular authorizes its executive officers to enter into plans under Section 10b5-1 of the Securities Exchange Act of 1934, as amended. These plans may include specific instructions for a broker to exercise stock options and/or sell stock on behalf of an executive based on a pre-determined schedule or formula. The purpose of such plans is to enable executive officers to recognize the value of their compensation and sell their holdings of U.S. Cellular Common Shares during periods in which the officer would otherwise be unable to buy or sell such stock because important information about U.S. Cellular had not been publicly released.

Information Regarding Pension Benefits

        U.S. Cellular executive officers are covered by a defined contribution tax-deferred savings plan, a defined contribution pension plan and a related defined contribution supplemental plan, as discussed above. The company contributions for each of the named executive officers under these plans are disclosed in column (i), "All Other Compensation," of the Summary Compensation Table. U.S. Cellular does not have any "defined benefit" pension plans (including defined benefit supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans (the TDS Tax-Deferred Savings Plan and the TDS Pension Plan) and a non-qualified defined contribution plan (the supplemental executive retirement plan (SERP)). Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation for the year ended December 31, 2013.

2013 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Current Officers:
Kenneth R. Meyers
SERP(1)
Company contribution		$20,152
Interest up to AFR			$9,345
Interest above AFR			$2,534

Total Interest			$11,879
Balance at year end					$672,109
U.S. Cellular Salary Deferral Interest Account from years prior to 2013(2)
Interest up to AFR			$1,844
Interest above AFR			$522

Total Interest			$2,366
Balance at year end					$54,419

Aggregate Total(4)	—	$20,152	$14,245	—	$726,528

Steven T. Campbell
SERP(1)
Company contribution		$30,632
Interest up to AFR			$4,624
Interest above AFR			$1,254

Total Interest			$5,878
Balance at year end					$196,504

Aggregate Total(4)	—	$30,632	$5,878	—	$196,504

Jay M. Ellison

Aggregate Total(4)	—	—	—	—	—

Michael S. Irizarry
SERP(1)
Company contribution		$33,148
Interest up to AFR			$8,574
Interest above AFR			$2,325

Total Interest			$10,899
Balance at year end					$340,707

Aggregate Total(4)	—	$33,148	$10,899	—	$340,707

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Former Officers:
Mary N. Dillon
SERP(1)
Interest up to AFR			$2,240
Interest above AFR			$608

Total Interest			$2,848
Balance at year end					$80,366
Bonus Deferral and Company Match into Phantom Shares(3)
Bonus Deferred, all of which is included in Summary Compensation Table (5,477 Common Shares)	$172,500
Company Match for Bonus Deferral, all of which is included in Summary Compensation Table (1,369 Common Shares)		$43,125
Changes in Value in 2013			$69,577
Ending Balance as of December 31, 2013: 10,321 Common Shares, all of which were vested (all unvested shares were forfeited upon Ms. Dillon's resignation in June 2013)					$431,624
Salary and Bonus Deferral into Interest Account
Salary Deferred(2)	$109,695
Bonus Deferred(3)	$172,500
Interest up to AFR			$36,694
Interest above AFR			$10,238

Total Interest			$46,932
Balance at year end					$1,153,814

Aggregate Total(4)	$454,695	$43,125	$119,357	—	$1,665,804

Jeffrey J. Childs
SERP(1)
Interest up to AFR			$4,888
Interest above AFR			$1,326

Total Interest			$6,214
Balance at year end					$175,363

Aggregate Total(4)	—	—	$6,214	—	$175,363

Carter S. Elenz
SERP(1)
Company contribution		$22,531
Balance at year end					$22,531

Aggregate Total(4)	—	$22,531	—	—	$22,531

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
David C. Kimbell
SERP(1)
Company contribution		$14,036
Balance at year end					$14,036
Bonus Deferral and Company Match into Phantom Shares(3)
Bonus Deferred, all of which is included in Summary Compensation Table (1,590 Common Shares)	$50,064
Company Match for Bonus Deferral, all of which is included in Summary Compensation Table (397 Common Shares—of which 265 remained unvested at year end—see below)		$12,516
Changes in Value in 2013			$20,516
Ending Balance as of December 31, 2013:
1,722 vested Common Shares					$72,014
265 unvested Common Shares (all of which were forfeited upon Mr. Kimbell's resignation in January 2014)					$11,082

Aggregate Total(4)	$50,064	$26,552	$20,516	—	$97,132

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the dollar amount of aggregate executive contributions during the last fiscal year. With respect to deferred salary, includes the actual dollar amount deferred. The entire amount of the salary earned in 2013 is included in column (c) of the Summary Compensation Table, whether or not deferred. With respect to deferred bonus, includes the actual dollar amount deferred. The entire amount of the bonus is included in the Summary Compensation Table in column (d) or (g), whether or not deferred. The named executive officers receive a distribution of the deferred compensation account at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

(c)
Represents the dollar amount of aggregate contributions by U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount credited with respect to 2013 for the officer. This is the same as the amount included in column (i) of the Summary Compensation Table.

With respect to any company match, represents the value of the shares underlying the phantom stock units on the date the bonus match units were awarded with respect to the officer. This is the same as the amount included in column (e) of the Summary Compensation Table.

(d)
Includes the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the dollar amount credited to the officer's account in 2013, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any salary or bonus deferred into an interest account, represents the amount of interest credited to the deferred account for 2013, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. The amount up to the AFR (as previously defined) is not deemed to be above-market or preferential, and is not included in the Summary Compensation Table.

Also includes the changes in value of the bonus deferral units and company match units in 2013. This amount is not included in the Summary Compensation Table.

(e)
Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings. Withdrawals or distributions do not represent a component of compensation in the Summary Compensation Table.

(f)
Represents the dollar amount of the total balance of the executive's account as of the end of the last fiscal year. With respect to the SERP and deferred salary, represents the actual dollar amount credited to the executive's account as of December 31, 2013. With respect to bonus deferral and company match, if any, represents the dollar value of the number of phantom stock units credited to the executive's account as of December 31, 2013 based on the closing price of the underlying shares of $41.82 on December 31, 2013.

Footnotes:

(1)
With the exception of Mr. Ellison, the named executive officers employed by U.S. Cellular on December 31, 2013 participated in the SERP with respect to 2013. Mr. Ellison was not eligible to participate in the SERP in 2013. To the extent indicated above, the named executive officers participates in the SERP. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitations under the Internal Revenue Code for tax-qualified pension plans, including the limit on annual employee compensation which can be considered. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. Such officers are credited with interest on their balances in the SERP. The interest rate for 2013 was set as of the last trading date of 2012 at 3.6242% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 2.89% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2013 includes the portion of such interest that exceeded that calculated using the AFR at the time the interest rate was set.

See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

The total SERP contribution of $38,111 for 2013 and total interest of $22,466 for 2013 with respect to Mr. Meyers are allocated between TDS and U.S. Cellular in proportion to the number of days that he was employed by each company in 2013. However, the ending balance includes Mr. Meyers' total balance for TDS and U.S. Cellular.

(2)
Represents deferred salary accounts pursuant to interest-bearing deferred compensation agreements. All of the annual salary earned is reported in column (c) of the Summary Compensation Table, whether or not deferred. Pursuant to the deferred compensation agreements, the deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR.

Only Kenneth R. Meyers and Mary N. Dillon deferred a portion of their salaries in 2013. However, Mr. Meyers' deferral election was made when he was an employee of TDS before his transfer to U.S. Cellular in June 2013. Accordingly, pursuant to Internal Revenue Service rules, all amounts deferred for 2013 are a part of his deferred interest account with TDS.

(3)
The amounts in column (b) represent deferrals of bonus, if any. All of the annual bonus is reported in the Summary Compensation Table, whether or not deferred. Such amounts can be deferred into an interest account or phantom stock.

David C. Kimbell deferred 30% of his 2012 bonus paid in 2013, all of which was deemed invested in phantom stock units in U.S. Cellular Common Shares.

Mary N. Dillon deferred 50% of her 2012 bonus paid in 2013. One half of the amount deferred by Ms. Dillon, or 25% of the bonus, was deemed invested in phantom stock units in U.S. Cellular Common Shares, and the other half, or 25% of the bonus, was deemed invested in an interest-bearing arrangement.

To the extent of any deferral to an interest account, the deferred account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR.

To the extent of any deferral into a phantom stock account, the officer receives a company match award. In such case, one-third of the phantom stock match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus has not been distributed. If an executive officer continues as an employee during the entire vesting period, the executive will receive a total bonus match equal to the sum of (i) 25% of the amount deferred into phantom stock, up to 50% of such year's bonus and (ii) 33 1/3% of the amount deferred that exceeded 50% of such year's bonus. The vesting of unvested phantom stock match units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments Upon Termination or Change in Control" table below. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the phantom stock match units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

The executive officer will receive in shares an amount equal to his or her vested phantom stock account balance at the date elected by the executive (either the executive's separation from service, subject to any six-month delay required by Section 409A of the Internal Revenue Code, or a date specified by the executive). See the Compensation Discussion and Analysis for additional information relating to vesting and distribution of deferred bonus and company match balances.

(4)
Information relating to deferred compensation amounts included in the above Summary Compensation Table for 2013 is discussed in the above notes. As required by SEC rules, the following is a summary of the total deferred compensation balances reported as compensation in the Summary Compensation Table in years prior to 2013, beginning with deferred compensation in 2006 (reported in the 2007 proxy statement), which is the first year for which deferred compensation was reported pursuant to the above table. The following table shows the persons who were named executive officers with respect to 2013 whose deferred compensation above was reported in the Summary Compensation Table in prior years. Mr. Ellison and Mr. Kimbell do not have any deferred compensation that was reported in the Summary Compensation Table in prior years. The below amounts do not include previously reported deferred compensation that has been distributed.

	Current Officers			Former Officers
	Kenneth R. Meyers	Steven T. Campbell	Michael S. Irizarry	Mary N. Dillon	Jeffrey J. Childs	Carter S. Elenz
SERP Company Contribution	$22,498	$109,850	$161,137	$75,807	$115,465	$—
Salary Deferral	33,733	—	—	443,984	—	—
Excess Interest	49	3,014	8,491	7,204	3,937	—
Bonus Deferral	—	—	—	495,027	—	—
Company Match	—	—	—	40,625	—	—

Total	$56,280	$112,864	$169,628	$1,062,647	$119,402	$—

Potential Payments Upon Termination or Change In Control

        This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or a change in control of U.S. Cellular or a change in the executive officer's responsibilities. However, this section does not discuss any such contract, agreement, plan or arrangement that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees.

        Except for the acceleration of vesting of equity awards upon certain events as discussed herein and except as set forth in the footnotes to the below Table of Potential Payments upon Termination or Change in Control, U.S. Cellular does not have any plans or policies that provide for severance or other compensation or benefits to the named executive officers upon termination or a change in control. However, U.S. Cellular may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with a specific officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship. As of December 31, 2013, the only such agreements with a named executive officer are described in footnotes to the below Table of Potential Payments upon Termination or Change in Control.

        The acceleration of vesting of awards may be considered to be appropriate under certain qualified termination events or a change in control, but U.S. Cellular does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. U.S. Cellular considers the fact that, unlike its peer companies, which are generally widely held, U.S. Cellular is controlled by TDS, which is controlled by the TDS Voting Trust. As a result, U.S. Cellular does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of vesting of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of U.S. Cellular. The provisions relating to possible acceleration of awards are discussed above under "Compensation Discussion and Analysis—Other Benefits and Plans Available to Named Executive Officers—U.S. Cellular 2013 Long-Term Incentive Plan" and "—U.S. Cellular 2005 Long-Term Incentive Plan."

        The foregoing approach to termination payments is consistent with U.S. Cellular's overall compensation objectives, as discussed above. These objectives assume that officers will be compensated primarily based on performance during their continued employment with U.S. Cellular and are designed to motivate executive officers to act in the long-term interest of U.S. Cellular, recognizing that U.S. Cellular is a controlled company. As a result, these objectives do not contemplate providing significant benefits with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and change in control payments as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Table of Potential Payments upon Termination or Change in Control

        The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event or change in control.

        The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2013, the last business day of 2013 and, if applicable, that the price per share of the U.S. Cellular Common Shares was $41.82, the closing market price as of December 31, 2013.

        The following represent additional payments that may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following triggering events: (i) a qualified disability (for restricted stock units and bonus match units but not stock options), (ii) a qualified retirement, (iii) a 2005 LTIP Change in Control or 2013 LTIP Change in Control (as described above, and upon approval by the board of directors), and (iv) death (for restricted stock units and bonus match units but not stock options) (collectively, "Triggering Events"). No such additional payments with respect to equity awards would be made in the event of any other termination of employment or service. In addition, the below table identifies other payments that have been, will be or could be made pursuant to agreements, if any, to the extent described in the footnotes to the below table.

2013 Table of Potential Payments upon Termination or Change in Control

        In accordance with the anti-dilution provisions of the U.S. Cellular 2005 Long-Term Incentive Plan, the number of outstanding awards and the exercise prices of options were adjusted for the Special Cash Dividend as of the ex-dividend date of June 7, 2013, as described above under "Special Cash Dividend". The below amounts as of December 31, 2013 reflect the adjusted amounts to the extent related to awards outstanding as of June 7, 2013.

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Stock Awards ($) (c)	Other ($) (d)	Total ($) (e)
Current Officers:
Kenneth R. Meyers
One Year of Current Salary as Severance(1)			$830,000	$830,000
Unexercisable Stock Options for 125,000 Common Shares(2)	$263,750			$263,750
Unvested Stock Awards for 45,000 Common Shares(3)		$1,881,900		$1,881,900

Aggregate Totals	$263,750	$1,881,900	$830,000	$2,975,650

Steven T. Campbell
Unexercisable Stock Options for 92,366 Common Shares(2)	$783,474			$783,474
Unvested Stock Awards for 36,144 Common Shares(3)		$1,511,542		$1,511,542

Aggregate Totals	$783,474	$1,511,542	$—	$2,295,016

Jay M. Ellison
Unexercisable Stock Options for 3,950 Common Shares(2)	$—			$—

Aggregate Totals	$—	$—	$—	$—

Michael S. Irizarry
Unexercisable Stock Options for 111,633 Common Shares(2)	$921,093			$921,093
Unvested Stock Awards for 44,574 Common Shares(3)		$1,864,085		$1,864,085

Aggregate Totals	$921,093	$1,864,085	$—	$2,785,178

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Stock Awards ($) (c)	Other ($) (d)	Total ($) (e)
Former Officers:
Mary N. Dillon	$—	$—	$—	$—

Jeffrey J. Childs	$—	$—	$—	$—

Carter S. Elenz
Separation Payment due in 2014(4)			$658,014	$658,014

Aggregate Totals	$—	$—	$658,014	$658,014

David C. Kimbell(5)	$—	$—	$—	$—

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table. The above table does not include any amounts for Mary N. Dillon or Jeffrey J. Childs because they ceased to be employees before December 31, 2013, and are not entitled to any such potential payments for a termination of employment as of December 31, 2013. Ms. Dillon and Mr. Childs voluntarily resigned and were not entitled to any payments or accelerated vesting of equity awards in connection with their terminations.

(b)
Represents the maximum potential value of accelerated stock options assuming that a Triggering Event took place on December 31, 2013 and that the price per share of the registrant's securities was $41.82, the closing market price of U.S. Cellular Common Shares as of December 31, 2013. Includes only the aggregate difference between the exercise price of such stock options and such year end stock price. No dollar amount is indicated if the exercise price of such stock options exceeded such year end stock price. See footnote (2) below for calculation.

(c)
Represents the maximum potential value of accelerated restricted stock units and any bonus match units assuming that a Triggering Event took place on December 31, 2013 and that the price per share of the registrant's securities was $41.82, the closing market price of U.S. Cellular Common Shares as of December 31, 2013.

(d)
Represent other potential payments as of December 31, 2013, if any.

(e)
Represents the total of columns (b) through (d).

Although U.S. Cellular has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in U.S. Cellular's Form 10-K for the year ended December 31, 2013.

U.S. Cellular has no current obligations to pay any perquisites or other personal benefits to any of the named executive officers upon termination or change in control subject to the discussion in footnote (1) below with respect to Mr. Meyers.

No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers of U.S. Cellular and that are available generally to all employees.

Footnotes:

(1)
The Meyers Letter Agreement described in Footnote (1) to the 2013 Summary Compensation Table provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary. In addition, the Meyers Letter Agreement provides that, because the transfer of Mr. Meyers' employment from TDS to U.S. Cellular caused him to be ineligible for certain retiree medical and life insurance benefits that may have been available to him had he retired from TDS, U.S. Cellular agreed to make certain cash reimbursements or payments to Mr. Meyers following his retirement from U.S. Cellular pursuant to the terms and conditions specified in the Meyers Letter Agreement. The cash reimbursements related to retiree medical benefits will also include a gross-up for additional taxes payable by Mr. Meyers as a result of such reimbursements.

(2)
The following table shows the intrinsic value of unexercised options, if any, calculated as the difference between the exercise price of such stock options and the closing price of a U.S. Cellular Common Share on December 31, 2013 of $41.82 per share. No dollar amount due upon acceleration is reflected in the table if the options had an exercise price that exceeded $41.82 per share.

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/13 (and not forfeited)	Value at 12/31/13 based on $41.82 per share	Less Aggregate Exercise Price	Difference (if Positive)
Kenneth R. Meyers
Initial CEO Options ($39.71)	125,000	$5,227,500	$4,963,750	$263,750

Total	125,000			$263,750

Steven T. Campbell
2013 Options ($31.17)	57,624	$2,409,836	$1,796,140	$613,696
2012 Options ($34.94)	24,677	$1,031,992	$862,214	$169,778
2011 Options ($44.59)	10,065	$420,918	$448,798	$—

Total	92,366			$783,474

Jay M. Ellison
2013 Ellison Options ($45.64)	3,950	$165,189	$180,278	$—

Total	3,950			$—

Michael S. Irizarry
2013 Options ($31.17)	66,805	$2,793,785	$2,082,312	$711,473
2012 Options ($34.94)	30,468	$1,274,172	$1,064,552	$209,620
2011 Options ($44.59)	14,360	$600,535	$640,312	$—

Total	111,633			$921,093

(3)
Represents unvested restricted stock units and any unvested bonus match units. See the "Outstanding Equity Awards at Fiscal Year-End" table for details.

(4)
U.S. Cellular and Mr. Elenz entered into an Employment and General Release Agreement dated December 17, 2013, as described above in Footnote (7) to the Summary Compensation Table. A copy of such agreement was attached as Exhibit 10.1 to U.S. Cellular's Current Report on Form 8-K/A filed with the SEC on December 19, 2013. As described above, on each of January 8, 2014 and July 1, 2014, U.S. Cellular will pay Mr. Elenz $329,007, for a total of $658,014 in consideration for his obligations under such agreement. All of the unexercisable options and stock awards held by Mr. Elenz were forfeited upon his resignation and, accordingly, no value is shown for these awards as of December 31, 2013.

(5)
David C. Kimbell resigned effective January 23, 2014. All of the unexercisable options and stock awards held by Mr. Kimbell were forfeited upon his resignation and, accordingly, no value is shown for these awards as of December 31, 2013. Mr. Kimbell did not receive and was not entitled to any payments upon his resignation that would be required to be disclosed in the above table under SEC rules.

Compensation of Directors

        The following table shows, as to directors who are not executive officers of U.S. Cellular or TDS, certain information regarding director compensation paid for the fiscal year ended December 31, 2013.

2013 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James Barr III	$100,144	$80,000	—	—	—	—	$180,144
Walter C.D. Carlson	$95,769	$80,000	—	—	—	—	$175,769
J. Samuel Crowley	$156,269	$80,000	—	—	—	—	$236,269
Ronald E. Daly	$113,269	$80,000	—	—	—	—	$193,269
Paul-Henri Denuit	$230,500	$—	—	—	—	—	$230,500
Harry J. Harczak, Jr.	$126,019	$80,000	—	—	—	—	$206,019
Gregory P. Josefowicz	$127,769	$80,000	—	—	—	—	$207,769
Cecelia D. Stewart	$54,528	$—	—	—	—	—	$54,528

Explanation of Columns:

(a)
Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table, except for directors who do not receive any compensation directly from U.S. Cellular as discussed in the next paragraph. Accordingly, the above includes only non-employee directors. Directors who are employees of TDS or its subsidiaries do not receive directors fees or any compensation directly from U.S. Cellular.

In 2013, LeRoy T. Carlson, Jr. received no compensation directly from U.S. Cellular and was compensated by TDS in connection with his services as an officer of TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation expense incurred by TDS for 2013 was allocated to U.S. Cellular by TDS, along with other expenses of TDS. Also, prior to June 22, 2013, Kenneth R. Meyers received no compensation directly from U.S. Cellular and was compensated by TDS in connection with his services as an officer of TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Meyers' compensation expense incurred by TDS for such period in 2013 was allocated to U.S. Cellular by TDS, along with other expenses of TDS. These allocations by TDS to U.S. Cellular are done in the form of a single allocation of cost pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There was no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this allocation of cost. The allocation of cost was recorded as a single expense by U.S. Cellular. U.S. Cellular did not obtain details of the components that make up this allocation of cost and did not separate any part of the allocation of cost to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons were not reported in the above table. However, for purposes of disclosure, approximately 76% of the compensation expense incurred by TDS in 2013 with respect to LeRoy T. Carlson, Jr., and with respect to Kenneth R. Meyers prior to June 22, 2013, was included by TDS in the total allocation of cost to U.S. Cellular for 2013. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., and Kenneth R. Meyers for the period prior to June 22, 2013, is included in TDS' proxy statement related to its 2014 annual meeting.

(b)
Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2013, including annual retainer fees, committee and/or chairperson fees, and meeting fees.

(c)
The amounts in this column represent the aggregate grant date fair value of the annual stock awards granted in 2013 computed in accordance with FASB ASC 718. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, as amended (see "Narrative Disclosure to Director Compensation Table" below), each non-employee director was entitled to receive an annual stock award of $80,000 (including cash paid in lieu of fractional shares). Based on the closing price of $36.79 of a U.S. Cellular Common Share on February 28, 2013, the last trading day in February 2013, a total of 2,174 shares were issued to each of the above directors other than Paul-Henri Denuit and Cecelia D. Stewart . Mr. Denuit did not receive a stock award in 2013 because he is not a citizen of the United States and pursuant to the terms of the Compensation Plan for Non-Employee Directors, has elected to receive the annual stock award in the form of cash. This cash amount is included in the Director Compensation table above in column (b), Fees Earned or Paid in Cash. Ms. Stewart was first appointed as a director in March 2013 and, accordingly, she did not begin receiving stock awards until February 2014.

(d)
This column is not applicable because non-employee directors do not receive stock options.

(e)
This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

(f)
This column is not applicable because non-employee directors do not participate in any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined or receive any earnings on deferred compensation.

(g)
This column is not applicable because there is no other compensation.

(h)
Represents the sum of all amounts reported in columns (b) through (g).

Narrative Disclosure to Director Compensation Table

        The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

        Non-employee directors of U.S. Cellular participate in a compensation plan for non-employee directors (the "Non-Employee Directors' Plan"). A non-employee director is a director who is not an employee of U.S. Cellular, TDS, TDS Telecom or any other subsidiary of TDS. The purpose of the Non-Employee Directors' Plan is to provide appropriate compensation to non-employee directors in connection with their services to U.S. Cellular and to ensure that qualified persons serve as non-employee members of our board of directors. The following describes the plan.

        Non-employee directors receive an annual director's retainer fee of $80,000 paid in cash and an annual stock award of $80,000 paid in the form of U.S. Cellular Common Shares.

        The annual stock award is distributed in March on or prior to March 15 of each year, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares is determined on the basis of the closing price of U.S. Cellular Common Shares for the first trading day in March of the calendar year of payment. Notwithstanding the foregoing, a non-employee director who is not a citizen of the United States may, at his or her discretion, receive the annual stock award in the form of cash.

        Each non-employee director who serves on the Audit Committee, other than the Chairperson, will receive an annual committee retainer fee of $11,000, and the Chairperson will receive an annual committee retainer fee of $22,000.

        Each non-employee director who serves on the Long-Term Incentive Compensation Committee, other than the Chairperson, will receive an annual committee retainer fee of $7,000, and the Chairperson will receive an annual committee retainer fee of $14,000.

        Non-employee directors also will receive a meeting fee of $1,750 for each board or committee meeting attended.

        Under the Non-Employee Directors' Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings will be paid in cash on a quarterly basis, as of the last day of each quarter.

        Directors have the authority without further shareholder approval to amend the Non-Employee Directors' Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the plan may not exceed the number previously approved by shareholders.

        In 2013, the board of directors and shareholders approved 200,000 additional Common Shares for issuance pursuant to the Non-Employee Directors' Plan, in addition to the then-existing reserve of 11,613 Common Shares. All of such 11,613 shares and 2,562 of the 200,000 shares have been issued as of the date hereof. As a result, a total of 197,438 Common Shares have not been issued and are available for issuance as of the date hereof.

        Directors are also reimbursed for travel and expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to U.S. Cellular's travel and expense reimbursement policy.

        None of the non-employee directors had stock awards or stock option awards outstanding at December 31, 2013.

        In addition, the resolution that established the Special Committee described above under Corporate Governance—Special Committee, provides that U.S. Cellular will advance or reimburse funds to each member of the Special Committee for any and all reasonable costs, expenses or fees incurred by the members of such committee in connection with their service thereon, and will pay to the Chair a fee of $5,000 for chairing the Special Committee, and to each member (including the Chair) a fee of $1,750 for each meeting of the Special Committee in which such member participates. Any fees paid in 2013 are included in column (b) in the above table.

Compensation Committee Interlocks and Insider Participation

        LeRoy T. Carlson, Jr. is a member of the board of directors of TDS and U.S. Cellular. Mr. Carlson is also the Chairman of U.S. Cellular and, as such, functions as the compensation committee of U.S. Cellular with respect to compensation other than long-term incentive compensation. He is compensated by TDS for his services to TDS and all of its subsidiaries. However, as discussed above, a portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular as part of the allocation of cost under the Intercompany Agreement described below. The President and CEO of U.S. Cellular also participates in executive compensation decisions for U.S. Cellular, other than with respect to the compensation of the President and CEO of U.S. Cellular.

        Long-term incentive compensation for executive officers is approved by our Long-Term Incentive Compensation Committee, which currently consists of Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly. Our Long-Term Incentive Compensation Committee is comprised of members of our board of directors who are independent, as discussed above. None of such persons was, during 2013, an officer or employee of U.S. Cellular or its affiliates, was formerly an officer of U.S. Cellular or its affiliates or had any relationship requiring disclosure by U.S. Cellular under any paragraph of Item 404 of SEC Regulation S-K.

        LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of U.S. Cellular, are trustees and beneficiaries of the voting trust which controls TDS, which controls U.S. Cellular, and LeRoy T. Carlson, director emeritus of U.S. Cellular, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management" below.

        Walter C.D. Carlson is a director and non-executive Chairman of the Board of TDS and a director of U.S. Cellular.

        In addition, the following persons had the following relationships at TDS and U.S. Cellular during all or part of 2013: LeRoy T. Carlson, Jr. is a director and Chairman of U.S. Cellular and a director and President and CEO of TDS. LeRoy T. Carlson is a director emeritus of U.S. Cellular, and a director emeritus and Chairman Emeritus of TDS. Kenneth R. Meyers is a director of TDS and was the Executive Vice President and Chief Financial Officer of TDS until July 19, 2013. He is also a director of U.S. Cellular and was a Vice President and Assistant Treasurer of U.S. Cellular until June 22, 2013, when he was appointed President and Chief Executive Officer of U.S. Cellular. Neither LeRoy T. Carlson, Jr. or LeRoy T. Carlson, nor Kenneth R. Meyers prior to June 22, 2013, received any compensation directly from U.S. Cellular in their capacities as directors/director emeritus and/or executive officers of U.S. Cellular in 2013. Such persons were compensated by TDS in connection with their services as officers of TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons' compensation expense incurred by TDS was allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular was done in the form of a single allocation of cost pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There was no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this allocation of cost. The allocation of cost was recorded as a single expense by U.S. Cellular. U.S. Cellular did not obtain details of the components that make up this allocation of cost and did not separate any part of the cost allocation to other accounts such as compensation expense. Approximately 76% of the compensation expense incurred by TDS with respect to LeRoy T. Carlson, Jr. and LeRoy T. Carlson in 2013, and with respect to Kenneth R. Meyers prior to June 22, 2013, was included by TDS in the total allocation of cost to U.S. Cellular for 2013. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr. and LeRoy T. Carlson, and Kenneth R. Meyers for the period prior to June 22, 2013, is included in TDS' proxy statement related to its 2014 annual meeting.

 Other Relationships and Related Transactions

        U.S. Cellular has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to our initial public offering when TDS owned more than 90% of our outstanding capital stock and were not the result of arm's length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to us or will continue to provide us with the same level of support for our financing and other needs as TDS has provided in the past. The principal arrangements that exist between U.S. Cellular and TDS and the amounts paid by U.S. Cellular to TDS in 2013 are summarized below. These arrangements are continuing and amounts paid by U.S. Cellular to TDS in 2014 will be reported in U.S. Cellular's proxy statement for its 2014 Annual Meeting.

Exchange Agreement

        U.S. Cellular and TDS are parties to an Exchange Agreement dated July 1, 1987, as amended as of April 7, 1988.

        Common Share Purchase Rights; Potential Dilution.    The Exchange Agreement granted TDS the right to purchase additional Common Shares of U.S. Cellular sold after our initial public offering, to the extent necessary for TDS to maintain its proportionate interest in our Common Shares. For purposes of calculating TDS' proportionate interest in our Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to U.S. Cellular, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be reduced.

        If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by us, unless otherwise agreed. In the case of sales by us of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by our board of directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by us pursuant thereto could have a dilutive effect on our other shareholders. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under our Restated Certificate of Incorporation, as amended.

        Funding of License Costs.    Through the date of our initial public offering, TDS had funded or made provisions to fund all the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses. Pursuant to the Exchange Agreement, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional costs associated with the acquisition of the additional cellular interests that we had a right to acquire at the time of the initial public offering. Through December 31, 2013, TDS had funded costs totaling approximately $67.2 million. TDS is obligated under the Exchange Agreement to make additional capital contributions to us under certain circumstances. Currently, TDS has no obligations with respect to additional capital contributions.

        RSA Rights.    Under the Exchange Agreement: (a) TDS retained all of its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which we have an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which we indicated we did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to us for appropriate consideration.

        Right of Negotiation.    If TDS desires to sell certain of its RSA interests, TDS is required to give us the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If we desire to purchase any interest so offered, TDS is required to negotiate with us concerning the terms and conditions of the transaction, including the price and the method of payment. If we are unable to agree with TDS on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to us, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than our highest written offer during the negotiation period. In such case, we would have the right to purchase the interest at that price.

        Corporate Opportunity Arrangements.    Our Restated Certificate of Incorporation, as amended, provides that, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we may not, without the written consent of TDS, engage in any non-cellular activities. We have been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that we resell any non-cellular interest to TDS or that we give TDS the right of first refusal with respect to such sale.

        Our Restated Certificate of Incorporation, as amended, also restricts the circumstances under which we are entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be deemed to be a "corporate opportunity" of U.S. Cellular. In general, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. Our Restated Certificate of Incorporation, as amended, allows us to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States. The foregoing provisions are also included in the Exchange Agreement.

Tax Allocation Agreement

        We have entered into a Tax Allocation Agreement with TDS under which we have agreed to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. Pursuant to such agreement, TDS files Federal income tax returns and pays Federal income taxes for all members of the TDS consolidated group, including U.S. Cellular and its subsidiaries. U.S. Cellular and its subsidiaries pay TDS for Federal taxes based on the amount they would pay if they were filing a separate return as their own affiliated group and were not included in the TDS affiliated group. Any deficiency in tax thereafter proposed by the Internal Revenue Service for any consolidated return year that involves income, deductions or credits of U.S. Cellular or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at our expense. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of U.S. Cellular, such deficiency or refund will be payable by or to us. Under the Tax Allocation Agreement, U.S. Cellular paid $152.5 million to TDS for federal income taxes in 2013.

        If we cease to be a member of the TDS affiliated group, and for a subsequent year U.S. Cellular and its subsidiaries are required to pay a greater amount of Federal income tax than we would have paid if we had not been members of the TDS affiliated group after June 30, 1987, TDS will reimburse us for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by us or our subsidiaries after we leave the TDS affiliated group will be disregarded. No reimbursement will be required if fewer than 500,000 U.S. Cellular Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of U.S. Cellular if (i) more than 50% of the value of the assets of such subsidiary, or (ii) more than 50% of the voting power in the election of directors of such subsidiary, is held by a person or group other than a person or group owning more than 50% of the voting power in the election of directors of TDS.

        Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and U.S. Cellular and their subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Under such rules, U.S. Cellular paid $5.6 million to TDS, net of refunds from TDS, for such taxes in 2013.

Cash Management Agreement

        From time to time we deposit our excess cash with TDS for investment under TDS' cash management program pursuant to the terms of a Cash Management Agreement. Such deposits are available to us on demand and bear interest each month at the 30-day commercial paper rate reported in The Wall Street Journal on the last business day of the preceding month plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. We may elect to place funds with TDS for a longer period than on demand, in which event such funds will bear interest at the commercial paper rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

Intercompany Agreement

        In order to provide for certain transactions and relationships between the parties, U.S. Cellular and TDS have entered into an Intercompany Agreement, providing among other things, as follows:

        Services.    U.S. Cellular and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS' non-telephone company subsidiaries. Payments by us to TDS for such services totaled $81.2 million in 2013. For services provided to TDS, we receive payment for the salaries of our employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to us for such services were nominal in 2013.

        Equipment and Materials.    We purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by us from TDS affiliates totaled $12.2 million in 2013.

        Accountants and Legal Counsel.    We have agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing our financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. We have also agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If we use the same counsel as TDS, each of U.S. Cellular and TDS is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

        Indemnification.    We have agreed to indemnify TDS against certain losses, claims, damages or liabilities, including those arising out of: (1) the conduct of our business (except where the loss, claim, damage or liability arises principally from TDS' gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify us with respect to: (1) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from U.S. Cellular's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement.

        Disposal of Company Securities.    TDS will not dispose of any of our securities held by it if such disposition would result in the loss of any license or other authorization held by us and such loss would have a material adverse effect on us.

        Transfer of Assets.    Without the prior written consent of TDS, we may not transfer (by sale, merger or otherwise) more than 15% of our consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

Registration Rights Agreement; Other Sales of Common Shares

        Under a Registration Rights Agreement, we have agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any of our debt or equity securities that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that we will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by U.S. Cellular in connection therewith. TDS has the right to select the counsel we retain to assist it to fulfill any of its obligations under the Registration Rights Agreement.

        There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that we will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. We have also granted TDS the right to include our securities owned by TDS in certain registration statements covering offerings by us and will pay all costs of such offerings other than incremental costs attributable to the inclusion of our securities owned by TDS in such registration statements.

        We will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. We have the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any of our securities owned by TDS in any registration statement filed by us which, in the judgment of the managing underwriters, would materially adversely affect any offering by us. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

Insurance Cost Sharing Agreement

        Pursuant to an Insurance Cost Sharing Agreement, we and our officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to us on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, if the policies are the same as or similar to the policies in effect before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with us before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. We believe that the amounts payable by us under the Insurance Cost Sharing Agreement are generally more favorable than the premiums we would pay if we were to obtain coverage under separate policies. Payments made by U.S. Cellular to TDS under the Insurance Cost Sharing Agreement totaled $5.9 million in 2013.

Employee Benefit Plans Agreement

        Under an Employee Benefit Plans Agreement, our employees participate in certain TDS-sponsored employee benefit plans. We reimburse TDS for the costs associated with such participation. Payments made by U.S. Cellular to TDS under the Employee Benefit Plans Agreement totaled $0.8 million in 2013.

Certain Relationships and Related Transactions

        In addition to the foregoing, U.S. Cellular may from time to time enter into certain other arrangements and transactions with subsidiaries of TDS, including TDS Telecom, which includes Wireline,

Hosted and Managed Services (HMS) and Cable segments, and subsidiaries included in TDS' Non-Reportable Segment, including Suttle-Straus, Inc. ("Suttle-Straus"), which provides printing and distribution services, and Airadigm Communications, Inc. ("Airadigm"), a wireless service provider. The following describes certain relationships and related transactions between such TDS subsidiaries and U.S. Cellular since the beginning of 2013:

        U.S. Cellular agreed to lease wireless spectrum from Airadigm to enhance wireless services in existing markets. The lease agreements require U.S. Cellular to make payments to Airadigm aggregating approximately $0.2 million for the period through April 2017. After that U.S. Cellular will have an option to renew the leases for five years for payments aggregating approximately $0.3 million.

        In December 2013, TDS initially proposed to sell to U.S. Cellular certain FCC spectrum licenses and certain other wireless related assets in Wisconsin markets for $110 million in cash. U.S. Cellular formed a Special Committee comprised entirely of independent and disinterested directors with exclusive authority to consider, negotiate and, if appropriate, approve any such transaction with TDS. See "Corporate Governance—Special Committee" above. The U.S. Cellular Special Committee has engaged independent financial advisors and legal counsel and has been negotiating a possible transaction with TDS. There is no assurance as to whether this proposed transaction will be consummated. If an agreement is entered into between TDS and U.S. Cellular, this will be disclosed by U.S. Cellular on a Current Report on Form 8-K.

        The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of the voting trust that controls TDS, which controls U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. U.S. Cellular and its subsidiaries incurred legal costs from Sidley Austin LLP of $13.2 million in 2013, $10.7 million in 2012, and $9.2 million in 2011.

        See also the discussion of transactions between Citigroup Inc. and U.S. Cellular and TDS under the description of Cecelia D. Stewart above under "Election of Directors."

        The Audit Committee of the board of directors is generally responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE, except to the extent that the board of directors authorizes another committee to review specific related party transactions. As noted above, the Special Committee was formed to consider the transaction described above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2013 regarding U.S. Cellular Common Shares that may be issued under equity compensation plans currently maintained by U.S. Cellular.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,895,347	$42.22	4,982,871
Equity compensation plans not approved by security holders	—	—	—

TOTAL	3,895,347	$42.22	4,982,871

Explanation of Columns:

(a)
Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units and vested and unvested phantom stock units.

(b)
Represents the weighted-average exercise price of all outstanding options. Restricted stock units and phantom stock units do not have an exercise price.

(c)
Represents the number of securities remaining available for future issuance under the plan, other than securities to be issued upon the exercise of outstanding options or pursuant to restricted stock units and phantom stock units disclosed in column (a).

Footnotes:

(1)
This includes the following plans that have been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
Non-Employee Director Compensation Plan	—	211,613	211,613
2005 Long-Term Incentive Plan	3,666,605	—	3,666,605
2013 Long-Term Incentive Plan	228,742	4,771,258	5,000,000

TOTAL	3,895,347	4,982,871	8,878,218

The above is based on information as of December 31, 2013 and does not reflect any changes or additions after that date.

See Note 15—Stock-Based Compensation, in the notes to the consolidated financial statements included in our 2013 Annual Report for certain information about the Non-Employee Director Compensation Plan, the 2005 Long-Term Incentive Plan, and the 2013 Long-Term Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2014, restricted stock units that become vested within 60 days after February 28, 2014 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

U.S. Cellular

        On February 28, 2014, there were outstanding 51,212,227 Common Shares, par value $1.00 per share (excluding 3,855,992 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 84,218,104 shares of common stock. As of February 28, 2014, no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 381,270,997, as of February 28, 2014.

Security Ownership of U.S. Cellular by Certain Beneficial Owners

        The following table sets forth, as of February 28, 2014, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder's Name and Address	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602	Common Shares	37,782,826	73.8%	44.9%	9.9%
	Series A Common Shares(3)	33,005,877	100.0%	39.2%	86.6%

	Total	70,788,703	N/A	84.1%	96.5%

GAMCO Investors, Inc.(4) One Corporate Center Rye, New York 10580	Common Shares	3,535,780	6.9%	4.2%	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The Series A Common Shares are convertible on a share-for-share basis into Common Shares. The above numbers of shares and percentages do not assume conversion because TDS has advised U.S. Cellular that it has no present intention of converting its Series A Common Shares.

(4)
Based on the most recent Schedule 13F filed with the SEC on February 7, 2014, GAMCO Investors, Inc. and its affiliates report sole voting authority with respect to an aggregate of 3,273,780 Common Shares and sole investment authority with respect to an aggregate of 3,535,780 Common Shares.

Security Ownership of U.S. Cellular by Management

        The following executive officers and directors and all executive officers and directors as a group beneficially owned the following number of our Common Shares as of February 28, 2014 or the latest practicable date (includes LeRoy T. Carlson as director emeritus).

Name of Individual or Number of Persons in Group	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	Common Shares	—	—	—	—
Walter C.D. Carlson(5)	Common Shares	13,978	*	*	*
Kenneth R. Meyers(3)	Common Shares	68,937	*	*	*
James Barr III(5)	Common Shares	8,074	*	*	*
J. Samuel Crowley(5)	Common Shares	5,473	*	*	*
Ronald E. Daly(5)	Common Shares	5,140	*	*	*
Paul-Henri Denuit	Common Shares	—	—	—	—
Harry J. Harczak, Jr.(5)	Common Shares	8,720	*	*	*
Gregory P. Josefowicz(5)	Common Shares	8,074	*	*	*
Cecelia D. Stewart(5)	Common Shares	2,025	*	*	*
Steven T. Campbell(4)	Common Shares	132,574	*	*	*
Jay M. Ellison	Common Shares	—	—	—	—
Michael S. Irizarry(6)	Common Shares	194,723	*	*	*
Other executive officers(7)	Common Shares	—	—	—	—
All directors and executive officers as a group (15 persons)(5)(8)	Common Shares	448,961	*	*	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified. Except with respect to customary brokerage agreement terms, none of the above shares is pledged as security, unless otherwise specified. Includes Common Shares as to which voting and/or investment power is shared and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
Includes 26,604 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(4)
Includes 121,597 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 5,876 Common Shares that are subject to vesting within 60 days.

(5)
Includes 2,025 Common Shares earned pursuant to the Non-Employee Directors' Plan as of February 28, 2014 that were issued in March 2014. Paul-Henri Denuit did not receive Common Shares under the Non-Employee Directors' Plan in March 2014 because he is not a citizen of the United States and pursuant to the terms of the Non-Employee Directors' Plan, has elected to receive the annual stock award in the form of cash.

(6)
Includes 186,341 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 8,381 Common Shares that are subject to vesting within 60 days.

(7)
Includes Common Shares held by the executive officers who are not specifically identified in the above table: Douglas D. Shuma.

(8)
Includes 348,799 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and/or restricted stock units that are subject to vesting within 60 days by all directors and executive officers as a group.

TDS

        Several of our officers and directors also indirectly hold ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS.

Description of TDS Securities

        On February 28, 2014, TDS had outstanding and entitled to vote 101,595,907 Common Shares, par value $.01 per share ("TDS Common Shares") (excluding 22,939,080 TDS Common Shares held by TDS and 1,010,133 TDS Common Shares held by a subsidiary of TDS), and 7,166,078 Series A Common Shares, par value $.01 per share ("TDS Series A Common Shares") (collectively representing a total of 108,761,985 shares of common stock); and 8,240 Preferred Shares, par value $.01 per share ("TDS Preferred Shares").

        In matters other than the election of directors, each of the TDS Preferred Shares is entitled to one vote, each of the TDS Series A Common Shares is entitled to ten votes and each of the TDS Common Shares is entitled to a vote per share that floats. The total voting power of the TDS Series A Common Shares was 71,660,780 votes at February 28, 2014 with respect to matters other than the election of directors. The total voting power of the TDS Common Shares was 54,690,010 votes at February 28, 2014 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 126,359,030 votes at February 28, 2014 with respect to matters other than the election of directors, including 8,240 votes by holders of TDS Preferred Shares.

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2014, restricted stock units that become vested within 60 days after February 28, 2014 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

        The following table sets forth as of February 28, 2014, or the latest practicable date, the number of TDS Common Shares and TDS Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director (and director emeritus) of U.S. Cellular, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group. As of February 28, 2014, none of the directors or executive officers of U.S. Cellular beneficially owned TDS Preferred Shares. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Trustees of TDS Voting Trust: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	TDS Common Shares	6,112,018	6.0%	5.6%	2.6%
	TDS Series A Common Shares	6,790,328	94.8%	6.2%	53.7%
LeRoy T. Carlson(4)(7)	TDS Common Shares	609,206	*	*	*
	TDS Series A Common Shares	64,139	*	*	*
LeRoy T. Carlson, Jr.(5)(7)	TDS Common Shares	1,941,927	1.9%	1.8%	*
	TDS Series A Common Shares	20,744	*	*	*
Walter C.D. Carlson(6)(8)	TDS Common Shares	31,503	*	*	*
	TDS Series A Common Shares	1,061	*	*	*
Kenneth R. Meyers(7)	TDS Common Shares	653,909	*	*	*
James Barr III	TDS Common Shares	11,247	*	*	*
J. Samuel Crowley	—	—	—	—	—
Ronald E. Daly	—	—	—	—	—
Paul-Henri Denuit	—	—	—	—	—
Harry J. Harczak, Jr.	—	—	—	—	—
Gregory P. Josefowicz	TDS Common Shares	2,915	*	*	*
Cecelia D. Stewart	—	—	—	—	—
Steven T. Campbell	—	—	—	—	—
Jay M. Ellison	—	—	—	—	—
Michael S. Irizarry	—	—	—	—	—
Other executive officers(7)(9)	TDS Common Shares	45,898	*	*	*
All directors and executive officers as a group (15 persons)(7)(8)(9)	TDS Common Shares	9,408,623	9.0%	8.4%	4.0%
	TDS Series A Common Shares	6,876,272	96.0%	6.3%	54.4%

*
Less than 1%

(1)
The nature of beneficial ownership is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires on June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the TDS Common Shares and TDS Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the TDS Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its TDS Series A Common Shares.

(4)
Includes 10,101 TDS Common Shares and 64,139 TDS Series A Common Shares held by Mr. Carlson's wife. Does not include 29,543 TDS Common Shares and 36,679 TDS Series A Common Shares held for the benefit of LeRoy T. Carlson or 192,439 TDS Common Shares and 210,158 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 221,982 TDS Common Shares, or 0.2% of class, and 246,837 TDS Series A Common Shares, or 3.4% of class) in the TDS Voting Trust described in footnote (3).

(5)
Includes 518 TDS Common Shares and 297 TDS Series A Common Shares held by Mr. Carlson's wife outside of the TDS Voting Trust. Also includes 3,768 TDS Common Shares held by Mr. Carlson's children and 78,943 Common Shares and 11,424 Series A Common Shares held in a trust, the beneficiaries of which include the descendants of Mr. Carlson.

  TDS Common Shares in TDS Voting Trust. Does not include 1,820,712 TDS Common Shares (1.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 419,782 TDS Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 686,686 TDS Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

  TDS Series A Common Shares in TDS Voting Trust. Does not include 1,983,685 TDS Series A Common Shares (27.7% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 3,244 TDS Series A Common Shares are held for the benefit of LeRoy T. Carlson, Jr., and (ii) 747,990 TDS Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

(6)
TDS Common Shares in TDS Voting Trust. Does not include 1,916,712 TDS Common Shares (1.9% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 1,102,459 TDS Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 686,686 TDS Common Shares (0.7% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

  TDS Series A Common Shares in TDS Voting Trust. Does not include 2,189,984 TDS Series A Common Shares (30.6% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which (i) 602,757 TDS Series A Common Shares are held for the benefit of Walter C.D. Carlson, and (ii) 747,990 TDS Series A Common Shares (10.4% of class) are held by a family partnership for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

(7)
Includes the following number of TDS Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after February 28, 2014: LeRoy T. Carlson, 361,186 shares; LeRoy T. Carlson, Jr., 1,742,518 shares; Kenneth R. Meyers, 563,742 shares; all other executive officers as a group (includes Douglas D. Shuma), 29,633 shares; and all directors and executive officers as a group, 2,697,079 shares. Includes the following number of TDS Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 133,432 shares; LeRoy T. Carlson, Jr., 56,716 shares; Kenneth R. Meyers, 24,741 shares; all other executive officers as a group (includes Douglas D. Shuma), 5,657 shares; and all directors and executive officers as a group, 220,546 shares.

(8)
Includes TDS Common Shares earned pursuant to the TDS Non-Employee Directors' Plan as of February 28, 2014 that were issued in March 2014.

(9)
Includes shares held by the executive officers who are not specifically identified in the above table: Douglas D. Shuma.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 28, 2014, or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2013 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between December 31, 2013 and February 28, 2014.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(3)	TDS Common Shares	10,328,963	10.2%	9.5%	4.4%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580(4)	TDS Common Shares	8,236,662	8.1%	7.6%	3.5%
State Street Corporation One Lincoln Street Boston, MA 02111(5)	TDS Common Shares	6,945,893	6.8%	6.4%	3.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(6)	TDS Common Shares	6,278,682	6.2%	5.8%	2.7%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2)
Represents voting power in matters other than the election of directors.

(3)
Based on the most recent Schedule 13G (Amendment No. 5) filed with the SEC, BlackRock, Inc. and its affiliates report sole investment and voting authority with respect to an aggregate of 10,328,963 TDS Common Shares.

(4)
Based on the most recent Schedule 13D (Amendment No. 35) filed with the SEC, GAMCO Investors, Inc. and its affiliates report sole voting authority with respect to an aggregate of 8,236,662 TDS Common Shares, and sole investment authority with respect to an aggregate of 7,844,999 TDS Common Shares.

(5)
Based on the most recent Schedule 13G filed with the SEC, State Street Corporation reports shared investment and voting authority with respect to an aggregate of 6,945,893 TDS Common Shares.

(6)
Based on the most recent Schedule 13G filed with the SEC, The Vanguard Group reports sole voting authority with respect to 61,336 TDS Common Shares, sole investment authority with respect to 6,224,246 TDS Common Shares, and shared investment authority with respect to 54,436 TDS Common Shares.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and officers, and persons who are deemed to own more than ten percent of our Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of our Common Shares. The reporting persons are also required to furnish us with copies of all such reports they file.

        Based on a review of copies of such reports furnished to us by such reporting persons and written representations by our directors and officers, we believe that all filing requirements under Section 16 of the Securities Exchange Act applicable to such reporting persons during and with respect to 2013 were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation" above.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        The 2015 Annual Meeting is currently scheduled for May 19, 2015, and the proxy statement for such meeting is expected be dated on or about April 6, 2015.

        Pursuant to SEC Rule 14a-8, proposals of shareholders intended to be included in U.S. Cellular's proxy statement and form of proxy relating to the 2015 Annual Meeting must be received by U.S. Cellular at its principal executive offices not later than December 8, 2014 (120 calendar days before the anniversary date of this proxy statement of April 7, 2014). However, if the date of the 2015 Annual Meeting changes for any reason by more than 30 calendar days from May 20, 2015 (the one year anniversary date of the 2014 Annual Meeting), then the deadline will be a reasonable time before U.S. Cellular begins to print and send its proxy materials. In such event, U.S. Cellular would disclose such date in a Form 8-K, 10-Q or 10-K at the appropriate time.

        In addition, pursuant to U.S. Cellular's bylaws, proposals by shareholders intended to be presented at the 2015 Annual Meeting (other than proposals included in U.S. Cellular's proxy statement and form of proxy relating to the 2015 Annual Meeting pursuant to SEC Rule 14a-8), must be received by U.S. Cellular at its principal executive offices not earlier than December 8, 2014 and not later than January 7, 2015 (120 calendar days and 90 calendar days, respectively, before the anniversary date of this proxy statement of April 7, 2014) for consideration at the 2015 Annual Meeting. However, if the 2015 Annual Meeting is changed by more than 30 calendar days before or after May 20, 2015 (the one year anniversary date of the 2014 Annual Meeting), a shareholder proposal must be received by U.S. Cellular not later than the close of business on the tenth calendar day following the date of public notice of the revised date of the 2015 Annual Meeting.

        Pursuant to SEC rules, the proxy solicited by our board of directors for the 2015 Annual Meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any postponement, adjournment or recess thereof, to the extent permitted by applicable law and regulation.

SOLICITATION OF PROXIES

        Your proxy is being solicited by our board of directors and its agents and the cost of solicitation will be paid by U.S. Cellular. Officers, directors and regular employees of U.S. Cellular, acting on its behalf, may also solicit proxies by mail, e-mail, advertisement, telephone, telecopy, in person and other methods. None of such persons will receive additional compensation for such solicitations. U.S. Cellular will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record.

 FINANCIAL AND OTHER INFORMATION

        We will furnish you or any shareholder as of the record date without charge a copy of our Form 10-K for the year ended December 31, 2013, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, c/o Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, Attention: Investor Relations, telephone (312) 630-1900.

        In addition, to the extent that, as permitted by SEC rules, U.S. Cellular delivers only one copy of an annual report to shareholders, proxy statement or notice of Internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), U.S. Cellular shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

FORWARD LOOKING STATEMENTS

        This 2014 Proxy Statement includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Form 10-K for the year ended December 31, 2013. We assume no obligation to update the forward-looking statements.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2014 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

JANE W. MCCAHON Vice President and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card promptly or vote on the Internet in accordance with the instructions set forth on the proxy card

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01TB3C 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board of Directors recommends a vote FOR its Nominee in Proposal 1 and FOR Proposals 2 and 3. 01 - J. Samuel Crowley 1. Election of Class III Director: For Withhold For Against Abstain 2. Ratify Accountants for 2014. 4. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment, postponement, continuation or rescheduling thereof, including matters incidental to the conduct of the meeting. For Against Abstain 3. Advisory vote to approve executive compensation. qIF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 1:00 a.m. Central Time, on May 20, 2014. Vote by Internet • Go to www.investorvote.com/USM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

. Proxy — United States Cellular Corporation This proxy statement is available at investors.uscellular.com/proxyvote. Proxy for Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION To Be Held on May 20, 2014. The undersigned hereby appoints LeRoy T. Carlson, Jr. and Kenneth R. Meyers, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2014 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Tuesday, May 20, 2014, or at any postponement, adjournment, or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Annual Meeting of Shareholders and any postponement, adjournment, or recess thereof. The Board of Directors unanimously recommends a vote “FOR” the nominee in Proposal 1 and “FOR” Proposals 2 and 3. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominee in Proposal 1 and “FOR” Proposals 2 and 3. Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Trust Company, N.A. If “401K” is indicated next to the share amount on the reverse side, this is a ballot for voting the shares of United States Cellular Corporation stock underlying units allocated to your Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 15, 2014 in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m., Central Time on May 16, 2014. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York Mellon Corporation, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted as directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interest of the Plan participants. (Continued and to be signed on Reverse Side) qIF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q